                                                                   EXHIBIT 10.28

================================================================================

                         BUCKEYE CELLULOSE CORPORATION


                                CREDIT AGREEMENT


                         Dated as of November 28, 1995


                    FLEET BANK OF MASSACHUSETTS, N.A., Agent

                 SUNTRUST BANK, CENTRAL FLORIDA N.A., Co-Agent

================================================================================

                                           TABLE OF CONTENTS

                                                                                        Page
     1.      Definitions; Certain Rules of Construction..................................   1
     2.      The Credits.................................................................  21
             2.1.    Revolving Credit....................................................  21
                     2.1.1.   Revolving Loan.............................................  21
                     2.1.2.   Maximum Amount of Revolving Credit.........................  21
                     2.1.3.   Borrowing Requests.........................................  22
                     2.1.4.   Revolving Loan Account; Revolving Notes....................  22
             2.2.    Money Market Rate Credit............................................  23
                     2.2.1.   Request by the Company.....................................  23
                     2.2.2.   Dissemination of Requests for Bids for Money Market Loans..  23
                     2.2.3.   Bids for Money Market Loans................................  24
                     2.2.4.   Acceptance of Bids by the Borrower.........................  24
                     2.2.5.   Funding by the Agent; Money Market Loan Account, etc.......  25
                     2.2.6.   Prepayments in Respect of Money Market Loans...............  26
             2.3.    Swingline Credit....................................................  27
                     2.3.1.   Swingline Loan.............................................  27
                     2.3.2.   Borrowing Requests.........................................  27
                     2.3.3.   Swingline Loan Account; Swingline Notes....................  27
                     2.3.4.   Conversion of Swingline Loan into Revolving Loan...........  28
             2.4.    Letters of Credit...................................................  28
                     2.4.1.   Issuance of Letters of Credit..............................  28
                     2.4.2.   Requests for Letters of Credit.............................  29
                     2.4.3.   Form and Expiration of Letters of Credit...................  29
                     2.4.4.   Lenders' Participation in Letters of Credit................  29
                     2.4.5.   Presentation...............................................  30
                     2.4.6.   Payment of Drafts..........................................  30
                     2.4.7.   Uniform Customs and Practice...............................  30
                     2.4.8.   Subrogation................................................  32
                     2.4.9.   Modification, Consent, etc.................................  32
             2.5.    Application of Proceeds.............................................  32
                     2.5.1.   Revolving Loan.............................................  32
                     2.5.2.   Money Market Loan..........................................  32
                     2.5.3.   Swingline Loan.............................................  32
                     2.5.4.   Letters of Credit..........................................  33
                     2.5.5.   Specifically Prohibited Applications.......................  33
             2.6.    Nature of Obligations of Lenders to Make Extensions of Credit.......  33
                     2.6.1.   Revolving Loans............................................  33
                     2.6.2.   Money Market Loans.........................................  33
                     2.6.3.   Swingline Loans............................................  33

                                                                           Page
3.   Interest; LIBOR Pricing Options; Fees.................................  33
     3.1.    Interest on Revolving Loan....................................  33
     3.2.    LIBOR Pricing Options.........................................  34
             3.2.1.  Election of LIBOR Pricing Options.....................  34
             3.2.2.  Notice to Lenders and Company.........................  35
             3.2.3.  Selection of LIBOR Interest Periods...................  35
             3.2.4.  Additional Interest...................................  35
             3.2.5.  Violation of Legal Requirements.......................  36
             3.2.6.  Funding Procedure.....................................  36
     3.3.    Interest on Money Market Loans and Swingline Loan.............  36
             Computations of Interest and Fees.............................  37
     3.5.    Commitment Fees...............................................  37
     3.6.    Letter of Credit Fees.........................................  37
     3.7.    Reserve Requirements, etc.....................................  37
     3.8.    Taxes.........................................................  38
     3.9.    Capital Adequacy..............................................  39
     3.10.   Regulatory Changes............................................  39
     3.11.   Mitigation....................................................  40
4.   Payment...............................................................  40
     4.1.    Payment at Maturity...........................................  40
     4.2.    Contingent Required Prepayments...............................  40
             4.2.1.  Excess Credit Exposure................................  40
             4.2.2.  Net Asset Sale Proceeds...............................  40
             4.2.3.  Excess Letter of Credit Exposure......................  41
     4.3.    Voluntary Prepayments.........................................  41
     4.4.    Letters of Credit.............................................  41
     4.5.    Reborrowing; Application of Payments, etc.....................  42
             4.5.1.  Reborrowing...........................................  42
             4.5.2.  Order of Application..................................  42
             4.5.3.  Payments for Lenders..................................  42
5.   Conditions to Extending Credit........................................  42
     5.1.    Conditions on Initial Closing Date............................  42
             5.1.1.  Notes.................................................  42
             5.1.2.  Guarantors Contribution Agreement.....................  43
             5.1.3.  Subsidiary Subordination Agreement....................  43
             5.1.4.  Payment of Fees.......................................  43
             5.1.5.  Legal Opinions........................................  43
             5.1.6.  Concurrent Transaction................................  43
             5.1.7.  Solvency; Minimum Net Worth...........................  45
             5.1.8.  Environmental Review..................................  45

                                                                           Page
             5.1.9   Proper Proceedings....................................  45
             5.1.10. General...............................................  45
     5.2.    Conditions to Each Extension of Credit........................  45
             5.2.1.  Officer's Certificate.................................  45
             5.2.2.  Legality, etc.........................................  46
6.   General Covenants.....................................................  46
     6.1.    Taxes and Other Charges; Accounts Payable.....................  46
             6.1.1.  Taxes and Other Charges...............................  46
             6.1.2.  Accounts Payable......................................  46
     6.2.    Conduct of Business, etc......................................  47
             6.2.1.  Types of Business.....................................  47
             6.2.2.  Maintenance of Properties.............................  47
             6.2.3.  Statutory Compliance..................................  47
             6.2.4.  Compliance with Material Agreements...................  47
     6.3.    Insurance.....................................................  47
             6.3.1.  Business Interruption Insurance.......................  48
             6.3.2.  Property Insurance....................................  48
             6.3.3.  Liability Insurance...................................  48
     6.4.    Financial Statements and Reports..............................  48
             6.4.1.  Annual Reports........................................  48
             6.4.2.  Quarterly Reports.....................................  50
             6.4.3.  Monthly Reports.......................................  51
             6.4.4.  Other Reports.........................................  51
             6.4.5.  Notice of Litigation; Notice of Defaults..............  51
             6.4.6.  ERISA Reports.........................................  52
             6.4.7.  Other Information.....................................  52
     6.5.    Certain Financial Tests.......................................  52
             6.5.1.  Consolidated Net Worth................................  53
             6.5.2.  Consolidated Total Net Debt to Consolidated EBITDA....  53
             6.5.3.  Consolidated EBITDA to Consolidated Interest Expense..  53
             6.5.4.  Environmental Capital Expenditures....................  53
             6.5.5.  Business Capital Expenditures.........................  53
     6.6.    Indebtedness..................................................  53
     6.7.    Guarantees; Letters of Credit.................................  55
     6.8.    Liens.........................................................  55
     6.9.    Investments and Acquisitions..................................  57
     6.10.   Distributions.................................................  58
     6.11.   Asset Dispositions and Mergers................................  59
     6.12.   Lease Obligations.............................................  60
     6.13.   Issuance of Stock by Subsidiaries; Subsidiary Distributions...  60

                                                                           Page
             6.13.1. Issuance of Stock by Subsidiaries.....................  60
             6.13.2. No Restrictions on Subsidiary Distributions...........  60
     6.14.   Voluntary Prepayments of Other Indebtedness...................  60
     6.15.   Derivative Contracts..........................................  61
     6.16.   Negative Pledge Clauses.......................................  61
     6.17.   ERISA, etc....................................................  61
     6.18.   Transactions with Affiliates..................................  62
     6.19.   Environmental Laws............................................  62
             6.19.1. Compliance with Law and Permits.......................  62
             6.19.2. Notice of Claims, etc.................................  62
     6.20.   Interpretation of Covenants...................................  62
7.   Representations and Warranties........................................  62
     7.1.    Organization and Business.....................................  62
             7.1.1.  The Company...........................................  62
             7.1.2.  Subsidiaries..........................................  63
             7.1.3.  Qualification.........................................  63
             7.1.4.  Capitalization........................................  63
     7.2.    Financial Statements and Other Information; Material
               Agreements..................................................  64
             7.2.1.  Financial Statements and Other Information............  64
             7.2.2.  Material Agreements...................................  65
     7.3.    Agreements Relating to Financing Debt, Investments, etc.......  65
     7.4.    Changes in Condition..........................................  65
     7.5.    Title to Assets...............................................  65
     7.6.    Operations in Conformity With Law, etc........................  65
     7.7.    Litigation....................................................  65
     7.8.    Authorization and Enforceability..............................  66
     7.9.    No Legal Obstacle to Agreements...............................  66
     7.10.   Defaults......................................................  67
     7.11.   Licenses, etc.................................................  67
     7.12.   Tax Returns...................................................  67
     7.13.   Certain Business Representations..............................  67
             7.13.1. Labor Relations.......................................  68
             7.13.2. Antitrust.............................................  68
             7.13.3. Consumer Protection...................................  68
             7.13.4. Burdensome Obligations................................  68
             7.13.5. Future Expenditures...................................  68
     7.14.   Environmental Regulations.....................................  68
             7.14.1. Environmental Compliance..............................  68
             7.14.2. Environmental Litigation..............................  69
             7.14.3. Hazardous Material....................................  69

                                                                           Page
             7.14.4. Environmental Condition of Properties.................  69
             7.14.5. No Other Representations and Warranties...............  69
     7.15.   Pension Plans.................................................  70
     7.16.   Foreign Trade Regulations; Government Regulation; Margin Stock  70
             7.16.1. Foreign Trade Regulations.............................  70
             7.16.2. Government Regulation.................................  70
             7.16.3. Margin Stock..........................................  70
     7.17.   Disclosure....................................................  70
8.   Defaults..............................................................  71
     8.1.    Events of Default.............................................  71
             8.1.1.  Payment...............................................  71
             8.1.2.  Specified Covenants...................................  71
             8.1.3.  Other Covenants.......................................  71
             8.1.4.  Representations and Warranties........................  71
             8.1.5.  Cross Default, etc....................................  71
             8.1.6.  Ownership; Liquidation; etc...........................  72
             8.1.7.  Enforceability, etc...................................  73
             8.1.8.  Judgments.............................................  73
             8.1.9.  ERISA.................................................  73
             8.1.10. Bankruptcy, etc.......................................  74
             8.1.11. Environmental Matters.................................  74
     8.2.    Certain Actions Following an Event of Default.................  75
             8.2.1.  Terminate Obligation to Extend Credit.................  75
             8.2.2.  Specific Performance; Exercise of Rights..............  75
             8.2.3.  Acceleration..........................................  75
             8.2.4.  Enforcement of Payment; Setoff........................  75
             8.2.5.  Cumulative Remedies...................................  76
     8.3.    Annulment of Defaults.........................................  76
     8.4.    Waivers.......................................................  76
9.   Guarantees............................................................  76
     9.1.    Guarantees of Credit Obligations..............................  76
     9.2.    Continuing Obligation.........................................  77
     9.3.    Waivers with Respect to Credit Obligations....................  78
     9.4.    Lenders' Power to Waive, etc..................................  79
     9.5.    Information Regarding the Company, etc........................  80
     9.6.    Certain Guarantor Representations.............................  80
     9.7.    Subrogation...................................................  81
     9.8.    Subordination.................................................  81
     9.9.    Future Subsidiaries; Further Assurances.......................  81
10.  Expenses; Indemnity...................................................  82

                                                                           Page
     10.1.   Expenses......................................................  82
     10.2.   General Indemnity.............................................  82
     10.3.   Indemnity With Respect to Letters of Credit...................  83
11.  Operations; Agent.....................................................  83
     11.1.   Interests in Revolving Loan...................................  83
     11.2.   Agent's Authority to Act, etc.................................  83
     11.3.   Company to Pay Agent, etc.....................................  83
     11.4.   Lender Operations for Advances, Letters of Credit, etc........  83
             11.4.1. Advances..............................................  84
             11.4.2. Letters of Credit.....................................  84
             11.4.3. Agent to Allocate Payments, etc.......................  84
             11.4.4. Delinquent Lenders; Nonperforming Lenders.............  85
     11.5.   Sharing of Payments, etc......................................  85
     11.6.   Amendments, Consents, Waivers, etc............................  86
     11.7.   Agent's Resignation...........................................  87
     11.8.   Concerning the Agent..........................................  87
             11.8.1. Action in Good Faith, etc.............................  87
             11.8.2. No Implied Duties, etc................................  88
             11.8.3. Validity, etc.........................................  88
             11.8.4. Compliance............................................  88
             11.8.5. Employment of Agents and Counsel......................  88
             11.8.6. Reliance on Documents and Counsel.....................  89
             11.8.7. Agent's Reimbursement.................................  89
             11.8.8. Agent's Fees..........................................  89
     11.9.   Rights as a Lender............................................  89
     11.10.  Independent Credit Decision...................................  89
     11.11.  Indemnification...............................................  90
12.  Successors and Assigns; Lender Assignments and Participations.........  90
     12.1.   Assignments by Lenders........................................  90
             12.1.1. Assignees and Assignment Procedures...................  90
             12.1.2. Terms of Assignment and Acceptance....................  91
             12.1.3. Register..............................................  92
             12.1.4. Acceptance of Assignment and Assumption...............  93
             12.1.5. Federal Reserve Bank..................................  93
             12.1.6. Further Assurances....................................  93
     12.2.   Credit Participants...........................................  93
     12.3.   Replacement of Lender.........................................  94
13.  Confidentiality.......................................................  95
14.  Foreign Lenders.......................................................  96
15.  Notices...............................................................  97

                                                                           Page
16.  Course of Dealing; Amendments and Waivers.............................  98
17.  Venue; Service of Process.............................................  98
18.  WAIVER OF JURY TRIAL..................................................  98
19.  Status for Senior Notes...............................................  99
20.  General...............................................................  99

                                   EXHIBITS

1      - Environmental Capital Expenditures

2.1.4  - Revolving Note

2.2.1  - Money Market Loan Bid Request

2.2.2  - Invitation to Bid on Money Market Loan

2.2.3A - Money Market Loan Bid

2.2.3B - List of Money Market Loan Bids

2.2.4A - List of Acceptances and Non-Acceptances of Money Market Loan Bids

2.2.4B - Acceptance of Money Market Loan Bid

2.2.4C - Non-Acceptance of Money Market Loan Bid

2.2.4D - Notice of Money Market Loan

2.2.5  - Money Market Note

2.3.3  - Swingline Note

5.1.2  - Guarantors Contribution Agreement

5.1.3  - Subsidiary Subordination Agreement

5.1.6  - Financial Officer's Certificate as to Concurrent Transactions

5.1.7  - Officer's Certificate as to Solvency and Net Worth

5.2.1  - Officer's Certificate

6.8.14 - Existing Liens

7.1    - Company and its Subsidiaries

7.2.2  - Material Agreements

7.3    - Financing Debt, Certain Investments, etc.

7.14   - Environmental Matters

7.15   - Multi-employer and Defined Benefit Plans

9.9    - Pledge Agreement

11.1   - Revolving Loan Percentage Interests

12.1.1 - Assignment and Acceptance

                         BUCKEYE CELLULOSE CORPORATION

                               CREDIT AGREEMENT


     This Agreement, dated as of November 28, 1995 is among Buckeye Cellulose Corporation, a Delaware corporation (the "Company"), the Subsidiaries of the Company from time to time party hereto, the Lenders from time to time party hereto, Fleet Bank of Massachusetts, N.A., both in its capacity as a Lender and in its capacity as agent for itself and the other Lenders and SunTrust Bank, Central Florida N.A., both in its capacity as a Lender and in its capacity as co-agent for itself and the other Lenders. The parties agree as follows:

1.   Definitions; Certain Rules of Construction.   This Agreement is a
composite agreement that incorporates Amendment No. 1 to the original Credit Agreement as signed on November 28, 1995. Certain capitalized terms are used in this Agreement and in the other Credit Documents with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular
Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect and (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents. References to "the date hereof" mean the date first set forth above.

     1.1. "Accumulated Benefit Obligations" means the actuarial present value of the accumulated benefit obligations under any Plan, calculated in accordance with Statement No. 87 of the Financial Accounting Standards Board.

     1.2.  "Affected Lender" is defined in Section 12.3.

     1.3. "Affiliate" means, with respect to the Company (or any other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company, and shall include (a) any officer or director or general partner of the Company and
(b) any Person of which the Company or any Affiliate (as defined in clause (a) above) of the Company shall, directly or indirectly, beneficially own either (i) at least 5% of the outstanding equity securities having the general power to vote or (ii) at least 5% of all equity interests.

     1.4. "Agent" means Fleet in its capacity as agent for the Lenders hereunder, as well as its successors and assigns in such capacity pursuant to
Section 11.7.

     1.5. "Agreement" means this Agreement as from time to time amended, modified and in effect.

     1.6. "Applicable Margin" means, for any month, the percentage in the table below set opposite the ratio which (a) Consolidated Total Debt on the last day of the most recently ended fiscal quarter for which financial statements have been (or are required to have been) furnished by the Company to the Lenders in accordance with Section 6.4.1 or 6.4.2, as the case may be, prior to the first day of such month bore to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on the last day of such fiscal quarter:

        Ratio of Consolidated Total                       Applicable
        Debt to Consolidated EBITDA                         Margin
     ---------------------------------                    ----------
     Greater than or equal to 2.5                           1.000%
     Greater than or equal to 2.0 but less than 2.5         0.750%
     Greater than or equal to 1.75 but less than 2.0        0.625%
     Less than 1.75                                         0.500%

     1.7.  "Applicable Rate" means, at any date, the sum of:

           (a) (i) with respect to each portion of the Loan subject to a LIBOR Pricing Option, the sum of the Applicable Margin plus the LIBOR Rate with respect to such LIBOR Pricing Option;

                (ii) with respect to each other portion of the Loan, the Base
                     Rate;

     plus (b) an additional 2% effective on the day the Agent notifies the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until the earlier of such time as (i) such Event of Default is no longer continuing or (ii) such Event of Default is deemed no longer to exist, in each case pursuant to
     Section 8.3.

     1.8. "Approved Subordinated Debt" means the Company's 8 1/2 % Senior Subordinated Notes due 2005 in the original principal amount of $150,000,000, issued pursuant to the indenture dated November 28, 1995 between the Company and Union Planters National Bank, as trustee, as in effect on the date hereof.

     1.9.  "Assignee" is defined in Section 12.1.1.

     1.10. "Assignment and Acceptance" is defined in Section 12.1.1.

     1.11. "Banking Day" means any day other than Saturday, Sunday or a day on which banks in Boston, Massachusetts are authorized or required by law or other governmental action to close and, if such term is used with reference to a LIBOR Pricing Option, any day on which dealings are effected by first-class banks in the London inter-bank markets in New York, New York.

     1.12. "Bankruptcy Code" means Title 11 of the United States Code.

     1.13. "Bankruptcy Default" means an Event of Default referred to in Section 8.1.10.

     1.14. "Base Rate" means, on any date, the greater of (a) the rate of interest announced by Fleet at the Boston Office as its prime rate or (b) the sum of 1/2% plus the Federal Funds Rate.

     1.15. "Boston Office" means the principal banking office of Fleet in Boston, Massachusetts.

     1.16. "Business Capital Expenditures" means Capital Expenditures that are not Environmental Capital Expenditures.

     1.17. "By-laws" means all written by-laws, rules, regulations and all other documents relating to the management, governance or internal regulation of any Person other than an individual, or interpretive of the Charter of such Person, all as from time to time in effect.

     1.18. "Capital Expenditures" means, for any period, amounts added or required to be added to the property, plant and equipment or other fixed assets account on the Consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP, in respect of (a) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, leaseholds and any other real or personal property (excluding repairs to any real or personal property made out of the proceeds of a casualty insurance policy), (b) to the extent not included in clause (a) above, materials, contract labor and direct labor relating thereto (excluding amounts properly expensed as repairs and maintenance in accordance with GAAP) and (c) software development costs to the extent not expensed.

     1.19. "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     1.20. "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     1.21. "Cash Equivalents" means:

          (a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances having a maturity of 12 months or less and issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender or by Union Planters National Bank so long as it has capital and surplus and undivided profits aggregating at least $100,000,000 and is rated at least A2 by Moody's or P2 by S&P or issued by any Lender;

          (b) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances having a maturity of nine months or less and issued by any foreign financial institution having capital and surplus and undivided profits aggregating at least $200,000,000 in the equivalent amount of United States Funds and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender;

          (c) corporate obligations having a maturity of 12 months or less and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender;

          (d) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof,
     (i) which has a remaining maturity at the time of purchase of not more than one year or which is subject to a repurchase agreement with any Lender (or any other financial institution referred to in clause (a) above) exercisable within one year from the time of purchase and (ii) which, in the case of obligations of any state or municipality, is rated at least Aa by Moody's or AA by S&P; and

          (e) any mutual fund or other pooled investment vehicle rated at least Aa by Moody's or AA by S&P which invests principally in obligations described above.

     1.22. "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980.

     1.23. "CERCLIS" means the federal Comprehensive Environmental Response Compensation Liability Information System List (or any successor document) promulgated under CERCLA.

     1.24. "Charter" means the articles of organization, certificate of incorporation, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of any Person other than an individual, each as from time to time in effect.

     1.25. "Closing Date" means the Initial Closing Date, each other date on which any extension of credit is made pursuant to Sections 2.1 or 2.4, the Money Market Loan Closing Dates and the Swingline Loan Closing Dates.

     1.26. "Code" means the federal Internal Revenue Code of 1986.

     1.27. "Commitment" means, with respect to any Lender, such Lender's obligations to extend the credits contemplated by Section 2. The original Commitments are set forth in Section 11.1 and the current Commitments are recorded from time to time in the Register.

     1.28. "Company" means Buckeye Cellulose Corporation, a Delaware corporation.

     1.29. "Computation Covenants" means Sections 6.5, 6.6.7, 6.6.13, 6.6.14, 6.6.15, 6.6.16, 6.7.3, 6.9.5, 6.9.6, 6.9.7, 6.9.9, 6.10.2, 6.11.1, 6.11.4,
6.12.2 and 6.17.

     1.30. "Concurrent Transactions" means the transactions described in clauses
(a) through (g) of Section 5.1.6.

     1.31. "Consolidated" and "Consolidating", when used with reference to any term, mean that term as applied to the accounts of the Company (or other specified Person) and all of its Subsidiaries (or other specified group of Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries.

     1.32. "Consolidated EBITDA" means, for any period, the total of (a) Consolidated Net Income minus (b) to the extent included in computing such Consolidated Net Income any extraordinary and nonrecurring gains plus (c) all amounts deducted in computing such Consolidated Net Income in respect of:

                (i)   depreciation and amortization;

                (ii)  Consolidated Interest Expense;

                (iii)   taxes based upon or measured by income; and

                (iv)   any extraordinary and nonrecurring losses.

     1.33. "Consolidated Interest Expense" means, for any period, (a) the aggregate amount of interest expense, including commitment fees, payments in the nature of interest under Capitalized Leases and net payments under Interest Rate Protection Agreements, net of interest income accrued by the Company and its Subsidiaries in accordance with GAAP on a Consolidated basis, minus (b) to the extent included in the foregoing clause (a), amortization of Indebtedness financing costs.

     1.34. "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries, determined in accordance with GAAP on a Consolidated basis; provided, however, that Consolidated Net Income shall not include:

          (a) the income (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries; provided, however, that in the event of an acquisition permitted by Section 6.9, for purposes only of calculating the Applicable Rate and the ratios in Section 6.5 (but not for Section 6.10 or any other Section), the net income (or loss) of any acquired domestic Person shall be included in Consolidated Net Income for up to four fiscal quarters prior to the acquisition date, adjusted on a pro forma basis for specific and quantified reductions in expenses (excluding projected changes in business conditions, such as projected yield improvement or increased sales) resulting from the acquisition as agreed between the Company and the Agent.

          (b) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Company or such Subsidiary in the form of dividends or similar Distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all Investments, regardless of the form thereof, made by the Company or any of its Subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;

          (c) all amounts included in computing such net income (or loss) in respect of the write-up of any asset or the retirement of any Indebtedness or equity at less than face value after June 30, 1995;

          (d) the income of any Subsidiary to the extent (i) the payment of such income in the form of a Distribution or repayment of Indebtedness to the Company or a Wholly Owned Subsidiary is not permitted, whether on account of any Charter or By-law restriction, any agreement, instrument, deed or lease or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary or (ii) the income of such Subsidiary does not exceed the tax liability incurred by the Company and its Subsidiaries resulting from the repatriation of foreign earnings under the Code caused by the payment of such income in the form of a Distribution or repayment of Indebtedness to the Company or a Wholly Owned Subsidiary; and

          (e) any after-tax gains or losses attributable to returned surplus assets of any Plan.

     1.35. "Consolidated Net Worth" means, at any date, the total of:

            (a) stockholders' equity of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, excluding the effect of any foreign currency translation adjustments;

      minus (b) 75% of the amount by which such stockholders' equity has been increased after the Initial Closing Date by the issuance and sale by the Company or any of its Subsidiaries of equity securities in a public offering.

      1.36. "Consolidated Total Debt" means, at any date, all Financing Debt of the Company and its Subsidiaries on a Consolidated basis.

      1.37. "Consolidated Total Net Debt" means, at any date, Consolidated Total Debt minus cash and Cash Equivalents (other than cash and Cash Equivalents owned by Foreign Subsidiaries and items described in clause (b) of the definition of "Cash Equivalents") to the extent such cash and Cash Equivalents exceed $3,000,000.

      1.38. "Credit Documents" means:

            (a) this Agreement, the Notes, each Letter of Credit, each draft presented or accepted under a Letter of Credit, the Subsidiary Subordination Agreement, any pledge agreement contemplated by Section 9.9 and each Interest Rate Protection Agreement provided by a Lender (or an Affiliate of a Lender) to the Company or any of its Subsidiaries, each as from time to time in effect;

            (b) all financial statements, reports, notices or certificates delivered to the Agent or any of the Lenders by the Company, any of its Subsidiaries or any other Obligor in connection herewith or therewith; and

            (c) any other present or future agreement or instrument from time to time entered into among the Company, any of its Subsidiaries or any other Obligor, on one hand, and the Agent, any Letter of Credit Issuer or all the Lenders, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

      1.39. "Credit Obligations" means all present and future liabilities, obligations and Indebtedness of the Company, any of its Subsidiaries or any other Obligor owing to the Agent or any Lender under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, reimbursement obligations under Letters of Credit and Interest Rate Protection Agreements provided by a Lender (or an Affiliate of a Lender), commitment fees, Letter of Credit fees, amounts provided for in Sections 3.2.4, 3.7, 3.8, 3.9, 3.10 and 10 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (whether accruing before or after a Bankruptcy Default).

     1.40. "Credit Participant" is defined in Section 12.2.

     1.41. "Default" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default and the filing against the Company, any of its Subsidiaries or any other Obligor of a petition commencing an involuntary case under the Bankruptcy Code.

     1.42. "Delinquency Period" is defined in Section 11.4.4.

     1.43. "Delinquent Lender" is defined in Section 11.4.4.

     1.44. "Delinquent Payment" is defined in Section 11.4.4.

     1.45. "Distribution" means, with respect to the Company (or other specified Person):

     (a) the declaration or payment of any dividend or distribution, including dividends payable in shares of capital stock of or other equity interests in the Company (or such specified Person), on or in respect of any shares of any class of capital stock of or other equity interests in the Company (or such specified Person);

     (b) the purchase, redemption or other retirement of any shares of any class of capital stock of or other equity interest in the Company (or such specified Person) or of options, warrants or other rights for the purchase of such shares, directly, indirectly through a Subsidiary or otherwise;

     (c) any other distribution on or in respect of any shares of any class of capital stock of or equity or other beneficial interest in the Company (or such specified Person);

     (d) any payment of principal or interest with respect to, or any purchase, redemption or defeasance of, any Indebtedness of the Company (or such specified Person) which by its terms or the terms of any agreement is subordinated to the payment of the Credit Obligations; and

     (e) any payment, loan or advance by the Company (or such specified Person) to, or any other Investment by the Company (or such specified Person) in, the holder of any shares of any class of capital stock of or equity interest in the Company (or such specified Person), or any Affiliate of such holder;

provided, however, that the term "Distribution" shall not include (i) dividends payable in perpetual common stock of or other similar equity interests in the Company (or such specified Person) or (ii) payments in the ordinary course of business in respect of (A) reasonable compensation paid to employees, officers and directors, (B) advances to employees for travel expenses, drawing accounts and similar expenditures, or (C) rent paid to, or accounts payable for services rendered or goods sold by, non-Affiliates that own capital stock of or other equity interests in the Company (or such specified Person).

     1.46. "Environmental Capital Expenditures" means Capital Expenditures of the type contemplated by Exhibit 1.

     1.47. "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including applicable consent decrees and administrative orders and the Fenholloway River Agreement) relating to public health and safety and protection of the environment, including OSHA.

     1.48. "ERISA" means the federal Employee Retirement Income Security Act of 1974.

     1.49. "ERISA Group Person" means the Company, any Subsidiary of the Company and any Person which is a member of the controlled group or under common control with the Company or any Subsidiary within the meaning of section 414 of the Code or section 4001(a)(14) of ERISA.

     1.50. "Event of Default" is defined in Section 8.1.

     1.51. "Exchange Act" means the federal Securities Exchange Act of 1934.

     1.52. "Federal Funds Rate" means, for any day, the rate equal to the weighted average (rounded upward to the nearest 1/8%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, (a) as such weighted average is published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking
Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for such Banking Day, as determined by the Agent using any reasonable means of determination. Each determination by the Agent of the Federal Funds Rate shall, in the absence of manifest error, be conclusive.

     1.53. "Fenholloway River Agreement" means the agreement between the State of Florida Department of Environmental Protection and Buckeye Florida Limited Partnership dated as of March 29, 1995.

     1.54. "Final Maturity Date" means November 27, 2000.

     1.55. "Financial Officer" of the Company (or other specified Person) means its chief executive officer, chief financial officer, chief operating officer, chairman, president, treasurer or any of its vice presidents whose primary responsibility is for its financial affairs, all of whose incumbency and signatures have been certified to the Agent by the secretary or other appropriate attesting officer of the Company (or such specified Person).

     1.56. "Financing Debt" means each of the items described in clauses (a) through (f) of the definition of the term "Indebtedness".

     1.57. "Fleet" means Fleet Bank of Massachusetts, N.A.

     1.58. "Foreign Subsidiary" means each Subsidiary that is organized under the laws of and conducting its business primarily in a jurisdiction outside of the United States of America.

     1.59. "Foreign Trade Regulations" means (a) any act that prohibits or restricts, or empowers the President or any executive agency of the United States of America to prohibit or restrict, exports to or financial transactions with any foreign country or foreign national, (b) the regulations with respect to certain prohibited foreign trade transactions set forth at 22 C.F.R. Parts 120-130 and 31 C.F.R. Part 500 and (c) any order, regulation, ruling, interpretation, direction, instruction or notice relating to any of the foregoing.

     1.60. "Funding Liability" means (a) any deposit which was used (or deemed by Section 2.2.6 or 3.2.6 to have been used) to fund any portion of a Money Market Loan or any portion of the Revolving Loan subject to a LIBOR Pricing Option, and (b) any portion of a Money Market Loan or any portion of the Revolving Loan subject to a LIBOR Pricing Option funded (or deemed by Section
2.2.6 or 3.2.6 to have been funded) with the proceeds of any such deposit.

     1.61. "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board; provided, however, that for purposes of compliance with Section 6 (other than Section 6.4) and the related definitions, "GAAP" means such principles as in effect on June 30, 1995 as applied by the Company and its Subsidiaries in the preparation of the audited financial statements referred to in Section 7.2.1(a), and consistently followed, without giving effect to any subsequent changes thereto.

     1.62. "Guarantee" means, with respect to the Company (or other specified Person):

          (a) any guarantee by the Company (or such specified Person), of the payment or performance of, or any contingent obligation by the Company (or such specified Person), in respect of, any Indebtedness or other obligation of any primary obligor;

          (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of the Company (or such specified Person), including any binding "comfort letter" or "keep well agreement" written by the Company (or such specified Person), to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

          (c) any liability of the Company (or such specified Person), as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

          (d) any liability of the Company (or such specified Person) as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture; and

          (e) reimbursement obligations, whether contingent or matured, of the Company (or such specified Person) with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements (without duplication of other Indebtedness supported or guaranteed thereby), whether or not any of the foregoing are reflected on the balance sheet of the Company (or such specified Person) or in a footnote thereto; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).

     1.63. "Guarantor" means each Subsidiary listed on the signature page hereto or which subsequently becomes party to this Agreement as a Guarantor; provided, however, that in no event shall a Foreign Subsidiary constitute a Guarantor.

     1.64. "Guarantors Contribution Agreement" is defined in Section 5.1.2.

     1.65. "Hazardous Material" means any pollutant, toxic or hazardous material or waste, including any "hazardous substance" or "pollutant" or "contaminant" as defined in section 101(14) of CERCLA or any other Environmental Law or regulated as toxic or hazardous under RCRA or any other Environmental Law.

     1.66. "Heller Credit Agreement" means the Credit Agreement dated as of May 27, 1993, as amended, among the Company, Heller Financial, Inc., as agent and as lender, and Fleet, as lender.

     1.67. "Indebtedness" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of the Company (or other specified Person) as liabilities, but in any event including (without duplication):

          (a) borrowed money;

          (b) indebtedness evidenced by notes, debentures or similar instruments;

          (c) Capitalized Lease Obligations;

          (d) the deferred purchase price of assets or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable within six months after the incurrence thereof in the ordinary course of business);

          (e) mandatory redemption or dividend rights on capital stock (or other equity);

          (f) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements (without duplication of other Indebtedness supported or guaranteed thereby);

          (g) liabilities secured by any Lien existing on property owned or acquired by the Company (or such specified Person), whether or not the liability secured thereby shall have been assumed; and

          (h) all Guarantees in respect of Indebtedness of others.

     1.68. "Indemnified Party" is defined in Section 10.2.

     1.69. "Initial Closing Date" means November 28, 1995 or such other date prior to December 29, 1995 agreed to by the Company and the Agent as the first Closing Date hereunder.

     1.70. "Interest Rate Protection Agreement" means any interest rate swap, interest rate cap, interest rate hedge or other contractual arrangement that converts variable interest rates into fixed interest rates, fixed interest rates into variable interest rates or other similar arrangements.

     1.71. "Investment" means, with respect to the Company (or other specified Person):

          (a) any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person;

          (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

          (c) any Guarantee of the Indebtedness of any other Person;

          (d) any acquisition of all or any part of the business of any other Person or the assets comprising such business or part thereof, excluding Capital Expenditures permitted by Sections 6.5.4 and 6.5.5 and purchases of inventory and other items in the ordinary course of business; and

          (e) any other similar investment.

     The investments described in the foregoing clauses (a) through (e) shall be included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; provided, however, that the term "Investment" shall not include
(i) current trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) deposits, advances and prepayments to suppliers for property leased, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to the Company (or such specified Person) or as security for any such Indebtedness or claim or (v) demand deposits in banks or similar financial institutions.

     In determining the amount of outstanding Investments:

          (A) the amount of any Investment shall be the cost thereof minus any returns of capital in cash on such Investment (determined in accordance with GAAP without regard to amounts realized as income on such Investment);

          (B) the amount of any Investment in respect of a purchase described in clause (d) above shall be increased by the amount of any Indebtedness assumed in connection with such purchase or secured by any asset acquired in such purchase (whether or not any Financing Debt is assumed) or for which any Person that becomes a Subsidiary is liable on the date on which the securities of such Person are acquired and shall be reduced by the amount of any reductions in such Financing Debt; and

          (C) no Investment shall be increased as the result of an increase in the undistributed retained earnings of the Person in which the Investment was made or decreased as a result of an equity interest in the losses of such Person.

     1.72. "Legal Requirement" means any present or future requirement imposed upon any of the Lenders or the Company and its Subsidiaries by any law, statute, rule, regulation, directive, order, decree, guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any jurisdiction in which any LIBOR Office is located or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America, any jurisdiction in which any LIBOR Office is located, or any political subdivision of any of the foregoing, in each case having the force of law; provided, however, that any such requirement imposed on any of the Lenders not having the force of law shall be deemed to be a Legal Requirement for purposes of Sections 3.2.1(a), 3.2.4, 3.7, 3.8, 3.9 and 3.10 if such Lender reasonably believes that compliance therewith is in the best interest of such Lender.

     1.73. "Lender" means each of the Persons listed as lenders on the signature page hereto, including the Bank in its capacity as a Lender and such other Persons who may from time to time own a Percentage Interest in the Credit Obligations, but the term "Lender" shall not include any Credit Participant in such capacity.

     1.74. "Lending Officer" means such individuals whom the Agent or the Swingline Lender, as the case may be, may designate by notice to the Company from time to time as an officer who may receive telephone requests for borrowings under Sections 2.1.3 or 2.3.1.

     1.75. "Letter of Credit" is defined in Section 2.4.1.

     1.76. "Letter of Credit Exposure" means, at any date, the sum of (a) the aggregate face amount of all drafts that may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, plus (b) the aggregate face amount of all drafts that the Letter of Credit Issuer has previously accepted under Letters of Credit but has not paid.

     1.77. "Letter of Credit Issuer" means, for any Letter of Credit, Fleet, or in the event Fleet does not for any reason issue a requested Letter of Credit, another Lender designated by the Agent to issue such Letter of Credit in accordance with Section 2.4.

     1.78. "LIBOR Basic Rate" means, for any LIBOR Interest Period:

          (a) the rate of interest at which U.S. dollar deposits are offered in the London interbank market in an amount approximately equal to the portion of the Loan subject to the related LIBOR Pricing Option for a period of time equal to such LIBOR Interest Period that appears on the Telerate Page 3750 as of 11:00 a.m. London time two

     Business Days prior to the Business Day on which such LIBOR Interest Period begins or

          (b) if no such rate appears on the Telerate Page 3750, the rate of interest determined by the Agent to be the average of up to four interest rates per annum at which U.S. Dollar deposits are offered in the London interbank market in an amount approximately equal to the portion of the Loan subject to the related LIBOR Pricing Option, for a period of time equal to such LIBOR Interest Period which appear on the Reuter's Screen LIBO Page as of 11:00 a.m. London time two Business Days prior to the Business Day on which such LIBOR Interest Period begins if at least two such offered rates so appear on the Reuter's Screen LIBO Page or

          (c) if no such rate appears on the Telerate Page 3750 and fewer than two offered rates appear on the Reuter's Screen LIBO Page, the rate of interest at which deposits in an amount comparable to the portion of the Loan as to which the related LIBOR Pricing Option has been elected and which have a term corresponding to such LIBOR Interest Period are offered to the Agent by first class banks in the London inter-bank market for delivery in immediately available funds at a LIBOR Office on the first day of such LIBOR Interest Period as determined by the Agent at approximately 10:00 a.m. (Boston time) two Banking Days prior to the date upon which such LIBOR Interest Period is to commence (which determination by such Reference Lender shall, in the absence of manifest error, be conclusive).

     1.79. "LIBOR Interest Period" means any period, selected as provided in
Section 3.2.1, of one, two, three or six months, commencing on any Banking Day and ending on the corresponding date in the subsequent calendar month so indicated (or, if such subsequent calendar month has no corresponding date, on the last day of such subsequent calendar month); provided, however, that subject to Section 3.2.3, if any LIBOR Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such LIBOR Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by the Agent in accordance with the then current banking practice in the London inter-bank market with respect to deposits at the applicable LIBOR Office, which determination by the Agent shall, in the absence of manifest error, be conclusive.

     1.80. "LIBOR Office" means such non-United States office or international banking facility of any Lender as the Lender may from time to time select.

     1.81. "LIBOR Pricing Options" means the options granted pursuant to Section
3.2.1 to have the interest on any portion of the Loan computed on the basis of a LIBOR Rate.

     1.82. "LIBOR Rate" for any LIBOR Interest Period means the rate, rounded upward to the nearest 1/100%, obtained by dividing (a) the LIBOR Basic Rate for such LIBOR

Interest Period by (b) an amount equal to 1 minus the LIBOR Reserve Rate; provided, however, that if at any time during such LIBOR Interest Period the LIBOR Reserve Rate applicable to any outstanding LIBOR Pricing Option changes, the LIBOR Rate for such LIBOR Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change to the extent required by the Legal Requirement implementing the change in the LIBOR Reserve Rate.

     1.83. "LIBOR Reserve Rate" means the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Legal Requirement to be maintained by any Lender against (a) "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System applicable to LIBOR Pricing Options, (b) any other category of liabilities that includes deposits by reference to which the interest rate on portions of the Loan subject to LIBOR Pricing Options is determined, (c) the principal amount of or interest on any portion of the Loan subject to a LIBOR Pricing Option or (d) any other category of extensions of credit, or other assets, that includes loans subject to a LIBOR Pricing Option by a non-United States office of any of the Lenders to United States residents.

     1.84. "Lien" means, with respect to the Company (or any other specified Person):

          (a) any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of the Company (or such specified Person), whether now owned or hereafter acquired, or upon the income or profits therefrom;

          (b) the acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease);

          (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Company (or such specified Person), with recourse; and

          (d) the transfer of any tangible property or assets for the purpose of subjecting such items to the payment of previously outstanding Indebtedness in priority to payment of the general creditors of the Company (or such specified Person).

     1.85. "Loan" means the Revolving Loan, the Money Market Loan and the Swing Line Loan, collectively.

     1.86. "Loan Accounts" means each of the Revolving Loan Accounts, the Money Market Loan Accounts and the Swingline Loan Account.

     1.87. "Mandatory Borrowing" is defined in Section 2.3.4.

     1.88. "Margin Stock" means "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     1.89. "Material Adverse Change" means, since any specified date or from the circumstances existing immediately prior to the happening of any specified event, a material adverse change in the business, assets, financial condition or income of the Company and its Subsidiaries (on a Consolidated basis).

     1.90. "Material Agreements" is defined in Section 7.2.2.

     1.91. "Maximum Amount of Revolving Credit" is defined in Section 2.1.2.

     1.92. "MDCP" means Madison Dearborn Capital Partners, L.P., a Delaware limited partnership.

     1.93. "Money Market Loan" is defined in Section 2.2.

     1.94. "Money Market Loan Accounts" is defined in Section 2.2.5.

     1.95. "Money Market Loan Closing Date" is defined in Section 2.2.1.

     1.96. "Money Market Loan Interest Payment Date" is defined in Section
2.2.1.

     1.97.  "Money Market Loan Maturity Date" is defined in Section 2.2.1.

     1.98.  "Money Market Note" is defined in Section 2.2.5.

     1.99.  "Money Market Rates" is defined in Section 2.2.3.

     1.100. "Moody's" means Moody's Investors Service, Inc.

     1.101. "Multiemployer Plan" means any Plan that is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

     1.102. "Net Asset Sale Proceeds" means the cash proceeds of any sale or disposition of assets after the Initial Closing Date (including by way of merger of a Subsidiary) by the Company or any of its Subsidiaries net of (a) any Indebtedness permitted by Section 7.6.7 (Capitalized Leases and purchase money indebtedness) secured by assets being sold in such transaction required to be paid from such proceeds, (b) income taxes that, as estimated by the Company in good faith, will be required to be paid by the Company or any of its Subsidiaries in cash as a result of, and within 15 months after, such sale or disposition and (c) all reasonable expenses of the Company or any of its Subsidiaries incurred in connection with the transaction.

     1.103. "Nonperforming Lender" is defined in Section 12.4.4.

     1.104. "Notes" means the Revolving Notes, the Money Market Notes and the Swingline Note.

     1.105. "Obligor" means the Company, each Guarantor and each Person guaranteeing, providing collateral for or subordinating obligations to, the Credit Obligations.

     1.106. "OSHA" means the federal Occupational Health and Safety Act.

     1.107. "Overdue Reimbursement Rate" means, on any date, a per annum rate of interest equal to the highest Applicable Rate then in effect.

     1.108. "Payment Date" means the last Banking Day of each March, June, September and December occurring after the Initial Closing Date.

     1.109. "PBGC" means the Pension Benefit Guaranty Corporation or any successor entity.

     1.110. "Percentage Interests" means (a) at all times when no Event of Default under Section 8.1.1 or a Bankruptcy Default exists, the ratio that the respective Commitments of the Lenders bear to the total Commitments of all Lenders and (b) at all other times, the ratio that the respective amounts of the outstanding Credit Obligations (including Letter of Credit Exposure) owing to the Lenders in respect of extensions of credit under Section 2 bear to the total outstanding Credit Obligations owing to all Lenders.

     1.111. "Performing Lender" is defined in Section 11.4.4.

     1.112. "Permitted Reinvestment" means, with respect to any transaction resulting in Net Asset Sale Proceeds, the acquisition by the Company or a domestic Subsidiary of a business or other assets permitted by Section 6.9.5, or of other assets permitted by Section 6.9, that occurs on the date of, or within 270 days after, such transaction.

     1.113. "Permitted Reinvestment Reserve Amount" is defined in Section 4.2.2.

     1.114. "Person" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

     1.115. "Plan" means, at any date, any pension benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such date.

     1.116. "Pledge Agreement" is defined in Section 6.9.5.

     1.117. "Procter & Gamble Cellulose" means The Procter & Gamble Cellulose Company, a Delaware corporation, a Wholly Owned Subsidiary of The Procter & Gamble Company, a Delaware corporation.

     1.118. "RCRA" means the federal Resource Conservation and Recovery Act, 42 U.S.C. (S) 690, et seq.

     1.119. "Register" is defined in Section 12.1.3.

     1.120. "Replacement Lender" is defined in Section 12.3.

     1.121. "Request Date" is defined in Section 2.2.1.

     1.122. "Required Lenders" means, with respect to any approval, consent, modification, waiver or other action to be taken by the Agent or the Lenders under the Credit Documents which require action by the Required Lenders, such Lenders as own at least 51% of the Percentage Interests (so long as such 51% of the Percentage Interests comprises the Percentage Interests of at least three Lenders at any time when the total number of Lenders is at least five); provided, however, that with respect to any matters referred to in the proviso to Section 11.6, Required Lenders means such Lenders as own at least the respective portions of the Percentage Interests required by Section 11.6.

     1.123. "Revolving Loan Account" is defined in Section 2.1.4.

     1.124. "Revolving Notes" is defined in Section 2.1.4.

     1.125. "Securities Act" means the federal Securities Act of 1933.

     1.126. "Senior Notes" means the 10 1/4% Senior Notes due 2001 issued by the Company under the Indenture dated as of May 27, 1993, between the Company and Bankers Trust Company, as trustee, as now in effect.

     1.127. "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill Corporation.

     1.128. "Subsidiary" means any Person of which the Company (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer; provided, however, that "Subsidiary" shall not include any Unrestricted Affiliate, regardless of the percentage ownership or voting power of the Company or such Subsidiary in such Unrestricted Affiliate.

     1.129. "Subsidiary Subordination Agreement" is defined in Section 5.1.3.

     1.130. "Swingline Borrower" means the Company.

     1.131. "Swingline Lender" means Fleet, in its capacity as swingline lender hereunder.

     1.132. "Swingline Loan" is defined in Section 2.3.3.

     1.133. "Swingline Loan Account" is defined in Section 2.3.3.

     1.134. "Swingline Note" is defined in Section 2.3.3.

     1.135. "Swingline Rate" means the rate equal to the sum of (a) the Applicable Rate calculated on the basis of the Base Rate, minus 1/2% per annum, plus (b) an additional 2% per annum effective on the day the Agent notifies the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until the earlier of such time as (i) such Event of Default is no longer continuing or (ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 8.3.

     1.136. "Tax" means any present or future tax, levy, duty, impost, deduction, withholding or other charges of whatever nature at any time required by any Legal Requirement (a) to be paid by any Lender or (b) to be withheld or deducted from any payment otherwise required hereby to be made to any Lender, in each case on or with respect to such Lender's obligations hereunder, the Loan, any payment in respect of the Credit Obligations or any Funding Liability not included in the foregoing; provided, however, that the term "Tax" shall not include taxes imposed upon or measured by the net income of such Lender (other than withholding taxes that are not creditable for the jurisdiction imposing such withholding taxes against taxes imposed upon or measured by the net income of such Lender).

     1.137. "Uniform Customs and Practice" is defined in Section 2.4.7.

     1.138. "United States Funds" means such coin or currency of the United States of America as at the time shall be legal tender therein for the payment of public and private debts.

     1.139. "Unrestricted Affiliate" means a Person (other than a Subsidiary) which the Company indicates in writing to the Agent will constitute an "Unrestricted Affiliate".

     1.140. "Wholly Owned Subsidiary" means any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares or, in the case of Foreign Subsidiaries, shares required to be held by foreign nationals)) is owned by the Company (or other specified Person) directly, or indirectly through one or more Wholly Owned Subsidiaries.

 2.  The Credits.

     2.1. Revolving Credit.

          2.1.1. Revolving Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Maturity Date the Lenders will, severally in accordance with their respective Percentage Interests, make loans to the Company in such amounts as may be requested by the Company in accordance with Section 2.1.3. The sum of the aggregate principal amount of loans made under this Section 2.1.1 at any one time outstanding plus the Money Market Loans plus the Swingline Loan plus the Letter of Credit Exposure shall in no event exceed the Maximum Amount of Revolving Credit. In no event will the principal amount of loans made by any Lender pursuant to this Section 2.1 at any one time outstanding exceed such Lender's Commitment.

          2.1.2. Maximum Amount of Revolving Credit. The term "Maximum Amount of Revolving Credit" means on any date specified in the table below the lesser of (a) (i) the amount specified opposite such period in such table:


                        Period                               Amount
                        ------                               ------
Prior to January 1, 1998..............................   $135,000,000
From January 1, 1998 through March 31, 1998...........   $131,250,000
From April 1, 1998 through June 30, 1998..............   $127,500,000
From July 1, 1998 through September 30, 1998..........   $123,750,000
From October 1, 1998 through December 31, 1998........   $120,000,000
From January 1, 1999 through March 31, 1999...........   $116,250,000
From April 1, 1999 through June 30, 1999..............   $112,500,000
From July 1, 1999 through September 30, 1999..........   $108,750,000
From October 1, 1999 through December 31, 1999........   $105,000,000
From January 1, 2000 through March 31, 2000...........   $101,250,000
From April 1, 2000 through June 30, 2000..............   $ 97,500,000
From July 1, 2000 through September 30, 2000..........   $ 93,750,000
From October 1, 2000 through the Final Maturity Date..   $ 90,000,000

 minus (ii) Net Asset Sale Proceeds to the extent (A) such Net Asset Sale Proceeds exceed both (1) $3,000,000 in any fiscal year and (2) $15,000,000 in the aggregate after the Initial Closing Date minus all amounts allocated to clause (1) after the Initial Closing Date and (B) the amount of such excess in the foregoing clause (A) is not allocated to an effective Permitted Reinvestment Reserve Amount, minus (iii) the outstanding principal amount of the Senior Notes in excess of $5,000,000; or (b) the amount (in an integral multiple of $1,000,000) to which the then applicable amount set forth in such table shall have been irrevocably reduced from time to time by notice from the Company to the Agent. The Company shall not give a notice reducing the amount applicable to any period in the table above unless it shall also reduce the amounts applicable to all subsequent periods in such table to at least the same specified lower amount, so that the Maximum Amount of Revolving Credit for any subsequent period shall not exceed the reduced Maximum Amount of Revolving Credit applicable to any prior period.

          2.1.3. Borrowing Requests. The Company may from time to time request a loan under Section 2.1.1 by providing to the Agent a notice (which may be given by a telephone call received by a Lending Officer if promptly confirmed in writing). Such notice must be not later than noon (Boston time) on the first Banking Day (third Banking Day if any portion of such loan will be subject to a LIBOR Pricing Option on the requested Closing
     Date) prior to the requested Closing Date for such loan. The notice must specify (a) the amount of the requested loan (which shall not be less than $3,000,000 and an integral multiple of $500,000) and (b) the requested Closing Date therefor (which shall be a Banking Day). Upon receipt of such notice, the Agent will promptly inform each other Lender (by telephone or otherwise). Each such loan will be made at the Boston Office by depositing the amount thereof to the general account of the Company with the Agent. In connection with each such loan, the Company shall furnish to the Agent a certificate in substantially the form of Exhibit 5.2.1.

          2.1.4. Revolving Loan Account; Revolving Notes. The Agent will establish on its books a loan account for the Company (the "Revolving Loan Account") which the Agent shall administer as follows: (a) the Agent shall add to the Revolving Loan Account, and the Loan Account shall evidence, the principal amount of all loans from time to time made by the Lenders to the Company pursuant to Section 2.1.1 and (b) the Agent shall reduce the Revolving Loan Account by the amount of all payments made on account of the Indebtedness evidenced by the Revolving Loan Account. The aggregate principal amount of the Indebtedness evidenced by the Revolving Loan Account is referred to as the "Revolving Loan". The Revolving Loan shall be deemed owed to each Lender severally in accordance with such Lender's Percentage Interest therein, and all payments credited to the Revolving Loan Account shall be for the account of each Lender in accordance with its Percentage Interest. The Company's obligations to pay each Lender's Percentage Interest in the Revolving Loan shall be evidenced by a separate note of the Company in substantially the form of Exhibit 2.1.4

          (the "Revolving Notes"), payable to each Lender in maximum principal amount equal to such Lender's Percentage Interest in the Revolving Loan.

     2.2. Money Market Rate Credit. As provided in this Section 2.2, the Company may request, and one or more Lenders, each acting in its sole and absolute discretion, may offer to make, loans on a money market basis (each such loan made by any of the Lenders pursuant to this Section 2.2 being referred to as a "Money Market Loan"), which the Company may, in its sole and absolute discretion, agree to accept; provided, however, that in no event shall the sum of the aggregate Money Market Loans at any one time outstanding plus the Revolving Loan plus the Swingline Loan plus Letter of Credit Exposure exceed the Maximum Amount of Revolving Credit.

          2.2.1. Request by the Company. Subject to all the terms and conditions of this Agreement and so long as no Default exists, the Company may, at any time prior to the Final Maturity Date, by telex or telecopy notice to the Agent substantially in the form of Exhibit 2.2.1 received not later than 10:00 a.m. (Boston time) on any Banking Day (the "Request Date"), request bids for loans pursuant to this Section 2.2 to be made on the following Banking Day (the "Money Market Loan Closing Date"), such request to specify:

               (a) the aggregate amount of the proposed loans, which shall not be less than $3,000,000 and which shall be in integral multiples of $500,000,

               (b) the proposed maturity dates (each such date a "Money Market Loan Maturity Date") for such proposed loans (which maturity dates shall be not later than the earlier of (i) the 180th day following the applicable Money Market Loan Closing Date and (ii) the Final Maturity
          Date) and,

               (c) the proposed dates (each such date a "Money Market Loan Interest Payment Date"), if any, prior to the applicable Money Market Loan Maturity Date on which accrued but unpaid interest shall be due and payable on the principal amount of such proposed loans; provided, however, that in the event the proposed Money Market Loan Maturity Date is more than 90 days after the proposed Money Market Loan Closing Date, the Company shall also pay accrued and unpaid interest on the proposed loans on the 90th day after the proposed Money Market Loan Closing Date. No more than 10 LIBOR Pricing Options and Money Market Loans in the aggregate may be outstanding at any one time.

           2.2.2. Dissemination of Requests for Bids for Money Market Loans. Promptly upon receipt of each request submitted by the Company pursuant to
     Section 2.2.1, and in any event not later than 2:00 p.m. (Boston time) on the applicable Request Date, the Agent shall, by telex or telecopy notice (or by telephonic notice on a reasonable efforts basis, promptly confirmed by telex or telecopy) to each Lender in substantially the form of Exhibit 2.2.2, notify each Lender of such request, which notice shall constitute an invitation on behalf of the Company for each Lender to submit bids pertaining to the proposed Money Market Loans in accordance with Section 2.2.3.

          2.2.3. Bids for Money Market Loans. Each Lender may, in its sole and absolute discretion, respond to such invitation by submitting a bid by telex or telecopy notice to the Agent no later than 10:00 a.m. (Boston time) on the proposed Money Market Loan Closing Date. Such notice shall be in substantially the form of Exhibit 2.2.3A, which notice shall constitute an offer by such Lender to the Company to make Money Market Loans on the proposed Money Market Loan Closing Date in the principal amounts specified in the notice from such Lender, which principal amounts (a) may be for all or any portion of the proposed Money Market Loans, notwithstanding the Percentage Interest of such Lender in the Revolving Loan and Letter of Credit Exposure, (b) may be different principal amounts for different Money Market Loan Maturity Dates (subject to an over-all maximum) and (c) shall be an integral multiple of $1,000,000 maturing on the Money Market Loan Maturity Dates requested by the Company, with accrued and unpaid interest on the principal amount thereof to be due and payable on the Money Market Loan Interest Payment Dates, if any, requested by the Company, and on such Money Market Loan Maturity Dates, such interest to accrue at the rates per annum (which shall be in integral multiples of 1/100%) specified in such notice (the "Money Market Rates"). The Agent shall disregard any bid (i) not submitted by 10:00 a.m. (Boston time) on the proposed Money Market Loan Closing Date or (ii) not substantially in the form of Exhibit 2.2.3A, or not complete, or containing qualifying, conditional or similar language, or terms different from or in addition to those set forth in the pertinent request, and any late or non-conforming bid shall be deemed not to have been given for any purpose of this Agreement. The Agent shall promptly, and in any event not later than 11:00 a.m. (Boston time) on the proposed Money Market Loan Closing Date, by telephonic notice to the Company, confirmed in writing, forward to the Company in substantially the form of Exhibit 2.2.3B, all bids submitted in compliance with this Section 2.2.3. Notwithstanding the foregoing provisions of this Section 2.2.3, the Lender constituting the Agent, shall submit its own bid, if any, to the Company by telex or telecopy not later than 9:45 a.m. (Boston time) on the proposed Money Market Loan Closing Date.

          2.2.4. Acceptance of Bids by the Borrower. Not later than Noon (Boston time) on the applicable Money Market Loan Closing Date, the Company shall by telex or telecopy notice to the Agent in substantially the form of
     Exhibit 2.2.4A, indicate its acceptance or non-acceptance of each offer submitted pursuant to Section 2.2.3. In the case of acceptance, such notice shall be irrevocable and shall specify the aggregate principal amount of each offered Money Market Loan that is accepted. Such notice shall be deemed to constitute the certification of the Company that the closing conditions for such Money Market Loans contained in Section 5.2 (other than the delivery of an officer's certificate) have been satisfied. The Company may accept each such offer in whole or in part; provided, however, that (a) the aggregate principal amount of all Money Market Loans accepted and made on any Money Market Loan Closing Date may not exceed the applicable amount set forth in the applicable request, (b) the principal amount of each Money Market Loan shall be an integral multiple of $1,000,000, and (c) acceptance of offers for Money Market Loans with the same Money Market Loan Maturity Date may be made only on the basis of ascending quoted Money Market Rates; and provided, further, that if offers are made by two or more Lenders having the same Money Market Rate for a greater aggregate principal amount than the amount in respect of which offers at such rate are accepted, the principal amount of such Money Market Loans in respect of which such offers are accepted at such rate shall be allocated by the Agent among such Lenders as nearly as possible (in integral multiples of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Agent of the amounts of Money Market Loans pursuant to the immediately preceding sentence shall be conclusive in the absence of manifest error. The Agent shall, not later than 1:00 p.m. (Boston time) on the Money Market Loan Closing Date, notify each Lender who submitted an offer for the particular loans requested pursuant to Section 2.2.1 whether any offer has been accepted (substantially in the form of Exhibit 2.2.4B) or rejected (substantially in the form of Exhibit 2.2.4C) and, if accepted, in what principal amount and maturity. In the event the Company fails to provide such notice to the Agent by noon (Boston time) on the Money Market Loan Closing Date, the Agent may conclusively presume that all such offers have been rejected by the Company and, in such event, the Agent shall, not later than 1:00 p.m. (Boston time), so notify each Lender which submitted an offer. Each time a Money Market Loan is made, the Agent shall send a notice to the Company and each Lender in substantially the form of Exhibit 2.2.4D specifying the principal amount and maturity date of such Money Market Loan.

          2.2.5. Funding by the Agent; Money Market Loan Account, etc. Each Money Market Loan by any Lender will be made on the terms offered by such Lender and accepted by the Company in accordance with this Section 2.2 at the Boston Office on the applicable Money Market Loan Closing Date by adding the amount thereof to the applicable Money Market Loan Accounts and either (a) by crediting the amount thereof to the Revolving Loan Accounts of the Company for the account of the Lenders in accordance with their respective Percentage Interests therein or (b) if the Company shall have specified by written notice to the Agent, by crediting the amount thereof to the general account of the Company with the Agent at the Boston Office. In conjunction with each closing under this Section 2.2, the Company shall furnish to the Agent by telecopy not later than 4:00 p.m. (Boston time) on the applicable Money Market Loan Closing Date (with a duplicate furnished promptly by mail) a certificate dated such Money Market Loan Closing Date in substantially the form of Exhibit 5.2.1 and signed by the Company, together with any other documents required by Section 5.2.

     (a) Money Market Loan Account. The Agent will establish on its books separate loan accounts (the "Money Market Loan Accounts") for each Lender extending a Money Market Loan to the Company which the Agent shall administer as follows: (a) the Agent shall debit to the pertinent Money Market Loan Account, and the pertinent Money Market Loan Account shall evidence, the principal amount of all Money Market Loans from time to time made by such Lender to the Company and (b) the Agent shall credit to the pertinent Money Market Loan Account of the Company on whose behalf payment is made, all payments made on account of the principal amount of Indebtedness evidenced by the pertinent Money Market Loan Account. The Agent shall also maintain records of the Money Market Rate and Money Market Loan Maturity Date with respect to each Money Market Loan. Upon the request of any Lender, the Company shall issue a note in substantially the form of Exhibit 2.2.5 (a "Money Market Note") evidencing the Indebtedness evidenced by such Lender's Money Market Loan Account.

     (b) Maturity Date; Interest; Repayment. The stated maturity date of each Money Market Loan shall be the applicable Money Market Loan Maturity Date for such Money Market Loan. The Company will pay interest on the principal amount of each Money Market Loan at the applicable Money Market Rate (plus an additional 2% per annum effective on the day the Agent notifies the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default under Section 8.1.1 until the earlier of such time as (a) such Event of Default is no longer continuing or (b) such Event of Default is deemed pursuant to Section 8.3 no longer to exist) for such Money Market Loan on each applicable Money Market Loan Interest Payment Date, if any, and on the applicable Money Market Loan Maturity Date for such Money Market Loan. Upon the maturity of any Money Market Loan, so long as either (i) no Event of Default then exists or (ii) the Agent shall have received the consent of all the Lenders if an Event of Default then exists, the Agent shall debit the Revolving Loan Accounts of the Company in the principal amount of such Money Market Loan for the account of the Lenders in accordance with their respective Revolving Percentage Interests and shall credit the same amount to the pertinent Money Market Loan Account.

     2.2.6. Prepayments in Respect of Money Market Loans. If any Money Market Loan is prepaid by the Company prior to the applicable Money Market Loan Maturity Date (including as a result of acceleration), the Company will make the payment, if any, which would be required by Section 3.2.4 with respect to such prepayment (such payment to be calculated as if (a) such Money Market Loan constituted a portion of the Revolving Loan subject to a LIBOR Pricing Option and (b) the applicable Money Market Rate was the Basic LIBOR Rate). For purposes of this

Section 2.2.6, if any portion of a Money Market Loan which was to have been made pursuant to this Section 2.2 is not outstanding after the close of business on the applicable Money Market Loan Closing Date other than by reason of a Lender failing to perform its obligations hereunder, the Company shall be deemed to have prepaid such portion of the Money Market Loan.

2.3. Swingline Credit.
     ----------------

     2.3.1. Swingline Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Maturity Date, the Swingline Lender will make loans to the Company in such amounts as may be requested by the Company in accordance with Section 2.3.2. The sum of the aggregate principal amount of loans made under this Section 2.3 at any one time outstanding plus the Money Market Loans plus the Revolving Loan plus the Letter of Credit Exposure shall in no event exceed the Maximum Amount of Revolving Credit. In no event will the principal amount of loans made pursuant to this Section 2.3 at any one time outstanding exceed $10,000,000.

     2.3.2. Borrowing Requests. The Company may from time to time request a loan under Section 2.3.1 by providing to the Swingline Lender a notice (which may be given by a telephone call received by a Lending Officer). Such notice must be not later than 2:00 p.m. (Boston time) on the requested Closing Date (which must be a Banking Day) for such loan. The notice must specify the amount of the requested loan (which shall be not less than $100,000 and an integral multiple of $50,000). Each such loan will be made at the Boston office by depositing the amount thereof to the general account of the Company with the Swingline Lender. In connection with each such loan, the Company shall furnish to the Swingline Lender a certificate in substantially the form of Exhibit 5.2.1.

     2.3.3. Swingline Loan Account; Swingline Notes. The Swingline Lender will establish on its books a loan account for the Company (the "Swingline Loan Account") which the Swingline Lender shall administer as follows: (a) the Swingline Lender shall add to the Swingline Loan Account, and the Swingline Loan Account shall evidence, the principal amount of all loans from time to time made by the Swingline Lender to the Company pursuant to Section 2.3.1 and (b) the Swingline Lender shall reduce the Swingline Loan Account by the amount of all payments made on account of the Indebtedness evidenced by the Swingline Loan Account. The aggregate principal amount of the Indebtedness evidenced by the Swingline Loan Account is referred to as the "Swingline Loan". The Company's obligation to pay the Swingline Loan shall be evidenced by a note of the Company in substantially the form of Exhibit 2.3.3 (the "Swingline Note"), payable to the Swingline Lender in maximum principal amount equal to the Swingline Loan.

     2.3.4. Conversion of Swingline Loan into Revolving Loan. On any Banking Day after the occurrence and during the continuance of an Event of Default, the Swingline Lender may, in its sole discretion, give notice to the other Lenders and the Company that the Swingline Loan shall be paid in full with a special mandatory borrowing under the Revolving Loan (the "Mandatory Borrowing"). Such a notice of a Mandatory Borrowing shall be deemed to have been automatically given upon a Bankruptcy Default or upon the exercise of any of the remedies provided in Section 8.2. Upon the giving of any such notice or deemed notice, a Mandatory Borrowing under the Revolving Loan in the amount of the Swingline Loan shall be made on the next Banking Day from all Lenders in accordance with their respective Percentage Interests in the Revolving Loan, and the proceeds thereof shall be applied to the Swingline Lender as a repayment of the Swingline Loan. Each Lender irrevocably agrees to make such loan pursuant to each such Mandatory Borrowing notice in the amount and in the matter specified above in this Section 2.3.4, notwithstanding (a) whether any conditions specified in Section 5 have been satisfied, (b) that a Default or an Event of Default has occurred and is continuing or (c) the date of such Mandatory Borrowing. In the event that any Mandatory Borrowing cannot for any reason be made on the date required above (including as a result of the commencement of a proceeding under the Bankruptcy
Code), each Lender shall promptly purchase from the Swingline Lender as of the date the Mandatory Borrowing otherwise would have occurred such participation in the Swingline Loan as shall be necessary to cause the Lenders to share in the Swingline Loan ratably based upon their respective Percentage Interests in the Revolving Loan. In the event of such participations, all interest payable on the Swingline Loan shall be for the account of the Swingline Lender until the date on which the participations are required to be purchased and, to the extent attributable to the purchased participations, shall be payable to the participants from and after such date. At the time any such purchase of participations is actually made, the purchasing Lender shall pay the Swingline Lender interest on the principal amount of the participation purchased at the overnight Federal Funds Rate for each day, commencing with the date the Mandatory Borrowing otherwise would have occurred to the date of payment for such participation.

2.4. Letters of Credit.
     -----------------

     2.4.1. Issuance of Letters of Credit. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Maturity Date, the Letter of Credit Issuer will issue for the account of the Company one or more irrevocable documentary or standby letters of credit (the "Letters of Credit"). The sum of Letter of Credit Exposure plus the Revolving Loan plus the Money Market Loan plus the Swingline Loan shall in no event exceed the Maximum Amount of Revolving Credit. Letter of Credit Exposure shall in no event exceed $45,000,000.

      2.4.2. Requests for Letters of Credit. The Company may from time to time request a Letter of Credit to be issued by providing to the Letter of Credit Issuer (and the Agent if the Letter of Credit Issuer is not the Agent) a notice which is actually received not less than five Banking Days prior to the requested Closing Date for such Letter of Credit specifying (a) the amount of the requested Letter of Credit, (b) the beneficiary thereof, (c) the requested Closing Date and (d) the principal terms of the text for such Letter of Credit. Each Letter of Credit will be issued by forwarding it to the Company or to such other Person as directed in writing by the Company. In connection with the issuance of any Letter of Credit, the Company shall furnish to the Letter of Credit Issuer (and the Agent if the Letter of Credit Issuer is not the Agent) a certificate in substantially the form of Exhibit 5.2.1 and any customary application forms required by the Letter of Credit Issuer.

      2.4.3. Form and Expiration of Letters of Credit. Each Letter of Credit issued under this Section 2.5 and each draft accepted or paid under such a Letter of Credit shall be issued, accepted or paid, as the case may be, by the Letter of Credit Issuer at its principal office. No Letter of Credit shall provide for the payment of drafts drawn thereunder, and no draft shall be payable, at a date which is later than the earlier of (a) the Final Maturity Date or (b) (i) in the case of any standby Letter of Credit not described in clause (ii) below, the first anniversary of the date of issuance, (ii) in the case of any direct-pay Letter of Credit issued in connection with industrial development bonds permitted by Sections 6.6.13 and 6.6.15, such expiration date as may be customary in similar transactions and reasonably acceptable to the Required Lenders (but in any event no earlier than the first anniversary of the date of issuance) and (iii) in the case of any other Letter of Credit, the date 180 days after the date of issuance. Each Letter of Credit and each draft accepted under a Letter of Credit shall be in such form and minimum amount, and shall contain such terms, as the Letter of Credit Issuer and the Company may agree upon at the time such Letter of Credit is issued, including a requirement of not less than three Banking Days after presentation of a draft before payment must be made thereunder.

      2.4.4. Lenders' Participation in Letters of Credit. Upon the issuance of any Letter of Credit, a participation therein, in an amount equal to each Lender's Percentage Interest, shall automatically be deemed granted by the Letter of Credit Issuer to each Lender on the date of such issuance and the Lenders shall automatically be obligated, as set forth in Section 11.5, to reimburse the Letter of Credit Issuer to the extent of their respective Percentage Interests for all obligations incurred by the Letter of Credit Issuer to third parties in respect of such Letter of Credit not reimbursed by the Company. The Letter of Credit Issuer will send to each Lender (and to the Agent if the Letter of Credit Issuer is not the Agent) a confirmation regarding the participations in Letters of Credit outstanding during such month.

          2.4.5. Presentation. The Letter of Credit Issuer may accept or pay any draft presented to it, regardless of when drawn and whether or not negotiated, if such draft, the other required documents and any transmittal advice are presented to the Letter of Credit Issuer and dated on or before the expiration date of the Letter of Credit under which such draft is drawn. Except insofar as instructions actually received may be given by the Company in writing expressly to the contrary with regard to, and prior to, the Letter of Credit Issuer's issuance of any Letter of Credit for the account of the Company and such contrary instructions are reflected in such Letter of Credit, the Letter of Credit Issuer may honor as complying with the terms of the Letter of Credit and with this Agreement any drafts or other documents otherwise in order signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such Letter of Credit to draw or issue such drafts or other documents.

          2.4.6. Payment of Drafts. At such time as a Letter of Credit Issuer makes any payment on a draft presented or accepted under a Letter of Credit, the Company will on demand pay to such Letter of Credit Issuer in immediately available funds the amount of such payment. Unless the Company shall otherwise pay to the Letter of Credit Issuer the amount required by the foregoing sentence, such amount shall be considered a loan under
     Section 2.1.1 and part of the Revolving Loan as if the Company had paid in full the amount required with respect to the Letter of Credit by borrowing such amount under Section 2.1.1.

          2.4.7. Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Letter of Credit Issuer (the "Uniform Customs and Practice"), shall be binding on the Company and the Letter of Credit Issuer except to the extent otherwise provided herein, in any Letter of Credit or in any other Credit Document. Anything in the Uniform Customs and Practice to the contrary notwithstanding:

          (a) Neither the Company nor any beneficiary of any Letter of Credit shall be deemed an agent of any Letter of Credit Issuer.

          (b) With respect to each Letter of Credit, neither the Letter of Credit Issuer nor its correspondents shall be responsible for or shall have any duty to ascertain (unless the Letter of Credit Issuer or such correspondent is grossly negligent or willful in failing so to ascertain):

               (i)  the genuineness of any signature;

               (ii) the validity, form, sufficiency, accuracy, genuineness or legal effect of any endorsements;

               (iii) delay in giving, or failure to give, notice of arrival, notice of refusal of documents or of discrepancies in respect of which any Letter of Credit Issuer refuses the documents or any other notice, demand or protest;

               (iv) the performance by any beneficiary under any Letter of Credit of such beneficiary's obligations to the Company;

               (v) inaccuracy in any notice received by the Letter of Credit Issuer;

               (vi) the validity, form, sufficiency, accuracy, genuineness or legal effect of any instrument, draft, certificate or other document required by such Letter of Credit to be presented before payment of a draft, or the office held by or the authority of any Person signing any of the same; or

               (vii) failure of any instrument to bear any reference or adequate reference to such Letter of Credit, or failure of any Person to note the amount of any instrument on the reverse of such Letter of Credit or to surrender such Letter of Credit or to forward documents in the manner required by such Letter of Credit.

          (c) The occurrence of any of the events referred to in the Uniform Customs and Practice or in the preceding clauses of this Section
     2.4.7 shall not affect or prevent the vesting of any of the Letter of Credit Issuer's rights or powers hereunder or the Company's obligation to make reimbursement of amounts paid under any Letter of Credit or any draft accepted thereunder, unless such occurrence results from the gross negligence or willful misconduct of the Letter of Credit Issuer.

          (d)  The Company will promptly examine (i) each Letter of Credit
     (and any amendments thereof) sent to it by the Letter of Credit Issuer and
     (ii) all instruments and documents delivered to it from time to time by the Letter of Credit Issuer. The Company will notify the Letter of Credit Issuer of any claim of noncompliance by notice actually received within three Banking Days after receipt of any of the foregoing documents, the Company being conclusively deemed to have waived any such claim against such Letter of Credit Issuer and its correspondents unless such notice is given. The Letter of Credit Issuer shall have no obligation or responsibility to send any such Letter of Credit or any such instrument or document to the Company.

          (e) In the event of any conflict between the provisions of this Agreement and the Uniform Customs and Practice, the provisions of this Agreement shall govern.

     2.4.8. Subrogation. Upon any payment by a Letter of Credit Issuer under any Letter of Credit and until the reimbursement of such Letter of Credit Issuer by the Company with respect to such payment, the Letter of Credit Issuer shall be entitled to be subrogated to, and to acquire and retain, the rights which the Person to whom such payment is made may have against the Company and its Subsidiaries, all for the benefit of the Lenders. The Company and its Subsidiaries will take such action as the Letter of Credit Issuer may reasonably request, including requiring the beneficiary of any Letter of Credit to execute such documents as the Letter of Credit Issuer may reasonably request, to assure and confirm to the Letter of Credit Issuer such subrogation and such rights, including the rights, if any, of the beneficiary to whom such payment is made in accounts receivable, inventory and other properties and assets of any Obligor.

     2.4.9. Modification, Consent, etc. If the Company requests or consents in writing to any modification or extension of any Letter of Credit, or waives any failure of any draft, certificate or other document to comply with the terms of such Letter of Credit, and if the Letter of Credit Issuer consents thereto, the Letter of Credit Issuer shall be entitled to rely on such request, consent or waiver. This Agreement shall be binding upon the Company with respect to such Letter of Credit as so modified or extended, and with respect to any action taken or omitted by such Letter of Credit Issuer pursuant to any such request, consent or waiver.

2.5. Application of Proceeds.
     -----------------------

     2.5.1. Revolving Loan. Subject to Section 2.5.5, the Company will apply the proceeds of the Revolving Loan to refinance existing debt (including subsequent repurchases of Senior Notes not tendered in the tender offer contemplated by Section 5.1.6(g), either in the open market or through private purchases), for working capital, for acquisitions and for other lawful corporate purposes of the Company and its Subsidiaries; provided, however, that a portion of the Maximum Amount of Revolving Credit equal to any then effective Permitted Reinvestment Reserve Amount may only be borrowed to finance an Investment permitted by Section 6.9.5.

     2.5.2. Money Market Loan. Subject to Section 2.5.5, the Company will apply the proceeds of the Money Market Loan for working capital and other lawful purposes.

     2.5.3. Swingline Loan. Subject to Section 2.5.5, the Company will apply the proceeds of the Swingline Loan for working capital and other lawful corporate purposes.

     2.5.4. Letters of Credit. Letters of Credit shall be issued only for such lawful corporate purposes as the Company has requested in writing and to which the Letter of Credit Issuer agrees.

     2.5.5. Specifically Prohibited Applications. The Company will not, directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Credit Documents (a) to purchase or to carry Margin Stock in amounts that would result in a violation of Rules G, T, U or X of the Board of Governors of the Federal Reserve System, or (b) to any transaction prohibited by the Foreign Trade Regulations, by other Legal Requirements applicable to the Lenders or by the Credit Documents.

2.6. Nature of Obligations of Lenders to Make Extensions of Credit.
     -------------------------------------------------------------

     2.6.1. Revolving Loans. The Lenders' obligations to make Revolving Loans under this Agreement are several and are not joint or joint and several. If on any Closing Date any Lender shall fail to perform its obligations under this Agreement, the Lenders that have not failed to perform their obligations to make the extensions of credit contemplated by Section 2 may, if any such Lender so desires, assume, in such proportions as such Lenders may agree, the obligations of any Lender who has so failed and the Percentage Interests shall be appropriately adjusted. The provisions of this Section 2.6 shall not affect the rights of the Company against any Lender failing to perform its obligations hereunder.

     2.6.2. Money Market Loans. The obligation to make a Money Market Loan shall be an obligation solely of the Lenders which offered to make such loan in accordance with Section 2.2 and whose offers were accepted thereunder.

     2.6.3. Swingline Loans. The obligation to make a Swingline Loan shall be an obligation solely of the Swingline Lender.

     2.6.4. Letters of Credit. The obligation to issue a Letter of Credit shall be an obligation solely of the Letter of Credit Issuer.

3.   Interest; LIBOR Pricing Options; Fees.
     -------------------------------------
     3.1. Interest on Revolving Loan. The Revolving Loan shall accrue and bear interest at a rate per annum which shall at all times equal the Applicable Rate. Prior to any stated or accelerated maturity of the Revolving Loan, the Company will, on each Payment Date, pay the accrued and unpaid interest on the portion of the Revolving Loan which was not subject to a LIBOR Pricing Option. On the last day of each LIBOR Interest Period or on any earlier termination of any LIBOR Pricing Option, the Company will pay the accrued and unpaid interest on the portion of the Revolving Loan which was subject to the LIBOR Pricing

Option which expired or terminated on such date. In the case of any LIBOR Interest Period longer than three months, the Company will also pay the accrued and unpaid interest on the portion of the Revolving Loan subject to the LIBOR Pricing Option having such LIBOR Interest Period at three-month intervals, the first such payment to be made on the last Banking Day of the three-month period which begins on the first day of such LIBOR Interest Period. On the stated or any accelerated maturity of the Revolving Loan, the Company will pay all accrued and unpaid interest on the Revolving Loan, including any accrued and unpaid interest on any portion of the Revolving Loan which is subject to a LIBOR Pricing Option. All payments of interest on the Revolving Loan shall be made to the Agent for the account of each Lender in accordance with such Lender's Percentage Interest therein.

     3.2. LIBOR Pricing Options.

          3.2.1. Election of LIBOR Pricing Options. Subject to all of the terms and conditions hereof and so long as no Default exists, the Company may from time to time, by irrevocable notice to the Agent actually received not less than three Banking Days prior to the commencement of the LIBOR Interest Period selected in such notice, elect to have such portion of the Revolving Loan as the Company may specify in such notice accrue and bear interest during the LIBOR Interest Period so selected at the Applicable Rate computed on the basis of the LIBOR Rate. No such election shall become effective:

          (a) if, prior to the commencement of any such LIBOR Interest Period, the Agent determines that (i) the electing or granting of the LIBOR Pricing Option in question would violate a Legal Requirement, (ii) LIBOR deposits in an amount comparable to the principal amount of the Revolving Loan as to which such LIBOR Pricing Option has been elected and which have a term corresponding to the proposed LIBOR Interest Period are not readily available in the London inter-bank market, or (iii) by reason of circumstances affecting the London inter-bank market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed LIBOR Interest Period; or

          (b) if any Lender shall have advised the Agent by telephone or otherwise at or prior to noon (Boston time) on the second Banking Day prior to the commencement of such proposed LIBOR Interest Period (and shall have subsequently confirmed in writing) that, after reasonable efforts to determine the availability of such deposits, such Lender reasonably anticipates that deposits in an amount equal to the Percentage Interest of such Lender in the portion of the Revolving Loan as to which such LIBOR Pricing Option has been elected and which have a term corresponding to the LIBOR Interest Period in question will not be offered in the London inter-bank market to such Lender at a rate of interest that does not exceed the anticipated LIBOR Basic Rate. Any such Lender may be replaced by the Company pursuant to Section 12.3.

          3.2.2. Notice to Lenders and Company. The Agent will promptly inform each Lender (by telephone or otherwise) of each notice received by it from the Company pursuant to Section 3.2.1 and of the LIBOR Interest Period specified in such notice. Upon determination by the Agent of the LIBOR Rate for such LIBOR Interest Period or in the event such election shall not become effective, the Agent will promptly notify the Company and each Lender (by telephone or otherwise) of the LIBOR Rate so determined or why such election did not become effective, as the case may be.

          3.2.3. Selection of LIBOR Interest Periods. LIBOR Interest Periods shall be selected so that:

          (a) the minimum portion of the Revolving Loan subject to any LIBOR Pricing Option shall be $3,000,000 and an integral multiple of $500,000;

          (b) no more than 10 LIBOR Pricing Options and Money Market Options shall be outstanding at any one time; and

          (c) no LIBOR Interest Period with respect to any part of the Revolving Loan subject to a LIBOR Pricing Option shall expire later than the Final Maturity Date.

          3.2.4. Additional Interest. If any portion of the Revolving Loan subject to a LIBOR Pricing Option is repaid, or any LIBOR Pricing Option is terminated for any reason (including acceleration of maturity, but excluding the failure of any Lender to perform its obligations under this Agreement), on a date which is prior to the last Banking Day of the LIBOR Interest Period applicable to such LIBOR Pricing Option, the Company will pay to the Agent for the account of each Lender in accordance with such Lender's Percentage Interest, in addition to any amounts of interest otherwise payable hereunder, an amount equal to the present value (calculated in accordance with this Section 3.2.4) of interest for the unexpired portion of such LIBOR Interest Period on the portion of the Revolving Loan so repaid, or as to which a LIBOR Pricing Option was so terminated, at a per annum rate equal to the excess, if any, of (a) the rate applicable to such LIBOR Pricing Option minus (b) the rate of interest obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date approximating the last Banking Day of such LIBOR Interest Period. The present value of such additional interest shall be calculated by discounting the amount of such interest for each day in the unexpired portion of such LIBOR Interest Period from such day to the date of such repayment or termination at a per annum interest rate equal to the interest rate determined pursuant to clause (b) of the preceding sentence, and by adding all such amounts for all such days during such period. The determination by the Agent of such amount of interest shall, in the absence of manifest error, be conclusive. For purposes of this Section 3.2.4, if any portion of the Revolving Loan which was to have been subject to a LIBOR Pricing Option is not outstanding on the first day of the LIBOR

     Interest Period applicable to such LIBOR Pricing Option other than for reasons described in Section 3.2.1, the Company shall be deemed to have terminated such LIBOR Pricing Option.

          3.2.5. Violation of Legal Requirements. If any Legal Requirement shall prevent any Lender from funding or maintaining through the purchase of deposits in the London inter-bank market any portion of the Revolving Loan subject to a LIBOR Pricing Option or otherwise from giving effect to such Lender's obligations as contemplated by Section 3.2, (a) the Agent may by notice to the Company terminate all of the affected LIBOR Pricing Options to the extent not doing so would violate a Legal Requirement, (b) the portion of the Revolving Loan subject to such terminated LIBOR Pricing Options shall immediately bear interest thereafter at the Applicable Rate computed on the basis of the Base Rate and (c) the Company shall make any payment required by Section 3.2.4. Any such Lender may be replaced by the Company pursuant to Section 12.3.

          3.2.6. Funding Procedure. The Lenders may fund any portion of the Revolving Loan subject to a LIBOR Pricing Option out of any funds available to the Lenders. Regardless of the source of the funds actually used by any of the Lenders to fund any portion of the Revolving Loan subject to a LIBOR Pricing Option, however, all amounts payable hereunder, including the interest rate applicable to any such portion of the Revolving Loan and the amounts payable under Sections 3.2.4, 3.7, 3.8, 3.9 and 3.10, shall be computed as if each Lender had actually funded such Lender's Percentage Interest in such portion of the Revolving Loan through the purchase of deposits in such amount of the type by which the LIBOR Basic Rate was determined with a maturity the same as the applicable LIBOR Interest Period relating thereto and through the transfer of such deposits from an office of the Lender having the same location as the applicable LIBOR Office to one of such Lender's offices in the United States of America.

     3.3. Interest on Money Market Loans and Swingline Loan. The Company will pay its portion of the interest on each Money Market Loan at the rate and on the dates specified in Section 2.2.5(b). The Swingline Loan shall accrue and bear interest at a rate per annum which shall at all times equal the Swingline Rate. Interest on the Swingline Loan shall be calculated on a daily basis and on the basis of a year of 360 days. Prior to any stated or accelerated maturity of the Swingline Loan, the Swingline Borrower will on each Payment Date, beginning on the first Payment Date after the Initial Closing Date, pay the accrued and unpaid interest on such Indebtedness. On any stated or accelerated maturity of the Swingline Loan all accrued and unpaid interest thereon shall be forthwith due and payable. All payments of interest hereunder in respect of the Swingline Loan shall be made by the Swingline Borrower to the Agent for the account of the Swingline Lender.

     3.4. Computations of Interest and Fees. For purposes of this Agreement, interest, commitment fees and Letter of Credit fees (and any other amount expressed as interest or such fees) shall be computed on the basis of a 360-day year for actual days elapsed. If any payment required by this Agreement becomes due on any day that is not a Banking Day, such payment shall, except as otherwise provided in the LIBOR Interest Period, be made on the next succeeding Banking Day. If the due date for any payment of principal is extended as a result of the immediately preceding sentence, interest shall be payable for the time during which payment is extended at the Applicable Rate.

     3.5. Commitment Fees. In consideration of the Lenders' Commitments to make the extensions of credit provided for in Section 2.1, while such Commitments are outstanding, the Company will pay to the Agent for the account of the Lenders in accordance with the Lenders' respective Percentage Interests, on each Payment Date and on the Final Maturity Date (or the date of any earlier termination of this Agreement), commencing on the first Payment Date after the Initial Closing Date and ending on the earlier of the Final Maturity Date or any earlier termination of this Agreement, an amount equal to interest computed at the rate of 0.25% per annum on the amount by which (a) the average daily Maximum Amount of Revolving Credit during the three-month period or portion thereof ending on such Payment Date exceeded (b) the sum of (i) the average daily Revolving Loan during such period or portion thereof plus (ii) the average daily Letter of Credit Exposure during such period or portion thereof; provided, however, that the first such payment shall be for the period beginning on the Initial Closing Date and ending on the first Payment Date after the Initial Closing Date; and provided, further, however, that (a) at all times when the Applicable Margin is 0.750%, the commitment fee under this Section 3.5 shall be 0.250% per annum, (b) at all times when the Applicable Margin is 0.625%, the commitment fee under this
Section 3.5 shall be 0.225% per annum and (c) at all times when the Applicable Margin is 0.500%, the commitment fee under this Section 3.5 shall be 0.200% per annum.

     3.6. Letter of Credit Fees. The Company will pay to the Agent for the account of each of the Lenders, in accordance with the Lenders' respective Percentage Interests, on each Payment Date, a Letter of Credit fee equal to interest at a per annum rate equal to the Applicable Margin, as from time to time in effect, on the average daily Letter of Credit Exposure during the three-month period or portion thereof ending on such Payment Date. The Company will pay to the Letter of Credit Issuer a facing fee equal to 1/4% of each Letter of Credit and other customary service charges and expenses for its services in connection with the Letters of Credit at the times and in the amounts from time to time in effect in accordance with its general rate structure, including fees and expenses relating to issuance, amendment, negotiation, cancellation and similar operations.

     3.7. Reserve Requirements, etc. If any Legal Requirement shall, after the Initial Closing Date, (a) impose, modify, increase or deem applicable any insurance assessment, reserve, special deposit or similar requirement against any Funding Liability or the Letters of Credit, (b) impose, modify, increase or deem applicable any other requirement or condition with respect to any Funding Liability or the Letters of Credit, or (c) change the basis of taxation of Funding Liabilities or payments in respect of any Letter of Credit (other than changes in taxes imposed on or measured by the net income of such Lender) and the effect of any of the foregoing shall be to increase materially the cost to any Lender of issuing, making, funding or maintaining its respective Percentage Interest in any portion of the Revolving Loan subject to a LIBOR Pricing Option, any Money Market Loan or any Letter of Credit, to reduce materially the amounts received or receivable by such Lender under this Agreement or to require such Lender to make any material payment or forego any material amounts otherwise payable to such Lender under this Agreement, then, within 15 days after the receipt by the Company of a certificate from such Lender setting forth why it is claiming compensation under this Section 3.7 and computations (in reasonable detail) of the amount thereof, the Company shall pay to the Agent for the account of such Lender such additional amounts as are specified by such Lender in such certificate as sufficient to compensate such Lender for such increased cost or such reduction, together with interest at the Overdue Reimbursement Rate on such amount from the 15th day after receipt of such certificate until payment in full thereof; provided, however, that the foregoing provisions shall not apply to any Tax or to any reserves which are included in computing the LIBOR Reserve Rate. The good faith determination by such Lender of the amount of such costs shall, in the absence of manifest error, be conclusive. The Company shall be entitled to replace any such Lender in accordance with Section 12.3.

     3.8. Taxes. All payments of the Credit Obligations shall be made without set-off or counterclaim and free and clear of any deductions, including deductions for Taxes, unless the Company is required by law to make such deductions. If (a) any Lender shall, after the Initial Closing Date, become subject to any Tax with respect to any payment of the Credit Obligations or its obligations hereunder or (b) the Company shall, after the Initial Closing Date, become required to withhold or deduct any Tax on any payment on the Credit Obligations, within 15 days after the receipt by the Company of a certificate from such Lender setting forth why it is claiming compensation under this
Section 3.8 and computations (in reasonable detail) of the amount thereof, the Company shall pay to the Agent for such Lender's account such additional amount as is necessary to enable such Lender to receive the amount of Tax so imposed on the Lender's obligations hereunder or the full amount of all payments which it would have received on the Credit Obligations (including amounts required to be paid under Sections 3.7, 3.9, 3.10 and this Section 3.8) in the absence of such Tax, as the case may be, together with interest at the Overdue Reimbursement Rate on such amount from the 15th day after receipt of such certificate until payment in full thereof. Whenever Taxes must be withheld by the Company with respect to any payments of the Credit Obligations, the Company shall promptly furnish to the Agent for the account of the applicable Lender official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any such Taxes so withheld. If the Company fails to pay any such Taxes when due or fails to remit to the Agent for the account of the applicable Lender the required receipts evidencing payment of any such Taxes so withheld or deducted, the Company shall indemnify the affected Lender for any incremental Taxes and interest or penalties that may become payable by such Lender as a result of any such failure. The good faith determination by such Lender of the amount of such Tax and the basis therefor shall, in the absence of manifest error, be conclusive. The Company shall be entitled to replace any such Lender in accordance with
Section 12.3. In the event any Lender receives a refund of any taxes for which it has received payment from the Company under this Section 3.8, such Lender shall promptly pay the amount of such refund to the Company, together with any interest thereon actually earned by such Lender.

     3.9. Capital Adequacy. If any Lender shall determine in good faith that compliance by such Lender with any Legal Requirement imposed after the Initial Closing Date regarding capital adequacy of banks or bank holding companies has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of such Lender's commitment to make the extensions of credit contemplated hereby, or such Lender's maintenance of the extensions of credit contemplated hereby, to a level below that which such Lender could have achieved but for such compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such compliance and assuming that such Lender's capital was fully utilized prior to such compliance) by an amount deemed by such Lender to be material, then, within 15 days after the receipt by the Company of a certificate from such Lender setting forth why it is claiming compensation under this Section 3.9 and computations (in reasonable detail) of the amount thereof, the Company shall pay to the Agent for the account of such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest at the Overdue Reimbursement Rate on each such amount from the 15th day after receipt of such certificate until payment in full thereof. The good faith determination by such Lender of the amount to be paid to it and the basis for computation thereof shall, in the absence of manifest error, be conclusive. In determining such amount, such Lender may use any reasonable averaging, allocation and attribution methods. The Company shall be entitled to replace any such Lender in accordance with Section 12.3.

     3.10. Regulatory Changes. If any Lender shall determine that (a) any change in any Legal Requirement (including any new Legal Requirement) after the date hereof shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Lender with respect to the Loan or the Letters of Credit or the return to be earned by such Lender on the Loan or the Letters of Credit, (ii) impose a cost on such Lender or any Affiliate of such Lender that is attributable to the making or maintaining of, or such Lender's commitment to make, its portion of the Loan or the Letters of Credit, or (iii) require such Lender or any Affiliate of such Lender to make any payment on, or calculated by reference to, the gross amount of any amount received by such Lender under any Credit Document (other than Taxes or income taxes), and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the Applicable Rate or the Letter of Credit fees, then, within 15 days after the receipt by the Company of a certificate from such Lender setting forth why it is claiming compensation under this Section 3.10 and computations (in reasonable detail) of the amount thereof, the Company shall pay to such Lender such additional amounts as such Lender determines will, together with any adjustment in the Applicable Rate, fully compensate for such reduction, increased cost or payment, together with interest on such amount from the 15th day after receipt of such certificate until payment in full thereof at the Overdue Reimbursement Rate. The good faith determination by such Lender of the amount to be paid to it and the basis for computation thereof hereunder shall, in the absence of manifest error, be conclusive. In determining such amount, such Lender may use any reasonable averaging and attribution methods. The Company shall be entitled to replace any such Lender in accordance with Section 12.3.

     3.11. Mitigation. Each Lender shall take such commercially reasonable steps as it may determine are not disadvantageous to it, including changing lending offices to the extent feasible, in order to reduce amounts otherwise payable by the Company to such Lender pursuant to Sections 3.2.4, 3.7, 3.8 and
3.10 or to make Eurodollar Pricing Options available under Section 3.2.1 and 3.2.5.

4.   Payment.

     4.1. Payment at Maturity. Except as set forth in Section 2.2.5, on each Money Market Loan Maturity Date, the Company will pay to the Agent for credit to the applicable Money Market Loan Account the outstanding principal amount of its Money Market Loan maturing on such date, together with all accrued and unpaid interest with respect thereto. On the Final Maturity Date, the Company shall pay to the Agent for credit to the Revolving Loan Account the entire outstanding principal amount of Indebtedness evidenced thereby, together with all accrued and unpaid interest with respect thereto, and all other Credit Obligations owing by it to any Lender (to the extent not already paid in accordance with the preceding sentence). On the Final Maturity Date, the Swingline Borrower shall pay to the Agent for credit to the Swingline Loan Account the entire outstanding principal amount of Indebtedness evidenced thereby, together with all accrued and unpaid interest with respect thereto. On any accelerated maturity of the Indebtedness evidenced by any Loan Account, the Company shall pay to the Agent for credit to the Loan Accounts the entire outstanding principal amount of Indebtedness evidenced thereby, together with all accrued and unpaid interest with respect thereto, and all other Credit Obligations owing by it to any Lender.

     4.2. Contingent Required Prepayments.

          4.2.1. Excess Credit Exposure. If at any time the sum of the Revolving Loan plus the Money Market Loans plus the Swingline Loan plus the Letter of Credit Exposure exceeds the Maximum Amount of Revolving Credit, the Company will promptly pay the amount of such excess as a prepayment of the Swingline Loan or the Revolving Loan or the Money Market Loans, as the case may be.

          4.2.2. Net Asset Sale Proceeds. Upon receipt of Net Asset Sale Proceeds that exceed both (a) $3,000,000 in any year and (b) $15,000,000 in the aggregate after the Initial Closing Date minus all amounts allocated to clause (a) after the Initial Closing Date, the Company shall within three Banking Days pay the amount of such excess to the Agent as a prepayment of the Revolving Loan; provided, however, that the Company may elect to reserve all or a portion of such Net Asset Sale Proceeds up to $50,000,000 in the aggregate, for Permitted Reinvestments. The amount so reserved (the "Permitted Reinvestment Reserve Amount") must be applied to a Permitted Reinvestment within 270 days after the transaction creating the Permitted Reinvestment Reserve Amount. In the event the Permitted Reinvestment is not consummated within such 270-day period (or if the Company abandons its plans for a Permitted Reinvestment prior to the end of such period), the Company shall within three Banking Days repay the Revolving Loan in an amount equal to such Permitted Reinvestment Reserve Amount. Upon receipt of Net Asset Sale Proceeds exceeding $50,000,000 after the Initial Closing Date, the Company shall within three Banking Days pay the amount of such excess to the Agent as a repayment of the Revolving Loan.

          4.2.3. Excess Letter of Credit Exposure. If at any time Letter of Credit Exposure exceeds $45,000,000, the Company will promptly pay the amount of such excess to the Agent to be applied as provided in Section 4.4.

     4.3. Voluntary Prepayments. In addition to the prepayments required by Section 4.2, at any time or from time to time upon not less than one Banking Day prior written notice to the Agent (except that no such notice need be given in the event of an automatic payment on a Money Market Loan Closing Date in accordance with Section 2.2.5), the Company shall have the right to prepay, without premium or penalty of any type (except as provided in Sections 2.2.6 or 3.2.4), all or any part of its Revolving Loan or any Money Market Loan in such amounts as are not less than $3,000,000 and in integral multiples of $500,000, unless such payment is equal to the entire outstanding principal amount of the Revolving Loan or the Money Market Loan, as the case may be. At any time or from time to time upon telephone notice to the Swingline Lender, given not later than 3:00 p.m. (Boston time) on any Banking Day, the Swingline Borrower shall have the right to prepay, without premium or penalty of any type, all or any part of the outstanding principal amount of its Swingline Loan in such amounts as are not less than $100,000 and in integral multiples of $50,000, unless such payment is equal to the entire outstanding principal amount of the Swingline Loan.

     4.4. Letters of Credit. If on the stated or any accelerated maturity of the Credit Obligations the Letter of Credit Issuer or the Lenders shall be obligated in respect of a Letter of Credit or a draft accepted under a Letter of Credit, the Company will either:

           (a) prepay such obligation by depositing with the Agent an amount of cash, or

          (b) deliver to the Agent a standby letter of credit (designating the Agent as beneficiary and issued by a bank and on terms reasonably acceptable to the Agent), in each case in an amount equal to the portion of the then Letter of Credit Exposure issued for the account of the Company. Any such cash so deposited and the cash proceeds of any draw under any standby letter of credit so furnished, including any interest thereon, shall be returned by the Agent to the Company only when, and to the extent that, the amount of such cash held by the Agent exceeds the Letter of Credit Exposure at a time when no Default exists; provided, however, that if an Event of Default occurs and the Credit Obligations become or are declared immediately due and payable, the Agent may apply such cash, including any interest thereon, to the payment of any of the Credit Obligations.

     4.5.  Reborrowing; Application of Payments, etc.

          4.5.1. Reborrowing. The amounts of the Revolving Loan and Swingline Loan prepaid pursuant to Section 4.3 may be reborrowed from time to time prior to the Final Maturity Date in accordance with Section 2.1 and 2.3, respectively, subject to the limits set forth therein.

          4.5.2. Order of Application. Unless specified by the Company to the contrary, all prepayments shall be deemed to apply to the Revolving Loan. Any prepayment of the Revolving Loan shall be applied first to the portion of the Loan not then subject to LIBOR Pricing Options, then the balance of any such prepayment shall be applied to the portion of the Revolving Loan then subject to LIBOR Pricing Options, in the chronological order of the respective maturities thereof, together with any payments required by
     Section 3.2.4.

          4.5.3. Payments for Lenders. All payments of principal on the Revolving Loan hereunder shall be made to the Agent for the account of the Lenders in accordance with the Lenders' respective Percentage Interests.

5.   Conditions to Extending Credit.

     5.1. Conditions on Initial Closing Date. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Initial Closing Date, of the conditions set forth in this Section 5.1 as well as the further conditions in Section 5.2. If the conditions set forth in this Section 5.1 are not met on or prior to the Initial Closing Date, the Lenders shall have no obligation to make any extensions of credit hereunder.

          5.1.1. Notes. The Company shall have duly executed and delivered to the Agent a Revolving Note for each Lender and a Swingline Note for the Swingline Lender.

          5.1.2. Guarantors Contribution Agreement. Each of the Guarantors shall have entered into a contribution agreement in substantially the form of Exhibit 5.1.2 (the "Guarantors Contribution Agreement"), pursuant to which the Guarantors shall make contributions among themselves with respect to payments made in accordance with their respective guarantees of the Credit Obligations, and shall have delivered it to the Agent.

          5.1.3. Subsidiary Subordination Agreement. Each of the Subsidiaries of the Company shall have entered into a Subsidiary Subordination Agreement in substantially the form of Exhibit 5.1.3 (the "Subsidiary Subordination Agreement") and shall have delivered it to the Agent.

          5.1.4. Payment of Fees. The Company shall have paid to the Agent (a) the fees separately agreed between the Company and the Agent and (b) the reasonable fees and disbursements of the Agent's special counsel for which statements have been rendered on or prior to the Initial Closing Date.

          5.1.5. Legal Opinions. On the Initial Closing Date, the Lenders shall have received from the following counsel their respective opinions with respect to the transactions contemplated by the Credit Documents, which opinions shall be in form and substance reasonably satisfactory to the Required Lenders:

          (a) Baker, Donelson, Bearman & Caldwell, special counsel for the Company.

          (b)  Kirkland & Ellis, special counsel for the Company.

          (c)  Ropes & Gray, special counsel for the Agent.

          The Company authorizes and directs its counsel to furnish the foregoing opinions.

          5.1.6. Concurrent Transactions. On or immediately prior to the Initial Closing Date:

          (a) Corporate Reorganization. The Company's cotton linter plant in Memphis, Tennessee, its wood pulp plant in Foley, Florida and all related assets shall be owned by the Company and its Wholly Owned Subsidiaries.

          (b) Approved Subordinated Debt. The Company shall have issued the Approved Subordinated Debt in an aggregate principal amount of at least $150,000,000 (sold at 99.626% of the face amount), the Approved Subordinated Debt shall be rated at least BB- by S&P and Ba3 by Moody's and the proceeds of the Approved Subordinated Debt shall be used solely to fund the acquisition of the 50% ownership interest of Procter & Gamble Cellulose in Buckeye Florida Partners and the repayment of Indebtedness owing by the Company to Procter & Gamble Cellulose and MDCP contemplated below.

          (c) Initial Public Offering. MDCP will have offered and sold in a transaction registered under the Securities Act at least 4,000,000 shares of the Company's common stock.

          (d) P&G Call Option. The Company shall have exercised its option to acquire the 50% ownership interest of Procter & Gamble Cellulose in Buckeye Florida Partners with the proceeds of the Approved Subordinated Debt.

          (e) Repayment of P&G and MDCP Debt. The Company shall have repaid in full all Indebtedness owing by the Company and its Subsidiaries to Procter & Gamble Cellulose, MDCP and their respective Affiliates with the proceeds of the Approved Subordinated Debt and cash and Cash Equivalents owned by the Company and its Subsidiaries immediately prior to the Initial Closing Date.

          (f) Repayment of Heller Debt. The Company shall have repaid in full all Indebtedness owing by the Company and its Subsidiaries under the Heller Credit Agreement with the proceeds of the Loan. The Heller Credit Agreement shall be terminated and all guarantees and collateral relating thereto shall be released.

          (g) Repurchase of Senior Notes. The Company shall have accepted for purchase through a tender offer at least a majority in outstanding principal amount of the Senior Notes, and the indenture for such Senior Notes shall have been amended to permit the transactions contemplated hereby and to make other changes reasonably satisfactory to the Required Lenders.

          (h) Satisfaction of Conditions and Consents. All of the conditions to the obligations of the parties to the Concurrent Transactions shall have been satisfied in all material respects. Any material consent, authorization, order or approval of any Person required in connection with the Concurrent Transactions shall have been obtained and shall be in full force and effect.

          (i) Officer's Certificate. Contemporaneously with the making by the Lenders of the first extension of credit under Section 2, the Agent shall have received a certificate of a Financial Officer to the effect that the Concurrent Transactions have been consummated and to the effect that each of the conditions set forth in this Section 5.1.6 has been satisfied.

          5.1.7. Solvency; Minimum Net Worth. The Company shall have furnished to the Lenders a certificate satisfactory to the Lenders as to (a) the solvency of the Company and its Subsidiaries on a Consolidated basis and
     (b) Consolidated Net Worth exceeding $80,000,000, in each case immediately after giving effect to the Concurrent Transactions and the transactions contemplated thereby and hereby.

          5.1.8. Environmental Review. The Lenders shall have completed their due diligence review of the environmental matters of the Company and its Subsidiaries and shall have received a report of Environmental Engineering & Remediation, Inc. as to the Environmental Capital Expenditures and other environmental matters in form and substance reasonably satisfactory to the Lenders.

          5.1.9. Proper Proceedings. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate, partnership or other proceedings on the part of the Company and the Guarantors. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect.

          5.1.10. General. All legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and the Agent shall have received copies of all documents, including certified copies of the Charter and By-Laws of the Company and the other Obligors, records of corporate and partnership proceedings, certificates as to signatures and incumbency of officers and opinions of counsel, which the Agent may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

     5.2. Conditions to Each Extension of Credit. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the following conditions:

          5.2.1. Officer's Certificate. The representations and warranties contained in Section 7 shall be true and correct on and as of such Closing Date with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date); no Default shall exist on such Closing Date prior to or immediately after giving effect to the requested extension of credit; no Material Adverse Change shall have occurred since June 30, 1995; and the Company shall have furnished to the Agent in connection with the requested extension of credit a certificate to these effects, in substantially the form of Exhibit 5.2.1, signed by a Financial Officer.

          5.2.2. Legality, etc. The making of the requested extension of credit shall not (a) subject any Lender to any penalty or Tax (other than a Tax for which the Company is required to reimburse the Lenders under
     Section 3.8) or (b) be prohibited by any Legal Requirement. If any Lender is unable to perform its obligations hereunder due to a lending restriction under clauses (a) or (b), the Company shall be entitled to replace such Lender pursuant to Section 12.3.

6. General Covenants. Each of the Company and the Guarantors covenants that, until all of the Credit Obligations shall have been paid in full and until the Lenders' commitments to extend credit under this Agreement and any other Credit Document shall have been irrevocably terminated, the Company and its Subsidiaries will comply with the following provisions:

     6.1. Taxes and Other Charges; Accounts Payable.

          6.1.1. Taxes and Other Charges. Each of the Company and its Subsidiaries shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all material taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all material claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that each of the Company and its Subsidiaries shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

          6.1.2. Accounts Payable. Each of the Company and its Subsidiaries shall promptly pay when due (taking into account any applicable grace periods), or in conformity with customary trade terms and historical practices, all other Indebtedness incident to the operations of such Person not referred to in Section 6.1.1; provided, however, that any such Indebtedness need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

     6.2. Conduct of Business, etc.

          6.2.1. Types of Business. The Company and its Subsidiaries shall engage principally in the business of (a) specialty cellulose pulps and (b) other activities substantially related thereto.

          6.2.2.  Maintenance of Properties.  Each of the Company and its
     Subsidiaries:

          (a) shall keep its properties in such repair, working order and condition, and shall from time to time make such repairs, replacements, additions and improvements thereto as are necessary for the efficient operation of its businesses (in its reasonable judgment) and shall comply at all times in all material respects with all material franchises, licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, except where (i) compliance is at the time being contested in good faith by appropriate proceedings or (ii) failure to comply with the provisions being contested have not resulted, or do not create a material risk of resulting, in the aggregate in any Material Adverse Change; and

          (b) shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business; provided, however, that this Section
     6.2.2 (b) shall not prevent the merger, consolidation or liquidation of Subsidiaries permitted by Section 6.11.

          6.2.3. Statutory Compliance. Each of the Company and its Subsidiaries shall comply in all material respects with all valid and applicable statutes, laws, ordinances, zoning and building codes and other rules and regulations of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to such Person, except where failure so to comply would not reasonably be expected to result in the aggregate in any Material Adverse Change; provided, however, that compliance with Environmental Laws shall be governed solely by Section 6.19.

          6.2.4. Compliance with Material Agreements. Each of the Company and its Subsidiaries shall comply in all material respects with the Material Agreements (to the extent not in violation of the other provisions of this Agreement or any other Credit Document). Without the prior written consent of the Required Lenders, no Material Agreement so designated in Exhibit
     7.2.2 shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the interests of the Lenders.

     6.3.  Insurance.

          6.3.1. Business Interruption Insurance. Each of the Company and its Subsidiaries shall maintain with financially sound and reputable insurers insurance related to interruption of business, either for loss of revenues or for extra expense as it relates to the loss of revenues, in an amount of at least $1,000,000,000 and otherwise in the manner customary for businesses of similar size engaged in similar activities at similar locations.

          6.3.2. Property Insurance. Each of the Company and its Subsidiaries shall keep its assets which are of an insurable character insured by financially sound and reputable insurers against theft and fraud and against loss or damage by fire, explosion and hazards insured against by extended coverage to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities.

          6.3.3. Liability Insurance. Each of the Company and its Subsidiaries shall maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property, including product liability insurance, to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities at similar locations; provided, however, that it may effect workers' compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction.

     6.4. Financial Statements and Reports. Each of the Company and its Subsidiaries shall maintain a system of accounting in which correct entries shall be made of all transactions in relation to their business and affairs in accordance with generally accepted accounting practice. The fiscal year of the Company and its Subsidiaries shall end on June 30 in each year and the fiscal quarters of the Company and its Subsidiaries shall end on September 30, December 31, March 31 and June 30 in each year.

          6.4.1. Annual Reports. The Company shall furnish to the Lenders as soon as available, and in any event within 95 days after the end of each fiscal year, the Consolidated and Consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, the Consolidated and Consolidating statements of income and Consolidated statements of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for such fiscal year (all in reasonable detail) and together, in the case of Consolidated financial statements, with comparative figures for the immediately preceding fiscal year, all accompanied by:

          (a) Unqualified reports of Ernst & Young LLP (or, if they cease to be auditors of the Company and its Subsidiaries, other independent certified public accountants of recognized national standing reasonably satisfactory to the Required

     Lenders), containing no material uncertainty, to the effect that they have audited the foregoing Consolidated financial statements in accordance with generally accepted auditing standards and that such Consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

          (b) The statement of such accountants that they have caused this Agreement to be reviewed and that in the course of their audit of the Company and its Subsidiaries no facts have come to their attention that cause them to believe that any Default exists and in particular that they have no knowledge of any Default under Sections 6.5 through 6.18 or, if such is not the case, specifying such Default and the nature thereof. This statement is furnished by such accountants with the understanding that the examination of such accountants cannot be relied upon to give such accountants knowledge of any such Default except as it relates to accounting or auditing matters within the scope of their audit.

          (c) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

          (d) Computations by the Company, substantially in the form historically prepared by the Company, comparing the financial statements referred to above with the most recent budget for such fiscal year furnished to the Lenders in accordance with Section 6.4.4.

          (e) Computations by the Company demonstrating, as of the end of such fiscal year, compliance with the Computation Covenants, certified by a Financial Officer.

          (f) Calculations, as at the end of such fiscal year, of (i) the Accumulated Benefit Obligations for each Plan covered by Title IV of ERISA (other than Multiemployer Plans) and (ii) the fair market value of the assets of such Plan allocable to such benefits.

          (g) Supplements to Exhibits 7.1 and 7.3 showing any changes in the information set forth in such Exhibits not previously furnished to the Lenders in writing, as well as any changes in the Charter, Bylaws or incumbency of officers of the Company or its Subsidiaries from those previously certified to the Agent.

          (h) In the event of a change in GAAP after June 30, 1995, computations by the Company, certified by a Financial Officer, reconciling the financial statements referred to above with financial statements prepared in accordance with GAAP as applied to the other covenants in Section 6 and related definitions.

          6.4.2. Quarterly Reports. The Company shall furnish to the Lenders as soon as available and, in any event, within 45 days after the end of each of the first three fiscal quarters of the Company, the internally prepared Consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter, the Consolidated statements of income, of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended (all in reasonable detail) and together, with comparative figures for the same period in the preceding fiscal year, all accompanied by:

          (a) A certificate of the Company signed by a Financial Officer to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

          (b) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

          (c) Computations by the Company, substantially in the form historically prepared by the Company comparing the financial statements referred to above with the most recent budget for the period covered thereby furnished to the Lenders in accordance with Section 6.4.4.

          (d) Computations by the Company demonstrating, as of the end of such quarter, compliance with the Computation Covenants, certified by a Financial Officer.

          (e) Supplements to Exhibits 7.1 and 7.3 showing any changes in the information set forth in such Exhibits not previously furnished to the Lenders in writing, as well as any changes in the Charter, Bylaws or incumbency of officers of the Company and its Subsidiaries from those previously certified to the Agent.

          (f) In the event of a change in GAAP after June 30, 1995, computations by the Company, certified by a Financial Officer, reconciling the financial statements referred to above with financial statements prepared in accordance with GAAP as applied to the other covenants in
     Section 6 and related definitions.

          6.4.3. Monthly Reports. The Company shall furnish to the Lenders as soon as available and, in any event, within 30 days after the end of each month, the internally prepared Consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the Consolidated statement of income of the Company and its Subsidiaries for such month (all in reasonable detail), all accompanied by a certificate of the Company signed by a Financial Officer to the effect that such computations were prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Persons covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

          6.4.4.  Other Reports.  The Company shall promptly furnish to the
     Lenders:

          (a) As soon as prepared and in any event before the beginning of each fiscal year, an annual plan for each fiscal quarter in such fiscal year of the Company and its Subsidiaries, prepared in a manner substantially consistent with the Company's historical practices and with the manner in which the financial projections described in Section 7.2.1 were prepared.

          (b) On at least a quarterly basis, any material updates of such budget and projections formally prepared by the Company.

          (c) Any management letters furnished to the Company or any of its Subsidiaries by the Company's auditors.

          (d) All budgets, projections, statements of operations and other reports furnished generally to the shareholders of the Company.

          (e) Such registration statements, proxy statements and reports, including Forms S-1, S-2, S-3, S-4, 10-K, 10-Q and 8-K, as may be filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission.

          (f) Any 90-day letter or 30-day letter from the federal Internal Revenue Service (or the equivalent notice received from state or other taxing authorities) asserting tax deficiencies against the Company or any of its Subsidiaries.

          (g) Progress reports as required under the Fenholloway River Agreement (whether on a quarterly basis or otherwise).

          6.4.5. Notice of Litigation; Notice of Defaults. Except with respect to matters arising under Environmental Laws for which notices as required by Section 6.19, the Company shall promptly furnish to the Lenders notice of any litigation or any administrative or arbitration proceeding
     (a) which would reasonably be expected to create a material risk of resulting, after giving effect to any applicable insurance, in the payment by the Company and its Subsidiaries of more than $3,000,000 or (b) which results, or would reasonably be expected to create a material risk of resulting, in a Material Adverse Change. Promptly upon acquiring knowledge thereof, the Company shall notify the Lenders of the existence of any Default, specifying the nature thereof and what action the Company or any Subsidiary has taken, is taking or proposes to take with respect thereto.

          6.4.6. ERISA Reports. The Company shall furnish to the Lenders as soon as reasonably available the following items with respect to any Plan:

          (a) any request for a waiver of the funding standards or an extension of the amortization period,

          (b) any reportable event (as defined in section 4043 of ERISA), unless the notice requirement with respect thereto has been waived by regulation,

          (c) any notice received by any ERISA Group Person that the PBGC has instituted or intends to institute proceedings to terminate any Plan, or that any Multiemployer Plan is insolvent or in reorganization,

          (d) notice of the possibility of the termination of any Plan by its administrator pursuant to section 4041 of ERISA, and

          (e) notice of the intention of any ERISA Group Person to withdraw, in whole or in part, from any Multiemployer Plan.

          6.4.7. Other Information. From time to time at reasonable intervals upon request of any authorized officer of any Lender, the Company shall furnish to the Lenders such other information, substantially consistent in form and substance to information historically prepared by the Company, regarding the business, assets, financial condition or income of the Company and its Subsidiaries as such officer may reasonably request, including copies of all tax returns and material licenses, agreements, leases and instruments to which any of the Company or its Subsidiaries is party. The Lenders' authorized officers and representatives shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Company and its Subsidiaries, to make copies and notes therefrom for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document.

     6.5. Certain Financial Tests.

          6.5.1. Consolidated Net Worth. Consolidated Net Worth shall not at any time be less than $80,000,000; provided, however, that on December 31, 1995 and on the last day of each fiscal quarter of the Company thereafter, the then effective dollar amount in this Section 6.5.1 shall be increased by 50% of Consolidated net income (if positive) of the Company and its Subsidiaries determined in accordance with GAAP for the quarter then ended.

          6.5.2. Consolidated Total Net Debt to Consolidated EBITDA. Consolidated Total Net Debt shall not on any date exceed 300% of Consolidated EBITDA for the most recently completed period of four consecutive fiscal quarters for which financial reports have been furnished to the Lenders in accordance with Section 6.4.1 or 6.4.2.

          6.5.3. Consolidated EBITDA to Consolidated Interest Expense. For each period of four consecutive fiscal quarters of the Company, Consolidated EBITDA shall equal or exceed 325% of Consolidated Interest Expense for such period (or, prior to December 31, 1996, for the annualized period commencing with the first fiscal quarter beginning after the Initial Closing Date).

          6.5.4. Environmental Capital Expenditures. The aggregate amount of Environmental Capital Expenditures shall not exceed the aggregate amount set forth in Exhibit 1.

          6.5.5. Business Capital Expenditures. For each period of four consecutive fiscal quarters of the Company, the excess of (a) Consolidated EBITDA minus (b) Business Capital Expenditures shall equal or exceed 200% of Consolidated Interest Expense.

     6.6. Indebtedness. Neither the Company nor any of its Subsidiaries shall create, incur, assume or otherwise become or remain liable with respect to any Indebtedness except the following:

          6.6.1.  Indebtedness in respect of the Credit Obligations.

          6.6.2.  Guarantees permitted by Section 6.7.

          6.6.3. Current liabilities, other than Financing Debt, incurred in the ordinary course of business (including (a) accrued salaries, vacation and benefits, accounts payable for services, inventory and equipment and other trade accounts payable and (b) such current liabilities incurred in the ordinary course of business by Persons acquired by the Company and its Subsidiaries in accordance with Section 6.9).

          6.6.4. To the extent that payment thereof shall not at the time be required by Section 6.1, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies.

          6.6.5. Indebtedness secured by Liens of carriers, warehouses, mechanics and landlords permitted by Sections 6.8.4 and 6.8.5.

          6.6.6. Indebtedness in respect of judgments or awards (a) which have been in force for less than the applicable appeal period or (b) in respect of which the Company or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and, in the case of each of clauses (a) and (b), the Company or such Subsidiary shall have taken appropriate reserves therefor in accordance with GAAP and execution of such judgment or award shall not be levied.

          6.6.7. To the extent permitted by Section 6.8.8, Indebtedness in respect of Capitalized Lease Obligations or secured by purchase money security interests; provided, however, that the aggregate principal amount of all Indebtedness permitted by this Section 6.6.7 at any one time outstanding shall not exceed $10,000,000.

          6.6.8. Indebtedness in respect of deferred taxes arising in the ordinary course of business.

          6.6.9. Indebtedness in respect of inter-company loans and advances among the Company and its Subsidiaries which are not prohibited by Section 6.9.

          6.6.10. Indebtedness of the Company in respect of the Approved Subordinated Debt and the Senior Notes.

          6.6.11. Unfunded pension liabilities and obligations with respect to Plans so long as the Company is in compliance with Section 6.17.

          6.6.12.  Indebtedness outstanding on the date hereof and described in
     Exhibit 7.3 and all renewals and extensions thereof not in excess of the amount thereof outstanding immediately prior to such renewal or extension; provided, however, that (i) all such Indebtedness so indicated on Exhibit
     7.3 shall be paid in full on the Initial Closing Date and (ii) all such other Indebtedness shall be paid in accordance with the terms thereof as in effect on the date hereof.

          6.6.13. Indebtedness of the Company not in excess of $35,000,000 in respect of an industrial development bond for environmental equipment at its Foley, Florida plant.

           6.6.14. Indebtedness (other than Financing Debt) in addition to the Indebtedness permitted by the other provisions of this Section 6.6; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $10,000,000.

           6.6.15. Financing Debt and unfunded pension liabilities of Subsidiaries acquired in accordance with Section 6.9.5 or otherwise assumed by the Company and its Subsidiaries in acquisitions permitted by Section
     6.9.5 in an aggregate amount not exceeding $10,000,000 for all such acquisitions after the Initial Closing Date.

           6.6.16. Indebtedness of Foreign Subsidiaries in respect of credit facilities to finance working capital, in an amount not to exceed $15,000,000 in the equivalent amount of United States Funds in the aggregate at any one time outstanding.

           6.6.17. Indebtedness in respect of foreign currency hedging agreements entered into in the ordinary course of business.

     6.7. Guarantees; Letters of Credit. Neither the Company nor any of its Subsidiaries shall become or remain liable with respect to any Guarantee, including reimbursement obligations under letters of credit or other financial guarantees by third parties, except the following:

           6.7.1.  Letters of Credit and Guarantees of the Credit Obligations.

           6.7.2. Guarantees by the Company of Indebtedness incurred by its Subsidiaries and permitted by Section 6.6.

           6.7.3. Guarantees by the Company of loans by third parties to its employees to purchase capital stock of the Company in an amount not to exceed $4,000,000 in the aggregate at any one time outstanding.

     6.8. Liens. Neither the Company nor any of its Subsidiaries shall create, incur or enter into, or suffer to be created or incurred or to exist, any Lien, except the following:

           6.8.1. Liens to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by Section 6.1.

           6.8.2. Deposits or pledges made (a) in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security, (b) in connection with casualty insurance maintained in accordance with Section 6.3, (c) to secure the performance of bids, tenders, contracts (other than contracts relating to Financing Debt), utilities or leases, (d) to secure statutory obligations or surety or appeal bonds, (e) to secure indemnity, performance or other similar bonds in the ordinary course of business or (f) in connection with contested amounts to the extent that payment thereof shall not at that time be required by Section 6.1.

           6.8.3. Liens in respect of judgments or awards, to the extent that such judgments or awards are permitted by Section 6.6.6.

           6.8.4. Liens of carriers, warehouses, mechanics, suppliers and similar Liens, in each case (a) in existence less than 90 days from the later of (i) the date of creation thereof or (ii) the date payment of Indebtedness secured thereby is due, or (b) being contested in good faith by the Company or any Subsidiary in appropriate proceedings (so long as the Company or such Subsidiary shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto).

           6.8.5. Encumbrances in the nature of (a) zoning restrictions, (b) easements, (c) restrictions of record on the use of real property, (d) landlords' and lessors' Liens on rented premises and (e) restrictions on transfers or assignment of leases, licenses and other contracts, which in each case do not materially detract from the value of the encumbered property or impair the use thereof in the business of the Company or any Subsidiary.

           6.8.6. Restrictions under federal and state securities laws and shareholder agreements on the transfer of securities.

           6.8.7. Restrictions under Foreign Trade Regulations on the transfer or licensing of certain assets of the Company and its Subsidiaries.

           6.8.8. Liens constituting (a) purchase money security interests (including mortgages, conditional sales, Capitalized Leases and any other title retention or deferred purchase devices) in real property, interests in leases or tangible personal property (other than inventory) existing or created on the date on which such property is acquired or within 90 days thereafter, and (b) the renewal, extension or refunding of any security interest referred to in the foregoing clause (a) in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that (i) each such security interest shall attach solely to the particular item of property so acquired, and the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations) secured thereby shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of such item of property; and (ii) the aggregate principal amount of all Indebtedness secured by Liens permitted by this Section 6.8.8 shall not exceed the amount permitted by Section 6.6.7.

           6.8.9.  Liens securing industrial development bonds permitted by
     Section 6.6.13 or 6.6.15 on the assets being acquired, constructed or improved with the proceeds of such bonds.

           6.8.10.  Liens securing the Credit Obligations.

           6.8.11.  Rights of set-off held by any banks.

           6.8.12. Liens on foreign assets owned by Foreign Subsidiaries to secure Indebtedness of Foreign Subsidiaries in respect of credit facilities permitted by Section 6.6.16.

           6.8.13. Pledge of certificates of deposit of the Company constituting Guarantees permitted by Section 6.7.3.

           6.8.14.  Liens existing on the Initial Closing Date as described on
     Exhibit 6.8.14.

     6.9. Investments and Acquisitions. Neither the Company nor any of its Subsidiaries shall have outstanding, acquire, commit itself to acquire or hold any Investment (including any Investment consisting of the acquisition of any business) except for the following:

           6.9.1. Investments of the Company and its Subsidiaries in Wholly Owned Subsidiaries (a) which are domestic Subsidiaries as of the date of this Agreement or (b) which become domestic Wholly Owned Subsidiaries after the Initial Closing Date and become Guarantors to the extent required by
     Section 9.9; provided, however, that no such Investment shall involve the transfer by the Company of any substantial assets (other than cash).

           6.9.2. Intercompany loans and advances from any Subsidiary to the Company or any Guarantor that are subordinated to the Credit Obligations in accordance with the Subsidiary Subordination Agreement.

           6.9.3.  Investments in Cash Equivalents.

           6.9.4.  Guarantees permitted by Section 6.7.

           6.9.5. So long as immediately before and after giving effect thereto no Default exists, and so long as the Company is the surviving entity, the Company may acquire another entity in the same line of business as the Company as described in Section 6.2.1 for a purchase price not exceeding $50,000,000; provided, however, that (a) the acquisition must be approved by the target entity's board of directors, (b) the

     Company must be in compliance with the Computation Covenants immediately after giving effect to such acquisition, (c) the acquired entity must not have any environmental liabilities which, after giving effect to such acquisition, would reasonably be expected to result in a Material Adverse Change, (d) the cumulative purchase prices of acquisitions permitted under this Section 6.9.5 shall not exceed $75,000,000 in the aggregate during the period from the Initial Closing Date through the Final Maturity Date, except with the consent of the Required Lenders and (e) any Subsidiary acquired under this Section 6.9.5 shall guarantee the Credit Obligations, or a pledge of such Subsidiary's stock shall be furnished to the Agent under a Pledge Agreement in substantially the form of Exhibit 9.9 (each a "Pledge Agreement"), in either case as contemplated by Section 9.9.

            6.9.6. Investments in Unrestricted Affiliates engaged in businesses contemplated by Section 6.2.1 in an aggregate outstanding amount not to exceed, at the time any such Investment is made, (a) $25,000,000 at all times when Consolidated Total Net Debt exceeds 150% of Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with Sections 6.4.1 or 6.4.2 and (b) $45,000,000 at all other times.

            6.9.7. Loans or advances to employees of the Company in an amount not to exceed (a) $1,000,000 in the aggregate outstanding at any time for the purchase of capital stock of the Company and (b) $2,000,000 in the aggregate outstanding at any time for all other purposes.

            6.9.8. The acquisition by the Company's German Subsidiary for a purchase price not in excess of U.S. $35,000,000, subject to customary closing and post-closing adjustments, as applicable, of substantially all of the assets of Peter Temming AG that are used in connection with such company's cotton linter pulp facility located in Gluckstadt, Germany.

            6.9.9. So long as immediately before and after giving effect thereto no Default exists, Investments of the Company and its Subsidiaries in foreign Wholly Owned Subsidiaries; provided, however, that (a) such Investments shall not involve the transfer of substantial assets (other than cash) from the Company and its domestic Subsidiaries to its Foreign Subsidiaries and (b) cash Investments of the Company and its domestic Subsidiaries in its Foreign Subsidiaries made pursuant to this Section shall not exceed the sum of (i) $25,000,000 at any one time outstanding plus (ii) the amount of Capital Expenditures permitted by Sections 6.5.4 and 6.5.5 incurred by such Foreign Subsidiaries.

     6.10. Distributions. Neither the Company nor any of its Subsidiaries shall make any Distribution except for the following:

            6.10.1. Subsidiaries of the Company may make Distributions to the Company or any Wholly Owned Subsidiary of the Company.

            6.10.2. So long as immediately before and after giving effect thereto no Default exists, the Company may make Distributions in an amount which shall not exceed (a) in any fiscal year 25% of Consolidated Net Income (if positive) for the fiscal year then most recently ended plus (b) $10,000,000 in the aggregate after the Initial Closing Date, which amount in this clause (b) may be applied only to pay dividends to stockholders after the amount in clause (a) for the year of payment has already been applied in its entirety to pay stock dividends.

            6.10.3. The Company may pay interest and principal of the Approved Subordinated Debt in accordance with the subordination provisions thereof.

            6.10.4. The Company may consummate the Concurrent Transactions on the Initial Closing Date.

            6.10.5. So long as immediately before and after giving effect thereto no Default exists, the Company may repay intercompany Indebtedness owing to its Subsidiaries.

     6.11. Asset Dispositions and Mergers. Neither the Company nor any of its Subsidiaries shall merge or enter into a consolidation or sell, lease, sell and lease back, sublease or otherwise dispose of any of its assets, except the following:

            6.11.1. The Company and any of its Subsidiaries may sell or otherwise dispose of (a) inventory in the ordinary course of business, (b) tangible assets to be replaced in the ordinary course of business within 12 months by other tangible assets of equal or greater value and (c) tangible assets that are no longer used or useful in the business of the Company or such Subsidiary; provided, however, that the fair market value of all items so sold or disposed of pursuant to this clause (c) plus all items sold or disposed of pursuant to Section 6.11.4 shall not exceed $3,000,000 in any fiscal year.

            6.11.2. Any Subsidiary of the Company may merge or be liquidated into the Company or any Wholly Owned Subsidiary of the Company so long as after giving effect to any such merger to which the Company or a Guarantor is a party the Company or (if the Company is not party thereto) a Guarantor shall be the surviving or resulting Person.

            6.11.3. So long as immediately before and after giving effect thereto no Default exists, the Company may, in addition to transactions permitted under 6.11.1, sell or otherwise dispose of assets for fair value; provided, however, that the Company shall make any prepayments of the Loan required by Section 4.2.2.

            6.11.4. So long as immediately before and after giving effect thereto no Default exists, the Company may sell or otherwise dispose of assets for fair market value so long as the fair market value of all items so sold or disposed of pursuant to this Section 6.11.4 plus all items sold or disposed of pursuant to Section 6.11.1(c) shall not exceed $3,000,000 in any fiscal year.

            6.11.5.  Mergers constituting Investments permitted by Section
     6.9.5.

     6.12. Lease Obligations. Neither the Company nor any of its Subsidiaries shall be or become obligated as lessee under any lease except:

            6.12.1. Capitalized Leases permitted by Sections 6.6.7, 6.8.8 and 6.8.9.

            6.12.2. Leases other than Capitalized Leases; provided, however, that the aggregate fixed rental obligations for any year (excluding payments required to be made by the lessee in respect of taxes, insurance and operating expenses whether or not denominated as rent) shall not exceed $10,000,000.

     6.13.  Issuance of Stock by Subsidiaries;  Subsidiary Distributions.
            ------------------------------------------------------------

            6.13.1. Issuance of Stock by Subsidiaries. No Wholly Owned Subsidiary shall issue or sell any shares of its capital stock or other evidence of beneficial ownership (except for directors' qualifying shares and, in the case of Foreign Subsidiaries, shares required to be held by foreign nationals) to any Person other than the Company or any Wholly Owned Subsidiary of the Company.

            6.13.2. No Restrictions on Subsidiary Distributions. Except for this Agreement and the Credit Documents and except as provided in the credit facilities of the Foreign Subsidiaries permitted by Section 6.16.4 or required by law, neither the Company nor any Subsidiary shall enter into or be bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or working capital) restricting the right of any Subsidiary to make Distributions or extensions of credit to the Company (directly or indirectly through another Subsidiary).

     6.14. Voluntary Prepayments of Other Indebtedness. Neither the Company nor any of its Subsidiaries shall make any voluntary prepayment of principal of or interest on any Financing Debt (other than the Credit Obligations and as contemplated by the Concurrent Transactions) or make any voluntary redemptions or repurchases of Financing Debt (other than the Credit Obligations and as contemplated by the Concurrent Transactions) in an aggregate amount exceeding $3,000,000 since the Initial Closing Date, except that the Company may refinance Financing Debt and may purchase Senior Notes outstanding after the Initial Closing Date.

     6.15. Derivative Contracts. Neither the Company nor any of its Subsidiaries shall enter into any Interest Rate Protection Agreement, foreign currency exchange contract or other financial or commodity derivative contracts except to provide hedge protection for an underlying economic transaction in the ordinary course of business.

     6.16. Negative Pledge Clauses. Neither the Company nor any of its Subsidiaries shall enter into any agreement, instrument, deed or lease which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective properties, assets or revenues, whether now owned or hereafter acquired, except the following:

            6.16.1.  This Agreement and the other Credit Documents.

            6.16.2.  Covenants in documents creating Liens permitted by Section
     6.8 prohibiting further Liens on the assets encumbered thereby.

            6.16.3. Covenants in the indenture for the Approved Subordinated Debt and the Senior Notes, each as in effect on the Initial Closing Date.

            6.16.4. Covenants in the credit facilities of the Foreign Subsidiaries permitted by Section 6.6.16 prohibiting further Liens on the assets of the Foreign Subsidiaries, restrictions required by law or customary non-assignment provisions.

     6.17. ERISA, etc. Each of the Company and its Subsidiaries shall comply, and shall cause all ERISA Group Persons to comply, in all material respects, with the provisions of ERISA and the Code applicable to each Plan. Each of the Company and its Subsidiaries shall meet, and shall cause all ERISA Group Persons to meet, all minimum funding requirements applicable to them with respect to any Plan pursuant to section 302 of ERISA or section 412 of the Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted, except if the failure to comply would not reasonably be expected to result in a Material Adverse Change. At no time shall the Accumulated Benefit Obligations under any Plan that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $5,000,000. The Company and its Subsidiaries shall not withdraw, and shall cause all other ERISA Group Persons not to withdraw, in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability exceeding $5,000,000 in the aggregate. At no time shall the actuarial present value of unfunded liabilities for post-employment health care benefits, whether or not provided under a Plan, calculated in a manner consistent with Statement No. 106 of the Financial Accounting Standards Board, exceed $25,000,000.

     6.18. Transactions with Affiliates. Neither the Company nor any of its Subsidiaries shall effect any transaction with any of their respective Affiliates (except for the Company and its Subsidiaries) on a basis less favorable, in the reasonable, good faith judgment of the Company, to the Company and its Subsidiaries than would be the case if such transaction had been effected with a non-Affiliate.

     6.19.  Environmental Laws.
            ------------------

            6.19.1. Compliance with Law and Permits. Each of the Company and its Subsidiaries shall use and operate all of its facilities and properties in material compliance with all Environmental Laws (for purposes of this sentence, any such facility that is now or hereafter listed on the National Priorities List pursuant to procedures described in 40 C.F.R. (S)300.425 shall be deemed solely for purposes of this sentence not to be in material compliance with Environmental Laws), keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws, except where such failure to use, operate, keep, or handle in compliance would not reasonably be expected to result in a Material Adverse Change.

            6.19.2. Notice of Claims, etc. Each of the Company and its Subsidiaries shall, as soon as reasonably practicable, notify the Agent, and provide copies (when applicable) of (a) any failure to comply with
     Section 6.19.1 or (b) upon receipt, of all written claims, complaints, notices or inquiries from governmental authorities relating to any alleged noncompliance with or liability under Environmental Laws with respect to the facilities or properties that might reasonably be expected to result in payments by the Company and its Subsidiaries in an aggregate amount exceeding $5,000,000 in excess of applicable insurance.

     6.20. Interpretation of Covenants. In Sections 6.6 through 6.19, the various permitted transactions provided in the subsections to each Section are cumulative and not exclusive of each other. The Company and its Subsidiaries may decide in their reasonable discretion which of the various applicable subsections shall apply to a particular transaction.

7. Representations and Warranties. In order to induce the Lenders to extend credit to the Company hereunder, each of the Company and such of its Subsidiaries as are party hereto from time to time jointly and severally represents and warrants as follows:

     7.1.   Organization and Business.
            -------------------------

            7.1.1. The Company. The Company is a duly organized and validly existing corporation, in good standing under the laws of Delaware with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party and (b) own its properties and carry on the business now conducted by it. Certified copies of the Charter and By-laws of the Company have been previously delivered to the Agent and are correct and complete. Exhibit 7.1, as from time to time hereafter supplemented in accordance with Sections 6.4.1 and 6.4.2, sets forth, as of the later of the date hereof or as of the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with such Sections, (i) the jurisdiction of incorporation of the Company, (ii) the address of the Company's principal executive office and chief place of business, (iii) each name, including any trade name, under which the Company conducts its business and (iv) the jurisdictions in which the Company keeps tangible personal property.

            7.1.2. Subsidiaries. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) guarantee the Credit Obligations and (c) own its properties and carry on the business now conducted by it. Certified copies of the Charter and By-laws of each Subsidiary of the Company have been previously delivered to the Agent and are correct and complete. Exhibit 7.1, as from time to time hereafter supplemented in accordance with Sections 6.4.1 and 6.4.2, sets forth, as of the later of the date hereof or as of the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with such Sections, (i) the name and jurisdiction of organization of each Subsidiary of the Company, (ii) the address of the chief executive office and principal place of business of each such Subsidiary, (iii) each name under which each such Subsidiary conducts its business, (iv) each jurisdiction in which each such Subsidiary keeps tangible personal property, and (v) the number of authorized and issued shares and ownership of each such Subsidiary.

            7.1.3. Qualification. Each of the Company and its Subsidiaries is duly and legally qualified to do business as a foreign corporation or other entity and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed which would not in the aggregate reasonably be expected to result, or create a material risk of resulting, in any Material Adverse Change.

            7.1.4. Capitalization. No options, warrants, conversion rights, preemptive rights or other statutory or contractual rights to purchase shares of capital stock or other securities of any Subsidiary now exist, nor has any Subsidiary authorized any such right, nor is any Subsidiary obligated in any other manner to issue shares of its capital stock or other securities.

     7.2.  Financial Statements and Other Information; Material Agreements.

           7.2.1. Financial Statements and Other Information. The Company has previously furnished to the Lenders copies of the following:

           (a) The audited Consolidated balance sheets of the Company and its Subsidiaries as at June 30 in each of 1994 and 1995 and the audited Consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for the fiscal years of the Company then ended.

           (b) The unaudited Consolidated balance sheet of the Company and its Subsidiaries as at June 30, 1993 and September 30, 1995 and the unaudited Consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for the portion of the fiscal year then ended.

           (c) The five-year financial and operational projections for the Company dated October 26, 1995.

           (d) Calculations demonstrating pro forma compliance with the Computation Covenants as of the end of October 1995.

           The audited Consolidated financial statements (including the notes thereto) referred to in clause (a) above were prepared in accordance with GAAP and fairly present the financial position of the Company and its Subsidiaries on a Consolidated basis at the respective dates thereof and the results of their operations for the periods covered thereby. The unaudited Consolidated financial statements referred to in clause (b) above were prepared in accordance with GAAP and fairly present the financial position of the Company and its Subsidiaries at the respective dates thereof and the results of their operations for the periods covered thereby, subject to normal year-end audit adjustment and the addition of footnotes in the case of interim financial statements. Neither the Company nor any of its Subsidiaries has any known contingent liability material to the Company and its Subsidiaries on a Consolidated basis which is not reflected in the balance sheets referred to in clauses (a) or (b) above (or delivered pursuant to Sections 6.4.1 or 6.4.2) or in the notes thereto or otherwise disclosed to the Agent in writing.

           In the Company's judgment, the financial and operational projections referred to in clause (c) above constitute a reasonable basis as of the Initial Closing Date for the assessment of the future performance of the Company and its Subsidiaries during the periods indicated therein, it being understood that any projected financial information represents an estimate, based on various assumptions, of future results of operations which may or may not in fact occur.

           7.2.2. Material Agreements. The Company has previously furnished to the Lenders correct and complete copies, including all exhibits, schedules and amendments thereto, of the agreements and registration statements, each as in effect on the date hereof, listed in Exhibit 7.2.2 (the "Material Agreements").

     7.3. Agreements Relating to Financing Debt, Investments, etc. Exhibit 7.3, as from time to time hereafter supplemented in accordance with Sections
6.4.1 and 6.4.2, sets forth (a) the amounts (as of the dates indicated in Exhibit 7.3, as so supplemented) of all Financing Debt of the Company and its Subsidiaries and all agreements which relate to such Financing Debt, (b) all Liens and Guarantees with respect to such Financing Debt and (c) all agreements which directly or indirectly require the Company or any Subsidiary to make any Investment. The Company has furnished the Lenders with correct and complete copies of any agreements described in clauses (a), (b) and (c) above requested by the Required Lenders.

     7.4. Changes in Condition. Since June 30, 1995 no Material Adverse Change has occurred and between June 30, 1995 and the date hereof, neither the Company nor any Subsidiary of the Company has entered into any material transaction outside the ordinary course of business except for the transactions permitted by this Agreement and the Material Agreements.

     7.5. Title to Assets. The Company and its Subsidiaries have good and marketable title to, or adequate license or leasehold rights in, all assets necessary for or used in the operations of their business as now conducted by them and reflected in the most recent balance sheet referred to in Section 7.2.1 (or the balance sheet most recently furnished to the Lenders pursuant to Sections 6.4.1 or 6.4.2), and to all assets acquired subsequent to the date of such balance sheet, subject to no Liens except for Liens permitted by Section
6.8 and except for assets disposed of as permitted by Section 6.11.

     7.6. Operations in Conformity With Law, etc. The operations of the Company and its Subsidiaries as now conducted or proposed to be conducted are not in violation of, nor is the Company or its Subsidiaries in default under, any Legal Requirement presently in effect, except for such violations and defaults as do not and would not reasonably be expected, in the aggregate, to result, or create a material risk of resulting, in any Material Adverse Change. The Company has received no notice of any such violation or default and has no knowledge of any basis on which the operations of the Company or its Subsidiaries, as now conducted and as currently proposed to be conducted after the date hereof, would be held so as to violate or to give rise to any such violation or default.

     7.7. Litigation. No litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of the Company or any Guarantor, threatened which may involve any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or is reasonably expected to create a material risk of resulting, in any

Material Adverse Change or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds the Company or any of its Subsidiaries which has resulted, or is reasonably likely to create a material risk of resulting, in any Material Adverse Change.

     7.8. Authorization and Enforceability. Each of the Company and each other Obligor has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party. No consent of stockholders of the Company is necessary in order to authorize the execution, delivery or performance of this Agreement or any other Credit Document to which the Company is party. Each of this Agreement and each other Credit Document constitutes the legal, valid and binding obligation of each Obligor party thereto and is enforceable against such Obligor in accordance with its terms except as the enforceability of such documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time in effect and affecting the rights of creditors generally and by general principles of equity, good faith and fair dealing.

     7.9. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the guaranteeing of the Credit Obligations, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease contemplated by this Agreement or any other Credit Document, has constituted or resulted in or will constitute or result in:

           (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Company, any of its Subsidiaries or any other Obligor is a party or by which it is bound, or of the Charter or By-laws of the Company, any of its Subsidiaries or any other Obligor;

           (b) the violation in any material respect of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company, any of its Subsidiaries or any other Obligor;

           (c) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens which secure the Credit Obligations) upon any of the assets of the Company, any of its Subsidiaries or any other Obligor; or

           (d) any redemption, retirement or other repurchase obligation of the Company, any of its Subsidiaries or any other Obligor under any Charter, By-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company, any of its Subsidiaries or any other Obligor in connection with the execution, delivery and performance of this Agreement, the Notes or any other Credit Document, the transactions contemplated hereby or thereby, the making of any borrowing hereunder or the guaranteeing of the Credit Obligations.

     7.10. Defaults. Neither the Company nor any of its Subsidiaries is in default under any provision of its Charter or By-laws or of this Agreement or any other Credit Document. Neither the Company nor any of its Subsidiaries is in default under any provision of any agreement, instrument, deed or lease to which it is party or by which it or its property is bound. Neither the Company nor any of its Subsidiaries has violated any law, judgment, decree or governmental order, rule or regulation, in each case so as to result, or to be reasonably expected to create a material risk of resulting, in any Material Adverse Change.

     7.11. Licenses, etc. The Company and its Subsidiaries have all patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, franchises, permits, authorizations and other rights as are necessary for the conduct of the business of the Company and its Subsidiaries as now conducted by them. All of the foregoing are in full force and effect in all material respects, and each of the Company and its Subsidiaries is in substantial compliance with the foregoing without any known conflict with the valid rights of others which has resulted, or is reasonably likely to create a material risk of resulting, in any Material Adverse Change. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license, franchise or other right or which affects the rights of any of the Company and its Subsidiaries thereunder so as to result, or is reasonably expected to create a material risk of resulting, in any Material Adverse Change. No litigation or other proceeding or dispute exists with respect to the validity or, where applicable, the extension or renewal, of any of the foregoing which has resulted, or is reasonably likely to create a material risk of resulting, in any Material Adverse Change.

     7.12. Tax Returns. Each of the Company and its Subsidiaries has filed all material tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have become due pursuant to such returns or to any assessment received by it, except with respect to those taxes that the Company or its Subsidiaries are contesting in good faith. Neither the Company nor any of its Subsidiaries knows of any material additional assessments or any basis therefor. The Company reasonably believes that the charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are adequate.

     7.13.  Certain Business Representations.

            7.13.1. Labor Relations. No dispute or controversy between the Company or any of its Subsidiaries and any of their respective employees has resulted, or is reasonably likely to result, in any Material Adverse Change, and neither the Company nor any of its Subsidiaries anticipates that its relationships with its unions or employees will result, or are reasonably likely to result, in any Material Adverse Change. The Company has not experienced a strike or other labor interruption in the past five years. The Company and each of its Subsidiaries is in compliance in all material respects with all federal and state laws with respect to (a) non-discrimination in employment with which the failure to comply, in the aggregate, has resulted, or is reasonably likely to create a material risk of resulting, in a Material Adverse Change and (b) the payment of wages.

            7.13.2. Antitrust. Each of the Company and its Subsidiaries is in compliance in all material respects with all federal and state antitrust laws relating to its business and the geographic concentration of its business.

            7.13.3. Consumer Protection. Neither the Company nor any of its Subsidiaries is in violation of any rule, regulation, order, or interpretation of any rule, regulation or order of the Federal Trade Commission (including truth-in-lending), with which the failure to comply, in the aggregate, has resulted, or is reasonably likely to create a material risk of resulting, in a Material Adverse Change.

            7.13.4. Burdensome Obligations. Neither the Company nor any of its Subsidiaries is party to or bound by any agreement, instrument, deed or lease or is subject to any Charter, By-law or other restriction, commitment or requirement which, in the opinion of the management of such Person, is so unusual or burdensome as in the foreseeable future to result, or to be reasonably likely to create a material risk of resulting, in a Material Adverse Change.

            7.13.5. Future Expenditures. Neither the Company nor any of its Subsidiaries anticipate that the future expenditures, if any, by the Company and its Subsidiaries needed to meet the provisions of any federal, state or foreign governmental statutes, orders, rules or regulations will be so burdensome as to result, or create a material risk of resulting, in any Material Adverse Change.

     7.14.  Environmental Regulations.  Except to the extent set forth in
Exhibit 7.14:

            7.14.1. Environmental Compliance. Each of the Company and its Subsidiaries is in compliance in all material respects with the Environmental Laws in effect in any jurisdiction in which any properties of the Company or any of its Subsidiaries are located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and requirements) of the federal Environmental Protection Agency and of any similar agencies in states or foreign countries in which the Company or its Subsidiaries conducts its business other than those which in the aggregate have not resulted, and do not create a material risk of resulting, in a Material Adverse Change.

            7.14.2. Environmental Litigation. As of the date hereof and except where any matter described in clauses (i) or (ii) would not reasonably be expected to result in a Material Adverse Change, (i) no suit, claim, action or proceeding of which the Company or any of its Subsidiaries has been given notice or otherwise has knowledge is now pending before any court, governmental agency or board or other forum, or to the Company's or any of its Subsidiaries' knowledge, threatened by any Person for, and (ii) neither the Company nor any of its Subsidiaries have received written correspondence from any federal, state or local governmental authority with respect to:

            (a) noncompliance by the Company or any of its Subsidiaries with any Environmental Law;

            (b) personal injury, wrongful death or other tortious conduct relating to materials, commodities or products used, generated, sold, transferred or manufactured by the Company or any of its Subsidiaries (including products made of, containing or incorporating asbestos, lead or other hazardous materials, commodities or toxic substances); or

            (c) the release into the environment by the Company or any of its Subsidiaries of any Hazardous Material generated by the Company or any of its Subsidiaries whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries.

            7.14.3. Hazardous Material. The disposal or arrangement for disposal at any waste disposal or dump sites at which Hazardous Material generated by either the Company or any of its Subsidiaries has been disposed of directly by the Company or any of its Subsidiaries and all independent contractors to whom the Company or any of its Subsidiaries have delivered Hazardous Material for disposal, or to the Company's or any of its Subsidiaries' knowledge, where Hazardous Material finally came to be located, has not resulted, and would not reasonably be expected to result in a Material Adverse Change.

            7.14.4. Environmental Condition of Properties. No release of any Hazardous Material is present in any real property currently or formerly owned or operated by the Company or any of its Subsidiaries except that which has not resulted, and could not reasonably be expected to result in a Material Adverse Change.

            7.14.5. No Other Representations and Warranties. The representations and warranties in this Section 7.14 constitute the sole and exclusive representations and warranties of the Company and its Subsidiaries with respect to all matters arising under Environmental Laws.

     7.15. Pension Plans. Each Plan (other than a Multiemployer Plan) and, to the knowledge of the Company and its Subsidiaries, each Multiemployer Plan is in material compliance with the applicable provisions of ERISA and the Code. As of the date hereof, each Multiemployer Plan and each Plan that constitutes a "defined benefit plan" (as defined in ERISA) are set forth in Exhibit 7.15. Each ERISA Group Person has met all of the funding standards applicable to all Plans that are not Multiemployer Plans, and no condition exists which would permit the institution of proceedings to terminate any Plan that is not a Multiemployer Plan under section 4042 of ERISA. To the best knowledge of the Company and each Subsidiary, no Plan that is a Multiemployer Plan is currently insolvent or in reorganization or has been terminated within the meaning of ERISA.

     7.16.  Foreign Trade Regulations; Government Regulation; Margin Stock.

            7.16.1. Foreign Trade Regulations. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making by the Company of any borrowings hereunder, nor the guaranteeing of the Credit Obligations by any Guarantor has constituted or resulted in or will constitute or result in the violation of any Foreign Trade Regulation.

            7.16.2. Government Regulation. Neither the Company nor any of its Subsidiaries, nor any Person controlling the Company or any of its Subsidiaries or under common control with the Company or any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act, the Interstate Commerce Act or any statute or regulation which regulates the incurring by the Company or any of its Subsidiaries of Financing Debt as contemplated by this Agreement and the other Credit Documents.

            7.16.3. Margin Stock. Neither the Company nor any of its Subsidiaries owns any Margin Stock in excess of 25% of the value of the assets subject to any negative pledge arrangement.

     7.17. Disclosure. Neither this Agreement nor any other Credit Document to be furnished to the Lenders by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. No fact is actually known to the Company or any of its Subsidiaries which has not been disclosed to the Lenders and which has resulted, or in the future (so far as the Company or any of its Subsidiaries can reasonably foresee) will result, or is reasonably expected to create a material risk of resulting, in any Material Adverse Change, except to the extent that present or future general economic conditions may result in a Material Adverse Change.

     8.  Defaults.

         8.1. Events of Default. The following events are referred to as "Events of Default":

               8.1.1. Payment. The Company shall fail to make any payment in respect of: (a) interest or any fee on or in respect of any of the Credit Obligations owed by it as the same shall become due and payable, and such failure shall continue for a period of three Banking Days, or (b) any Credit Obligation with respect to payments made by any Letter of Credit Issuer under any Letter of Credit or any draft drawn thereunder within three Banking Days after demand therefor by such Letter of Credit Issuer or
     (c) principal of any of the Credit Obligations owed by it as the same shall become due, whether at maturity or by acceleration or otherwise.

               8.1.2. Specified Covenants. The Company or any of its Subsidiaries shall fail to perform or observe any of the provisions of Sections 6.5 through 6.16.

               8.1.3. Other Covenants. The Company, any of its Subsidiaries or any other Obligor shall fail to perform or observe any covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document (other than covenants, agreements or provisions with which the failure to comply would constitute an Event of Default under Sections 8.1.2, 8.1.9 or 8.1.11), and such failure shall not be rectified or cured to the written satisfaction of the Required Lenders within 30 days after the earlier of (a) notice thereof by the Agent to the Company or (b) a Financial Officer shall have actual knowledge thereof.

               8.1.4. Representations and Warranties. Any representation or warranty of or with respect to the Company, any of its Subsidiaries or any other Obligor made to the Lenders or the Agent in, pursuant to or in connection with this Agreement or any other Credit Document shall be materially false on the date as of which it was made.

               8.1.5.  Cross Default, etc.

               (a) The Company or any of its Subsidiaries shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Financing Debt (other than the Credit Obligations) outstanding in an aggregate amount of principal (whether or not due) and accrued interest exceeding $5,000,000;

               (b) the Company or any of its Subsidiaries shall fail to perform or observe the terms of any agreement or instrument relating to such Financing Debt, and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or instrument, and such failure shall permit the acceleration of such Financing Debt;

               (c) all or any part of such Financing Debt of the Company or any of its Subsidiaries shall be accelerated or shall become due or payable prior to its stated maturity (except with respect to voluntary prepayments thereof) for any reason whatsoever;

               (d) any Lien on any property of the Company or any of its Subsidiaries securing any such Financing Debt shall be enforced by foreclosure or similar action; or

               (e) any holder of any such Financing Debt shall exercise any right of rescission or put right with respect thereto.

               8.1.6.  Ownership; Liquidation; etc.  Except as permitted by
     Section 6.11:

               (a) the Company shall cease to own, directly or indirectly, all the capital stock of its Wholly Owned Subsidiaries (other than director's qualifying shares and, in the case of Foreign Subsidiaries, shares required to be owned by foreign nationals);

               (b) (i) any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Exchange Act), other than MDCP and the current members of the Company's management who own capital stock of the Company is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting stock of the Company;

               (ii) the Company consolidates with, or mergers with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any voting stock of the Company is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction where (A) any voting stock of the Company is reclassified or changed into or exchanged for voting stock (other than redeemable capital stock) of the surviving or transferee corporation and (B) immediately after such transaction no "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Exchange
     Act), other than the MDCP and the current members of the Company's management who own capital stock of the Company, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such

     Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting stock of the surviving or transferee corporation;

               (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office; or

               (iv) any final order, judgment or decree of a court of competent jurisdiction shall be entered against the Company decreeing the dissolution of liquidation of the Company; and

               (c) the Company or any of its Subsidiaries or any other Obligor shall initiate any action to dissolve, liquidate or otherwise terminate its existence.

               8.1.7. Enforceability, etc. Any Credit Document shall cease for any reason (other than the scheduled termination thereof in accordance with its terms) to be enforceable in accordance with its terms or in full force and effect; or any party to any Credit Document shall so assert in a judicial or similar proceeding; or the security interests (if any) created by this Agreement or any other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created hereby.

               8.1.8. Judgments. A final judgment (a) which, with other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $5,000,000 in excess of applicable insurance coverage shall be rendered against the Company or any of its Subsidiaries, or (b) which grants injunctive relief that results, or is reasonably likely to create a material risk of resulting, in a Material Adverse Change and in either case if, (i) within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 30 days after the expiration of any such stay, such judgment shall not have been discharged.

               8.1.9. ERISA. Any "reportable event" (as defined in section 4043 of ERISA) shall have occurred that reasonably could be expected to result in termination of a Plan or the appointment by the appropriate United States District Court of a trustee to administer any Plan or the imposition of a Lien in favor of a Plan; or any ERISA Group Person shall fail to pay when due amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any ERISA Group Person or administrator; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or a proceeding shall be instituted by a fiduciary of any Plan against any ERISA Group Person to enforce section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated.

               8.1.10. Bankruptcy, etc. The Company, any of its Subsidiaries or any other Obligor shall:

               (a) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

               (b) (i) have filed against it a petition commencing an involuntary case under the Bankruptcy Code that shall not have been dismissed within 60 days after the date on which such petition is filed, or
     (ii) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided, or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

               (c) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

               (d) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

               (e) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

               8.1.11. Environmental Matters. The Company or any of its Subsidiaries shall fail to comply with any Environmental Law in effect in any jurisdiction in which any properties of the Company or any of its Subsidiaries are located or where any of them conducts its business, which failure would be reasonably likely to result in or create a material risk of resulting in a Material Adverse Change and within 30 days after such noncompliance, the Company or its Subsidiaries shall continue to be out of compliance with such Environmental Law; provided, however, that such 30-day period may be extended for up to an additional 150 days so long as (a) such noncompliance is reasonably capable of cure within such 150-day period, and the Company and its Subsidiaries shall have commenced, and shall continue to pursue diligently, a cure for such noncompliance and (b) no Material Adverse Change shall have occurred.

     8.2. Certain Actions Following an Event of Default. If any one or more Events of Default shall occur, then in each and every such case:

           8.2.1. Terminate Obligation to Extend Credit. Upon request of the Required Lenders, the Agent on behalf of the Lenders shall terminate the obligations of the Lenders to make any further extensions of credit under the Credit Documents by furnishing notice of such termination to the Company.

           8.2.2. Specific Performance; Exercise of Rights. Upon request of the Required Lenders, the Agent on behalf of the Lenders shall proceed to protect and enforce the Lenders' rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document or in any instrument or assignment delivered to the Lenders pursuant to this Agreement or any other Credit Document, or in aid of the exercise of any power granted in this Agreement or any other Credit Document or any such instrument or assignment.

           8.2.3. Acceleration. Upon request of the Required Lenders, the Agent on behalf of the Lenders shall by notice in writing to the Company
     (a) declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable, and (b) require the Company immediately to deposit with the Agent in cash an amount equal to the then Letter of Credit Exposure (which cash shall be held and applied as provided in Section 4.5), and thereupon such unpaid balance or part thereof and such amount equal to the Letter of Credit Exposure shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default shall have occurred, the unpaid balance of the Credit Obligations shall automatically become immediately due and payable.

           8.2.4. Enforcement of Payment; Setoff. Upon request of the Required Lenders, the Agent on behalf of the Lenders shall proceed to enforce payment of the Credit Obligations in such manner as it may elect, and to cancel, or instruct other Letter of Credit Issuers to cancel, any outstanding Letters of Credit which permit the cancellation thereof. The Lenders may offset and apply toward the payment of the Credit Obligations (and/or toward the curing of any Event of Default) any Indebtedness from the Lenders to the respective Obligors, including any Indebtedness represented by deposits in any account maintained with the Lenders, regardless of the adequacy of any security for the Credit Obligations. The Lenders shall have no duty to determine the adequacy of any such security in connection with any such offset.

           8.2.5. Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Lenders' rights hereunder and under each other Credit Document shall be cumulative.

     8.3. Annulment of Defaults. Once an Event of Default has occurred, such Event of Default shall be deemed to exist and be continuing for all purposes of the Credit Documents until the Required Lenders or the Agent (with the consent of the Required Lenders) shall have waived such Event of Default in writing, stated in writing that the same has been cured to such Lenders' reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued. No such action by the Lenders or the Agent shall extend to or affect any subsequent Event of Default or impair any rights of the Lenders upon the occurrence thereof. The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

     8.4. Waivers. To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, each of the Company and the other Obligors waives:

           (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

           (b) any requirement of diligence or promptness on the part of any Lender in the enforcement of its rights under this Agreement, the Notes or any other Credit Document;

           (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

           (d) any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement, the Notes or any other Credit Document or with respect to the Credit Obligations.

9.   Guarantees.
     ----------

     9.1. Guarantees of Credit Obligations. Each Guarantor unconditionally jointly and severally guarantees that the Credit Obligations will be performed and will be paid in full in cash when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of payment and not of collectability and being absolute and in no way conditional or contingent. In the event any part of the Credit Obligations shall not have been so paid in full when due and payable, each Guarantor will, immediately upon notice by the Agent or, without notice, immediately upon the occurrence of a Bankruptcy Default, pay or cause to be paid to the Agent for the account of each Lender in accordance with the Lenders' respective Percentage Interests the amount of such Credit Obligations which are then due and payable and unpaid. The obligations of each Guarantor hereunder shall not be affected by the invalidity, unenforceability or irrecoverability of any of the Credit Obligations as against any other Obligor, any other guarantor thereof or any other Person. For purposes hereof, the Credit Obligations shall be due and payable when and as the same shall be due and payable under the terms of this Agreement or any other Credit Document notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code or other applicable law.

     9.2. Continuing Obligation. Each Guarantor acknowledges that the Lenders and the Agent have entered into this Agreement (and, to the extent that the Lenders or the Agent may enter into any future Credit Document, will have entered into such agreement) in reliance on this Section 9 being a continuing irrevocable agreement, and such Guarantor agrees that its guarantee may not be revoked in whole or in part. The obligations of the Guarantors hereunder shall terminate when the commitment of the Lenders to extend credit under this Agreement shall have terminated and all of the Credit Obligations have been indefeasibly paid in full in cash and discharged; provided, however, that:

           (a) if a claim is made upon the Lenders at any time for repayment or recovery of any amounts or any property received by the Lenders from any source on account of any of the Credit Obligations and the Lenders repay or return any amounts or property so received (including interest thereon to the extent required to be paid by the Lenders) or

           (b) if the Lenders become liable for any part of such claim by reason of (i) any judgment or order of any court or administrative authority having competent jurisdiction, or (ii) any settlement or compromise of any such claim, then the Guarantors shall remain liable under this Agreement for the amounts so repaid or property so returned or the amounts for which the Lenders become liable (such amounts being deemed part of the Credit Obligations) to the same extent as if such amounts or property had never been received by the Lenders, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Credit Obligations. Not later than five days after receipt of notice from the Agent, the Guarantors shall jointly and severally pay to the Agent an amount equal to the amount of such repayment or return for which the Lenders have so become liable. Payments hereunder by a Guarantor may be required by the Agent on any number of occasions.

     9.3. Waivers with Respect to Credit Obligations. Except to the extent expressly required by this Agreement or any other Credit Document, each Guarantor waives, to the fullest extent permitted by the provisions of applicable law, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

           (a) presentment, demand for payment and protest of nonpayment of any of the Credit Obligations, and notice of protest, dishonor or nonperformance;

           (b) notice of acceptance of this guarantee and notice that credit has been extended in reliance on the Guarantor's guarantee of the Credit Obligations;

           (c) notice of any Default or of any inability to enforce performance of the obligations of the Company or any other Person with respect to any Credit Document, or notice of any acceleration of maturity of any Credit Obligations;

           (d) demand for performance or observance of, and any enforcement of any provision of, the Credit Obligations, this Agreement or any other Credit Document or any pursuit or exhaustion of rights or remedies against the Company or any other Person in respect of the Credit Obligations or any requirement of diligence or promptness on the part of the Agent or the Lenders in connection with any of the foregoing;

           (e) any act or omission on the part of the Agent or the Lenders which may impair or prejudice the rights of the Guarantor, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from the Company or any other Person, or otherwise operate as a deemed release or discharge;

           (f) any statute of limitations or any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

           (g) any "single action" or "anti-deficiency" law which would otherwise prevent the Lenders from bringing any action, including any claim for a deficiency, against the Guarantor before or after the Agent's or the Lenders' commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by the Agent or the Lenders;

           (h) all demands and notices of every kind with respect to the foregoing; and

           (i) to the extent not referred to above, all defenses (other than payment) which the Company may now or hereafter have to the payment of the Credit

     Obligations, together with all suretyship defenses, which could otherwise be asserted by such Guarantor.

Each Guarantor represents that it has obtained the advice of counsel as to the extent to which suretyship and other defenses may be available to it with respect to its obligations hereunder in the absence of the waivers contained in this Section 9.3.

     No delay or omission on the part of the Agent or the Lenders in exercising any right under this Agreement or any other Credit Document or under any guarantee of the Credit Obligations shall operate as a waiver or relinquishment of such right. No action which the Agent or the Lenders or the Company may take or refrain from taking with respect to the Credit Obligations, including any amendments thereto or modifications thereof or waivers with respect thereto, shall affect the provisions of this Agreement or the obligations of the Guarantor hereunder. None of the Lenders' or the Agent's rights shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which the Agent or the Lenders may have or otherwise be charged with.

     9.4. Lenders' Power to Waive, etc. Each Guarantor grants to the Lenders full power in their discretion, without notice to or consent of such Guarantor, such notice and consent being expressly waived to the fullest extent permitted by applicable law, and without in any way affecting the liability of the Guarantor under its guarantee hereunder:

           (a) To waive compliance with, and any Default under, and to consent to any amendment to or modification or termination of any terms or provisions of, or to give any waiver in respect of, this Agreement, any other Credit Document, the Credit Obligations or any guarantee thereof (each as from time to time in effect);

           (b) To grant any extensions of the Credit Obligations (for any duration), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Obligors or any other Person in respect of the Credit Obligations, whether or not rights against the Guarantor under this Agreement are reserved in connection therewith;

           (c) To collect or liquidate or realize upon any of the Credit Obligations in any manner or to refrain from collecting or liquidating or realizing upon any of the Credit Obligations; and

           (d) To extend credit under this Agreement, any other Credit Document or otherwise in such amount as the Lenders may determine, including increasing the amount of credit and the interest rate and fees with respect thereto, even though the condition of the Obligors (financial or otherwise on an individual or Consolidated basis) may have deteriorated since the date hereof.

     9.5. Information Regarding the Company, etc. Each Guarantor has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks. Each Guarantor waives any obligation which may now or hereafter exist on the part of the Agent or the Lenders to inform it of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, each Guarantor undertakes to keep itself informed of such risks and any changes therein. Each Guarantor expressly waives any duty which may now or hereafter exist on the part of the Agent or the Lenders to disclose to the Guarantor any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Company or its Affiliates or their properties or management, whether now or hereafter known by the Agent or the Lenders. Each Guarantor represents, warrants and agrees that it assumes sole responsibility for obtaining from the Company all information concerning this Agreement and all other Credit Documents and all other information as to the Company and its Affiliates or their properties or management as such Guarantor deems necessary or desirable.

     9.6.  Certain Guarantor Representations.  Each Guarantor represents that:
           ---------------------------------

           (a) it is in its best interest and in pursuit of the purposes for which it was organized as an integral part of the business conducted and proposed to be conducted by the Company and its Subsidiaries, and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by them, to induce the Lenders to enter into this Agreement and to extend credit to the Company by making the Guarantees contemplated by this Section 9,

           (b) the credit available hereunder will directly or indirectly inure to its benefit,

           (c) by virtue of the foregoing it is receiving at least reasonably equivalent value from the Lenders for its Guarantee,

           (d) it will not be rendered insolvent as a result of entering into this Agreement,

           (e) after giving effect to the transactions contemplated by this Agreement, it will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they become absolute and matured,

           (f) it has, and will have, access to adequate capital for the conduct of its business,

          (g) it has the ability to pay its debts from time to time incurred in connection therewith as such debts mature, and

          (h) it has been advised by the Agent that the Lenders are unwilling to enter into this Agreement unless the Guarantees contemplated by this
     Section 9 are given by it.

     9.7. Subrogation. Each Guarantor agrees that, until the Credit Obligations are paid in full, it will not exercise any right of reimbursement, subrogation, contribution, offset or other claims against the other Obligors arising by contract or operation of law in connection with any payment made or required to be made by such Guarantor under this Agreement. After the payment in full of the Credit Obligations, each Guarantor shall be entitled to exercise against the Company and the other Obligors all such rights of reimbursement, subrogation, contribution and offset, and all such other claims, to the fullest extent permitted by law.

     9.8. Subordination. Each Guarantor covenants and agrees that, after the occurrence of an Event of Default, all Indebtedness, claims and liabilities then or thereafter owing by the Company or any other Obligor to such Guarantor whether arising hereunder or otherwise are subordinated to the prior payment in full of the Credit Obligations and are so subordinated as a claim against such Obligor or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness, claim or liability will be made or received while any Event of Default exists.

     9.9. Future Subsidiaries; Further Assurances. The Company will from time to time cause (a) any present Wholly Owned Subsidiary that is not a Guarantor within 30 days after notice from the Agent or (b) any future Wholly Owned Subsidiary within 30 days after any such Person becomes a Wholly Owned Subsidiary, to join this Agreement as a Guarantor pursuant to a joinder agreement in form and substance satisfactory to the Agent; provided, however, that in the event such a Wholly Owned Subsidiary is prohibited by any valid law, statute, rule or regulation from guaranteeing the Credit Obligations, or if such a guarantee by any Foreign Subsidiary would result in a repatriation of a material amount of foreign earnings under the Code (including the "deemed dividend" provisions of section 956 of the Code), (i) such guarantee will be limited to the extent necessary to comply with such prohibition or to prevent such repatriation of foreign earnings or (ii) if such limitation on the guaranteed amount is not sufficient to avoid such prohibition or repatriation, the Company and its other Subsidiaries will pledge the stock of such Wholly Owned Subsidiary (or as much of such stock as may be pledged without resulting in such a repatriation) to the Agent to secure the Credit Obligations pursuant to a pledge agreement in substantially the form of Exhibit 9.9. Each Guarantor will, promptly upon the request of the Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Agent deems necessary or advisable to carry out the intent and purposes of this Section 9.

     10.  Expenses; Indemnity.
          -------------------

          10.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company will pay:

                 (a) all reasonable expenses of the Agent (including the out-of-pocket expenses related to forming the group of Lenders and reasonable fees and disbursements of the counsel to the Agent) in connection with the preparation and duplication of this Agreement, each other Credit Document, any environmental audit report, the transactions contemplated hereby and thereby and amendments, waivers, consents and other operations hereunder and thereunder;

                 (b) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Credit Document or the incurrence of the Credit Obligations; and

                 (c) all other reasonable expenses incurred by the Lenders or the holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any other Credit Document, including costs of collection and reasonable attorneys' fees (including a reasonable allowance for the hourly cost of attorneys employed by the Lenders on a salaried basis) and expenses.

          10.2. General Indemnity. The Company shall indemnify the Lenders and the Agent and hold them harmless from any liability, loss or damage resulting from the violation by the Company of Section 2.5. In addition, the Company shall indemnify each Lender, the Agent, each of the Lenders' or the Agent's directors, officers and employees, and each Person, if any, who controls any Lender or the Agent (each Lender, the Agent and each of such directors, officers, employees and control Persons is referred to as an "Indemnified Party") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with
     (a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving the Company or any of its Subsidiaries or their Affiliates, (b) any litigation or investigation involving the Company, any of its Subsidiaries or their Affiliates, or any officer, director or employee thereof, (c) the existence or exercise of any security rights with respect to the Credit Security in accordance with the Credit Documents, or (d) this Agreement, any other Credit Document or any transaction contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply to litigation commenced by the Company against the Lenders or the Agent which seeks enforcement of any of the rights of the Company hereunder or under any other Credit Document and is determined adversely to the Lenders or the Agent in a final nonappealable judgment or to the extent such claims, damages, liabilities and expenses result from a Lender's or the Agent's gross negligence or willful misconduct.

          10.3. Indemnity With Respect to Letters of Credit. The Company shall indemnify each Letter of Credit Issuer and its correspondents and hold each of them harmless from and against any and all claims, losses, liabilities, damages and reasonable expenses (including reasonable attorneys' fees) arising from or in connection with any Letter of Credit, including any such claim, loss, liability, damage or expense arising out of any transfer, sale, delivery, surrender or endorsement of any invoice, bill of lading, warehouse receipt or other document at any time held by the Agent, any other Letter of Credit Issuer or held for their respective accounts by any of their correspondents, in connection with any Letter of Credit, except to the extent such claims, losses, liabilities, damages and expenses result from gross negligence or willful misconduct on the part of the Agent or any other Letter of Credit Issuer.

     11.  Operations; Agent.
          -----------------

          11.1. Interests in Revolving Loan. The percentage interest of each Lender in the Loan and Letters of Credit, and the related Commitments, shall be computed based on the maximum principal amount for each Lender as set forth in Exhibit 11.1.

          11.2. Agent's Authority to Act, etc. Each of the Lenders appoints and authorizes Fleet to act for the Lenders as the Lenders' Agent in connection with the transactions contemplated by this Agreement and the other Credit Documents on the terms set forth herein. In acting hereunder, the Agent is acting for the account of Fleet to the extent of its Percentage Interest in the Revolving Loans and of its interest in Money Market Loans and Swingline Loans made by it and for the account of the other Lenders to the extent of the Lenders' respective Percentage Interests or each of their interests in the Money Market Loans and Swingline Loans made by them, and all action in connection with the enforcement of, or the exercise of any remedies (other than the Lenders' rights of set-off as provided in Section 8.2.4 or in any Credit Document) in respect of the Credit Obligations and Credit Documents shall be taken by the Agent.

          11.3. Company to Pay Agent, etc. The Company and each Guarantor shall be fully protected in making all payments in respect of the Credit Obligations to the Agent, in relying upon consents, modifications and amendments executed by the Agent purportedly on the Lenders' behalf, and in dealing with the Agent as herein provided. The Agent may charge the accounts of the Company, on the dates when the amounts thereof become due and payable, with the amounts of the principal of and interest on the Loan, any amounts paid by the Letter of Credit Issuers to third parties under Letters of Credit or drafts presented thereunder, commitment fees, Letter of Credit fees and all other fees and amounts owing under any Credit Document.

          11.4.  Lender Operations for Advances, Letters of Credit, etc.
                 ------------------------------------------------------

           11.4.1. Advances. On each Closing Date, each Lender shall advance to the Agent in immediately available funds such Lender's Percentage Interest in the portion of the Loan advanced on such Closing Date prior to 12:00 noon (Boston time). If such funds are not received at such time, but all applicable conditions set forth in Section 5 have been satisfied, each Lender authorizes and requests the Agent to advance for the Lender's account, pursuant to the terms hereof, the Lender's respective Percentage Interest in such portion of the Loan and agrees to reimburse the Agent in immediately available funds for the amount thereof prior to 2:00 p.m. (Boston time) on the day any portion of the Loan is advanced hereunder; provided, however, that the Agent is not authorized to make any such advance for the account of any Lender who has previously notified the Agent in writing that such Lender will not be performing its obligations to make further advances hereunder; and provided, further, that the Agent shall be under no obligation to make any such advance.

           11.4.2. Letters of Credit. Each of the Lenders authorizes and requests each Letter of Credit Issuer to issue the Letters of Credit provided for in Section 2.3 and to grant each Lender a participation in each of such Letters of Credit in an amount equal to its Percentage Interest in the amount of each such Letter of Credit. Promptly upon the request of the Letter of Credit Issuer, each Lender shall reimburse the Letter of Credit Issuer in immediately available funds for such Lender's Percentage Interest in the amount of all obligations to third parties incurred by the Letter of Credit Issuer in respect of each Letter of Credit and each draft accepted under a Letter of Credit to the extent not reimbursed by the Company. The Letter of Credit Issuer will notify each Lender of the issuance of any Letter of Credit, the amount and date of payment of any draft drawn or accepted under a Letter of Credit and whether in connection with the payment of any such draft the amount thereof was added to the Revolving Loan or was reimbursed by the Company.

           11.4.3. Agent to Allocate Payments, etc. All payments of principal and interest in respect of the extensions of credit made pursuant to this Agreement, reimbursement of amounts paid by any Letter of Credit Issuer to third parties under Letters of Credit or drafts presented thereunder, commitment fees, Letter of Credit fees and other fees under this Agreement shall, as a matter of convenience, be made by the Company and the Guarantors to the Agent in immediately available funds. The share of each Lender shall be credited to such Lender by the Agent in immediately available funds in such manner that the principal amount of the Credit Obligations to be paid shall be paid proportionately in accordance with the Lenders' respective Percentage Interests in such Credit Obligations, except as otherwise provided in this Agreement. Under no circumstances shall any Lender be required to produce or present its Notes as evidence of its interests in the Credit Obligations in any action or proceeding relating to the Credit Obligations.

           11.4.4. Delinquent Lenders; Nonperforming Lenders. In the event that any Lender fails to reimburse the Agent pursuant to Section 11.4.1 for the Percentage Interest of such Lender (a "Delinquent Lender") in any credit advanced by the Agent pursuant hereto, overdue amounts (the "Delinquent Payment") due from the Delinquent Lender to the Agent shall bear interest, payable by the Delinquent Lender on demand, at a per annum rate equal to (a) the Federal Funds Rate for the first three days overdue and (b) the sum of 2% plus the Federal Funds Rate for any longer period. Such interest shall be payable to the Agent for its own account for the period commencing on the date of the Delinquent Payment and ending on the date the Delinquent Lender reimburses the Agent on account of the Delinquent Payment (to the extent not paid by the Company as provided below) and the accrued interest thereon (the "Delinquency Period"), whether pursuant to the assignments referred to below or otherwise. Upon notice by the Agent, the Company will pay to the Agent the principal (but not the interest) portion of the Delinquent Payment. During the Delinquency Period, in order to make reimbursements for the Delinquent Payment and accrued interest thereon, the Delinquent Lender shall be deemed to have assigned to the Agent all interest, commitment fees and other payments made by the Company under Section 3 that would have thereafter otherwise been payable under the Credit Documents to the Delinquent Lender. During any other period in which any Lender is not performing its obligations to extend credit under Section 2 (a "Nonperforming Lender"), the Nonperforming Lender shall be deemed to have assigned to each Lender that is not a Nonperforming Lender (a "Performing Lender") all principal and other payments made by the Company under Section 4 that would have thereafter otherwise been payable under the Credit Documents to the Nonperforming Lender. The Agent shall credit a portion of such payments to each Performing Lender in an amount equal to the Percentage Interest of such Performing Lender in an amount equal to the Percentage Interest of such Performing Lender divided by one minus the Percentage Interest of the Nonperforming Lender until the respective portions of the Loan owed to all the Lenders are the same as the Percentage Interests of the Lenders immediately prior to the failure of the Nonperforming Lender to perform its obligations under Section 2. The foregoing provisions shall be in addition to any other remedies the Agent, the Performing Lenders or the Company may have under law or equity against the Delinquent Lender as a result of the Delinquent Payment or against the Nonperforming Lender as a result of its failure to perform its obligations under Section 2.

     11.5. Sharing of Payments, etc. Each Lender agrees that (a) if by exercising any right of set-off or counterclaim or otherwise, it shall receive payment of (i) a proportion of the aggregate amount due with respect to its Percentage Interest in the Loan and Letter of Credit Exposure which is greater than (ii) the proportion received by any other Lender in respect of the aggregate amount due with respect to such other Lender's Percentage Interest in the Revolving Loan and Letter of Credit Exposure and (b) if such inequality shall continue for more than 10 days, the Lender receiving such proportionately greater payment shall purchase participations in the Percentage Interests in the Revolving Loan and Letter of Credit Exposure held by the other Lenders, and such other adjustments shall be made from time to time (including rescission of such purchases of participations in the event the unequal payment originally received is recovered from such Lender through bankruptcy proceedings or otherwise), as may be required so that all such payments of principal and interest with respect to the Revolving Loan and Letter of Credit Exposure held by the Lenders shall be shared by the Lenders pro rata in accordance with their respective Percentage Interests; provided, however, that this Section 11.5 shall not impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of any Obligor other than such Obligor's Indebtedness with respect to the Revolving Loan and Letter of Credit Exposure. Each Lender that grants a participation in the Credit Obligations to a Credit Participant shall require as a condition to the granting of such participation that such Credit Participant agree to share payments received in respect of the Credit Obligations as provided in this Section 11.5. The provisions of this Section 11.5 are for the sole and exclusive benefit of the Lenders and no failure of any Lender to comply with the terms hereof shall be available to any Obligor as a defense to the payment of the Credit Obligations.

     11.6. Amendments, Consents, Waivers, etc. Except as otherwise set forth herein, the Agent may (and upon the written request of the Required Lenders the Agent shall) take or refrain from taking any action under this Agreement or any other Credit Document, including giving its written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Credit Document (other than an Interest Rate Protection Agreement) or any Default or Event of Default, all of which actions shall be binding upon all of the Lenders; provided, however, that:

            (a) Except as provided below, without the written consent of the Lenders owning at least a majority of the Percentage Interests, no written modification of, amendment to, consent with respect to, waiver of compliance with or waiver of a Default under, any of the Credit Documents (other than an Interest Rate Protection Agreement) shall be made.

            (b) Without the written consent of such Lenders as own 100% of the Percentage Interests (other than Delinquent Lenders during the existence of a Delinquency Period so long as such Delinquent Lender is treated the same as the other Lenders with respect to any actions enumerated below):

                 (i) No reduction shall be made in (A) the amount of principal of the Loan or reimbursement obligations for payments made under Letters of Credit, (B) the interest rate on the Loan or (C) the Letter of Credit fees or commitment fees.

                 (ii) No change shall be made in the stated time of payment of all or any portion of the Loan or interest thereon or reimbursement of payments made under Letters of Credit or fees relating to any of the foregoing payable to all of the Lenders and no waiver shall be made of any Default under Section 8.1.1.

                 (iii) No increase shall be made in the amount, or extension of the term, of the Commitments beyond that provided for under Section 2.

                 (iv) No alteration shall be made of the Lenders' rights of set-off contained in Section 8.2.4.

                 (v) No release of any Guarantor shall be made (except that the Agent may release particular Guarantors in dispositions permitted by Section 6.11 without the written consent of the Lenders).

                 (vi) No amendment to or modification of this Section 11.6(b) shall be made.

     11.7. Agent's Resignation. The Agent may resign at any time by giving at least 60 days' prior written notice of its intention to do so to each of the Lenders and the Company and upon the appointment by the Required Lenders of a successor Agent satisfactory to the Company. If no successor Agent shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Agent's giving of such notice of resignation, then the retiring Agent may with the consent of the Company, which shall not be unreasonably withheld, appoint a successor Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $100,000,000; provided, however, that any successor Agent appointed under this sentence may be removed upon the written request of the Required Lenders, which request shall also appoint a successor Agent satisfactory to the Company. If the Agent assigns its entire Percentage Interest in the Loans hereunder, the Company shall be entitled to remove the Agent. A successor Agent shall be appointed in accordance with this Section 11.7. Upon the appointment of a new Agent hereunder, the term "Agent" shall for all purposes of this Agreement thereafter mean such successor. After any retiring Agent's resignation hereunder as Agent, or the removal hereunder of any successor Agent, the provisions of this Agreement shall continue to inure to the benefit of such Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     11.8.  Concerning the Agent.
            --------------------

            11.8.1. Action in Good Faith, etc. The Agent and its officers, directors, employees and agents shall be under no liability to any of the Lenders or to any future holder of any interest in the Credit Obligations for any action or failure to act taken or suffered in good faith, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in good faith. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to the Agent by the required holders of Credit Obligations as provided in this Agreement.

            11.8.2. No Implied Duties, etc. The Agent shall have and may exercise such powers as are specifically delegated to the Agent under this Agreement or any other Credit Document together with all other powers incidental thereto. The Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Credit Document except for action specifically provided for in this Agreement or any other Credit Document to be taken by the Agent. Before taking any action under this Agreement or any other Credit Document, the Agent may request an appropriate specific indemnity satisfactory to it from each Lender in addition to the general indemnity provided for in Section 11.11. Until the Agent has received such specific indemnity, the Agent shall not be obligated to take (although it may in its sole discretion take) any such action under this Agreement or any other Credit Document. Each Lender confirms that the Agent does not have a fiduciary relationship to it under the Credit Documents. Each of the Company and its Subsidiaries party hereto confirms that neither the Agent nor any other Lender has a fiduciary relationship to it under the Credit Documents.

            11.8.3. Validity, etc. The Agent shall not be responsible to any Lender or any future holder of any interest in the Credit Obligations (a) for the legality, validity, enforceability or effectiveness of this Agreement or any other Credit Document, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any other Credit Document and (c) for the existence or value of any assets included in any security for the Credit Obligations, (d) for the effectiveness of any Lien purported to be included in any security for the Credit Obligations or (e) unless the Agent shall have failed to comply with Section 11.8.1, for the perfection of any security for the Credit Obligations.

            11.8.4. Compliance. The Agent shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Credit Document; and in connection with any extension of credit under this Agreement or any other Credit Document, the Agent shall be fully protected in relying on a certificate of the Company as to the fulfillment by the Company of any conditions to such extension of credit.

            11.8.5. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent under this Agreement or any other Credit Document by or through employees, agents and attorneys-in-fact and shall not be responsible to any of the Lenders, the Company or any other Obligor for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent acting in good faith. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder or under any other Credit Document.

          11.8.6. Reliance on Documents and Counsel. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including any telephonic or oral statement made by such Person, and, with respect to legal matters, upon an opinion or the advice of counsel selected by the Agent.

          11.8.7. Agent's Reimbursement. Each of the Lenders severally agrees to reimburse the Agent, in the amount of such Lender's Percentage Interest, for any reasonable expenses not reimbursed by the Company or the Guarantors (without limiting the obligation of the Company or the Guarantors to make such reimbursement): (a) for which the Agent is entitled to reimbursement by the Company or the Guarantors under this Agreement or any other Credit Document, and (b) after the occurrence of a Default, for any other reasonable expenses incurred by the Agent on the Lenders' behalf in connection with the enforcement of the Lenders' rights under this Agreement or any other Credit Document.

          11.8.8. Agent's Fees. The Company shall pay to the Agent for its own account an agent's fee in the amounts separately agreed to from time to time by the Company and the Agent.

     11.9. Rights as a Lender. With respect to any credit extended by it hereunder, Fleet shall have the same rights, obligations and powers hereunder as any other Lender and may exercise such rights and powers as though it were not the Agent, and unless the context otherwise specifies, Fleet shall be treated in its individual capacity as though it were not the Agent hereunder. Without limiting the generality of the foregoing, the Percentage Interest of Fleet shall be included in any computations of Percentage Interests. Fleet and its Affiliates may accept deposits from, lend money to, act as trustee for and generally engage in any kind of banking or trust business with the Company, any of its Subsidiaries or any Affiliate of any of them and any Person who may do business with or own an equity interest in the Company, any of its Subsidiaries or any Affiliate of any of them, all as if Fleet were not the Agent and without any duty to account therefor to the other Lenders.

     11.10. Independent Credit Decision. Each of the Lenders acknowledges that it has independently and without reliance upon the Agent, based on the financial statements and other documents referred to in Section 7.2, on the other representations and warranties contained herein and on such other information with respect to the Company and its Subsidiaries as such Lender deemed appropriate, made such Lender's own credit analysis and decision to enter into this Agreement and to make the extensions of credit provided for hereunder. Each Lender represents to the Agent that such Lender will continue to make its own independent credit and other decisions in taking or not taking action under this Agreement or any other Credit Document. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender, and no act by the Agent taken under this Agreement or any other Credit Document, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent. Except for notices, reports and other documents expressly required to be furnished to each Lender by the Agent under this Agreement or any other Credit Document, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition, financial or otherwise, or creditworthiness of the Company or any Subsidiary which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     11.11. Indemnification. The holders of the Credit Obligations shall indemnify the Agent and its officers, directors, employees and agents (to the extent not reimbursed by the Obligors and without limiting the obligation of any of the Obligors to do so), pro rata in accordance with their respective Percentage Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agent or such Persons relating to or arising out of this Agreement, any other Credit Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Agent in connection with any of the foregoing; provided, however, that the foregoing shall not extend to actions or omissions which are taken by the Agent with gross negligence or willful misconduct.

12. Successors and Assigns; Lender Assignments and Participations. Any reference in this Agreement to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Company, the Guarantors, the Agent or the Lenders that are contained in this Agreement or any other Credit Documents shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Company and its Subsidiaries may not assign their rights or obligations under this Agreement except for mergers or liquidations permitted by Section 6.11 and (b) the Lenders shall be not entitled to assign their respective Percentage Interests in the Loan hereunder except as set forth below in this Section 12.

     12.1. Assignments by Lenders.

           12.1.1. Assignees and Assignment Procedures. Each Lender may (a) without the consent of the Agent or the Company if the proposed assignee is already a Lender hereunder or a Wholly Owned Subsidiary of the same corporate parent of which the assigning Lender is a Subsidiary, or (b) otherwise with the consents of the Agent and (so long as no Event of Default exists) the Company (which consents will not be unreasonably withheld), in compliance with applicable laws in connection with such assignment, assign to one or more commercial banks or other financial institutions (each, an "Assignee") all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents, including all or a portion, which need not be pro rata between the Loan and the Letter of Credit Exposure, of its Commitment, the portion of the Loan and Letter of Credit Exposure at the time owing to it and the Notes held by it, but excluding its rights and obligations as a Letter of Credit Issuer; provided, however, that:

           (i) the aggregate amount of the Commitment of the assigning Lender subject to each such assignment to any Assignee other than another Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be not less than $10,000,000 and in increments of $1,000,000 and after giving effect to such assignment, the Commitment, if any, of the assigning Lender shall be at least $10,000,000; and

           (ii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance (the "Assignment and Acceptance") substantially in the form of Exhibit 12.1.1, together with the Note subject to such assignment and a processing and recordation fee of $2,500 payable to the Agent by the assigning Lender or the Assignee.

Upon acceptance and recording pursuant to Section 12.1.4, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least five Banking Days after the execution thereof unless waived by the Agent):

     (A) the Assignee shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and

     (B) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.2.4, 3.7, 3.8, 3.9, 3.10 and 10, as well as to any fees accrued for its account hereunder and not yet paid).

     12.1.2. Terms of Assignment and Acceptance. By executing and delivering an Assignment and Acceptance, the assigning Lender and Assignee shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

          (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

          (b) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Subsidiaries or the performance or observance by the Company or any of its Subsidiaries of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

          (c) such Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.2 or Section 6.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (d) such Assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

          (e) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

          (f) such Assignee agrees that it will perform in accordance with the terms of this Agreement all the obligations which are required to be performed by it as a Lender.

          12.1.3. Register. The Agent shall maintain at the Boston Office a register (the "Register") for the recordation of (a) the names and addresses of the Lenders and the Assignees which assume rights and obligations pursuant to an assignment under Section 12.1.1, (b) the Percentage Interest of each such Lender as set forth in Section 11.1 and
     (c) the amount of the Revolving Loan, Money Market Loan, Swingline Loan, and Letter of Credit Exposure owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          12.1.4. Acceptance of Assignment and Assumption. Upon its receipt of a completed Assignment and Acceptance executed by an assigning Lender and an Assignee together with the Note subject to such assignment, and the processing and recordation fee referred to in Section 12.1.1, the Agent shall (a) accept such Assignment and Acceptance, (b) record the information contained therein in the Register and (c) give prompt notice thereof to the Company. Within five Banking Days after receipt of notice, the Company, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such Assignee in a principal amount equal to the applicable Commitment and Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment and Loan, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment and Loan retained by it. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, and shall be dated the date of the surrendered Note which it replaces.

          12.1.5. Federal Reserve Bank. Notwithstanding the foregoing provisions of this Section 13, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Credit Document.

          12.1.6. Further Assurances. The Company and its Subsidiaries shall sign such documents and take such other actions from time to time reasonably requested by an Assignee to enable it to share in the benefits of the rights created by the Credit Documents.

     12.2. Credit Participants. Each Lender may, without the consent of the Company or the Agent, in compliance with applicable laws in connection with such participation, sell to one or more commercial banks or other financial institutions (each a "Credit Participant") participations in all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment, the Loan and Letter of Credit Exposure owing to it and the Note held by it); provided, however, that:

          (a) such Lender's obligations under this Agreement shall remain unchanged;

          (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (c) the Credit Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 3.2.4, 3.7, 3.8, 3.9, 3.10 and 10; provided, however, that the Credit Participant shall not be entitled to receive any greater payment thereunder than the selling Lender would have been entitled to receive with respect to the interest so sold if such interest had not been sold; provided, further, that the Credit Participant shall not be entitled to receive any greater payment hereunder than the Credit Participant would have been entitled to receive if such Credit Participant itself were a Lender; and

          (d) the Company, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right in its discretion as one of the Lenders to vote with respect to the enforcement of the obligations of the Company relating to the Loan and Letter of Credit Exposure and the approval of any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications, consents or waivers described in clause (b) of the proviso to Section 11.6).

Each Obligor agrees, to the fullest extent permitted by applicable law, that any Credit Participant and any Lender purchasing a participation from another Lender pursuant to Section 11.5 may exercise all rights of payment (including the right of set-off), with respect to its participation as fully as if such Credit Participant or such Lender were the direct creditor of the Obligors and a Lender hereunder in the amount of such participation.

     12.3. Replacement of Lender. In the event that any Lender or, to the extent applicable, any Credit Participant (the "Affected Lender"):

           (a) fails to perform its obligations to fund any portion of the Loan or to issue any Letter of Credit on any Closing Date when required to do so by the terms of the Credit Documents or excused only by virtue of Section 5.2.2, or fails to provide its portion of any LIBOR Pricing Option pursuant to Section 3.2.1 or on account of a Legal Requirement as contemplated by
     Section 3.2.5;

          (b) demands payment under the Reserve provisions of Section 3.7, the Tax provisions of Section 3.8, the capital adequacy provisions of Section
     3.9 or the regulatory change provisions in Section 3.10 in an amount the Company deems materially in excess of the amounts with respect thereto demanded by the other Lenders; or

          (c) refuses to consent to a proposed amendment, modification, waiver or other action requiring consent of the holders of 100% of the Percentage Interests under Section 11.6(b) that is consented to by the Lenders owning at least two-thirds of the Percentage Interests;

     then, so long as no Event of Default exists, the Company shall have the right to seek a replacement lender which is reasonably satisfactory to the Agent (the "Replacement Lender"). The Replacement Lender shall purchase the interests of the Affected Lender in the Loan, Letters of Credit and its Commitment and shall assume the obligations of the Affected Lender hereunder and under the other Credit Documents upon execution by the Replacement Lender of an Assignment and Acceptance and the tender by it to the Affected Lender of a purchase price agreed between it and the Affected Lender (or, if they are unable to agree, a purchase price in the amount of the Affected Lender's Percentage Interest in the Loan and Letter of Credit Exposure, or appropriate credit support for contingent amounts included therein, and all other outstanding Credit Obligations then owed to the Affected Lender). Such assignment by the Affected Lender shall be deemed an early termination of any LIBOR Pricing Option to the extent of the Affected Lender's portion thereof, and the Company will pay to the Affected Lender any resulting amounts due under Section 3.2.4. Upon consummation of such assignment, the Replacement Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of the Affected Lender under this Agreement and the other Credit Documents with a Percentage Interest equal to the Percentage Interest of the Affected Lender, the Affected Lender shall be released from its obligations hereunder and under the other Credit Documents, and no further consent or action by any party shall be required. Upon the consummation of such assignment, the Company, the Agent and the Affected Lender shall make appropriate arrangements so that a new Revolving Note is issued to the Replacement Lender if it has acquired a portion of the Revolving Loan. The Company and the Guarantors shall sign such documents and take such other actions reasonably requested by the Replacement Lender to enable it to share in the benefits of the rights created by the Credit Documents. The Affected Lender shall use reasonable efforts to minimize any increased costs, taxes and the impact of adverse Legal Requirements or market conditions. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 12.3, the Company shall continue to pay to the Affected Lender any Credit Obligations as they become due and payable.

13. Confidentiality. Each Lender will make no disclosure of confidential information furnished to it by the Company or any of its Subsidiaries unless such information shall have become public, except:

          (a) in connection with operations under or the enforcement of this Agreement or any other Credit Document, if and only to the extent required, and in so doing shall require the Person to whom such disclosure is made to enter into a confidentiality agreement with respect to the information disclosed;

          (b) pursuant to any statutory or regulatory requirement or any mandatory court order, subpoena or other legal process;

          (c) to any parent or corporate Affiliate of such Lender or to any Credit Participant, proposed Credit Participant or proposed Assignee; provided, however, that any such Person shall agree to comply with the restrictions set forth in this Section 13 with respect to such information;

          (d) to its independent counsel, auditors and other professional advisors with an instruction to such Person to keep such information confidential; and

          (e)  with the prior written consent of the Company, to any other
     Person.

14. Foreign Lenders. If any Lender or Credit Participant is not incorporated or organized under the laws of the United States of America or a state thereof, such Lender or Credit Participant shall deliver to the Company and the Agent the following:

          (a) Two duly completed and executed copies of United States Internal Revenue Service Form 1001 or 4224 or successor form, as the case may be, certifying in each case that such Person is entitled to receive payments under this Agreement, the Notes and reimbursement obligations under Letters of Credit payable to it, without deduction or withholding of any United States federal income taxes; and

          (b) A duly completed and executed Internal Revenue Service Form W-8 or W-9 or successor form, as the case may be, to establish an exemption from United States backup withholding tax.

     Until such time as the Company and the Agent have received such forms indicating that payments hereunder are not subject to deduction or withholding of United States federal income tax, the Company shall withhold United States federal income tax from such payments at the applicable statutory rate and
Section 3.8 shall not apply to such withholding.

     Each such Lender or Credit Participant that delivers to the Company and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to this Section 14 further undertakes to deliver to the Company and the Agent two further copies of Form 1001 or 4224 and Form W-8 or W-9, or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company and the Agent. Such Forms 1001 or 4224 shall certify that such Lender or Credit Participant is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Until such time as the Company and the Agent have received such forms indicating that payments hereunder are not subject to deduction or withholding of United States federal income tax, the Company shall withhold United States federal income tax from such payments at the applicable statutory rate and Section 3.8 shall not apply to such withholding. The foregoing documents need not be delivered in the event (i) any change in treaty, law or regulation or official interpretation thereof has occurred after the date hereof which renders all such forms inapplicable or which would prevent such Lender or Credit Participant from delivering any such form with respect to it, or (ii) such Lender or Credit Participant advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. In the event of clause (ii), the Company shall withhold United States federal income tax from payments to such Lender or Credit Participant in accordance with applicable law, and Section 3.8 shall not apply to such withholding. For purposes of the prior sentence, if any such Lender or Credit Participant delivers two duly completed and executed copies of Form 1001 or successor form establishing a reduced withholding tax rate under an applicable tax treaty, the Company shall withhold United States federal income tax from such payments at the reduced withholding tax rate established in such treaty. Notwithstanding the foregoing, if a Lender or Credit Participant has delivered the forms required to be delivered under clauses (i) and (ii) certifying that such Lender or Credit Participant is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income tax and if, subsequently, any change in treaty, law or regulation or official interpretation thereof occurs which renders such forms inapplicable or which prevents such Lender or Credit Participant from delivering any further such forms with respect to it, then the Company shall withhold United States federal income tax form payments to such Lender or Credit Participant in accordance with applicable law and Section 3.8 shall apply to such withholding; provided, however, that if an applicable tax treaty provides for a reduced withholding tax rate, Section 3.8 shall only apply if such Lender or Credit Participant delivers two duly completed and executed copies of Form 1001 or successor form or otherwise complies with any applicable requirements for establishing such reduced withholding tax rate.

15. Notices. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answer back) or (b) in the case of a letter, unless actual receipt of the notice is required by any Credit Document five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

     If to the Company or any of its Subsidiaries, to it at its address set forth in Exhibit 7.1 (as supplemented pursuant to Sections 6.4.1 and 6.4.2), to the attention of the chief financial officer.

     If to any Lender or the Agent, to it at its address set forth on the signature pages of this Agreement or in the Register, with a copy to the Agent.

16. Course of Dealing; Amendments and Waivers. No course of dealing between any Lender or the Agent, on one hand, and the Company or any other Obligor, on the other hand, shall operate as a waiver of any of the Lenders' or the Agent's rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. Each of the Company and the Guarantors acknowledges that if the Lenders or the Agent, without being required to do so by this Agreement or any other Credit Document, give any notice or information to, or obtain any consent from, the Company or any other Obligor, the Lenders and the Agent shall not by implication have amended, waived or modified any provision of this Agreement or any other Credit Document, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of any Lender of the Agent in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Agent or the Required Lenders.

17.   Venue; Service of Process.  Each of the Company and the other Obligors:

          (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof.

          (b) Waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

Each of the Company and the other Obligors consents to service of process in any such proceeding in any manner at the time permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 15 is reasonably calculated to give actual notice.

18. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY, THE OTHER OBLIGORS, THE AGENT AND THE LENDERS WAIVES, AND COVENANTS

THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS, THE AGENT, THE COMPANY OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Company and the other Obligors acknowledges that it has been informed by the Agent that the provisions of this Section 18 constitute a material inducement upon which each of the Lenders has relied and will rely in entering into this Agreement and any other Credit Document, and that it has reviewed the provisions of this Section 18 with its counsel. Any Lender, the Agent, the Company or any other Obligor may file an original counterpart or a copy of this Section 18 with any court as written evidence of the consent of the Company, the other Obligors, the Agent and the Lenders to the waiver of their rights to trial by jury.

19.  Status for Senior Notes.  This Agreement refinances and replaces the
Heller Credit Agreement for purposes of constituting the "Bank Credit Agreement" and "Bank Credit Facility" as defined in the indenture for the Senior Notes.

20. General. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by any Lender on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                  BUCKEYE CELLULOSE CORPORATION


                                  By /s/ D. B. Ferraro
                                     --------------------------------
                                     Title: President


                                  BUCKEYE FLORIDA CORPORATION
                                  BUCKEYE LIMITED CORPORATION


                                  By /s/ D. B. Ferraro
                                     --------------------------------
                                     Title: President


                                  BUCKEYE FLORIDA, LIMITED PARTNERSHIP
                                  By BUCKEYE FLORIDA CORPORATION,
                                     general partner


                                  By /s/ D. B. Ferraro
                                     --------------------------------
                                     Title: President


                                  FLEET BANK OF MASSACHUSETTS, N.A.


                                  By
                                     --------------------------------
                                     Vice President

                                     75 State Street
                                     Boston, Massachusetts 02109
                                     Telecopy: (617) 346-1569


                                  SUNTRUST BANK, CENTRAL FLORIDA N.A.


                                  By
                                     --------------------------------
                                     Vice President

                                     200 South Orange Avenue
                                     Orlando, Florida 32801
                                     Telecopy:  (407) 237-6704

                               NEW LENDERS:
                               -----------

                               DRESDNER BANK AG
                               CHICAGO AND GRAND CAYMAN BRANCHES



                               By /s/ Elizabeth Holden     Paul Casey
                                  --------------------------------------------
                                  Title: Vice President    Assistant Treasurer
                                         Elizabeth Holden  Paul Casey

                               WACHOVIA BANK OF GEORGIA, N.A.


                               By /s/ Charles Dee O'Dell II
                                  --------------------------------------------
                                    Title: Vice President

                               FIRST UNION NATIONAL BANK
                                 OF NORTH CAROLINA


                               By /s/ Michael J. Kolosowski
                                  --------------------------------------------
                                   Title: Vice President

                               FIRST TENNESSEE BANK NATIONAL ASSOCIATION


                               By /s/ James H. Moore Jr.
                                  --------------------------------------------
                                  Title: Vice President


                               FIRST AMERICAN NATIONAL BANK


                               By /s/ Elizabeth H. Vaughn
                                  --------------------------------------------
                                  Title: Senior Vice President

                                   EXHIBITS


1         -  Environmental Capital Expenditures

2.1.4     -  Revolving Note

2.2.1     -  Money Market Loan Bid Request

2.2.2     -  Invitation to Bid on Money Market Loan

2.2.3A    -  Money Market Loan Bid

2.2.3B    -  List of Money Market Loan Bids

2.2.4A    -  List of Acceptances and Non-Acceptances of Money Market Loan Bids

2.2.4B    -  Acceptance of Money Market Loan Bid

2.2.4C    -  Non-Acceptance of Money Market Loan Bid

2.2.4D    -  Notice of Money Market Loan

2.2.5     -  Money Market Note

2.3.3     -  Swingline Note

5.1.2     -  Guarantors Contribution Agreement

5.1.3     -  Subsidiary Subordination Agreement

5.1.6     -  Financial Officer's Certificate as to Concurrent Transactions

5.1.7     -  Officer's Certificate as to Solvency and Net Worth

5.2.1     -  Officer's Certificate

6.8.14    -  Existing Liens

7.1       -  Company and its Subsidiaries

7.2.2     -  Material Agreements

7.3       -  Financing Debt, Certain Investments, etc.

7.14      -  Environmental Matters

7.15      -  Multi-employer and Defined Benefit Plans

9.9       -  Pledge Agreement

11.1      -  Revolving Loan Percentage Interests

12.1.1    -  Assignment and Acceptance

                                                                       EXHIBIT 1
                                                                       ---------

                       ENVIRONMENTAL CAPITAL EXPENDITURES


                             (amounts in thousands)

                        1995   1996    1997     1998     1999    2000  Total
                       -----  -----  ------  -------  -------  ------  -------

Environmental Projects
- ---------------------

Fenholloway Project        0     55   4,200   22,800   11,500       0   38,555

MACT-Clean Air Act         0      0       0    7,400    5,600   1,000   14,000

Contingency & Other        0      0   2,000    5,000    3,545   2,000   12,545

Total                  $   0  $  55  $6,200  $35,200  $20,545  $3,000  $65,000
                       =====  =====  ======  =======  =======  ======  =======

                                                                 EXHIBIT 2.1.4
                                                                 -------------

                              REVOLVING LOAN NOTE


No. ___                                                  _______________, 199_
                                                         Boston, Massachusetts


     FOR VALUE RECEIVED, the undersigned BUCKEYE CELLULOSE CORPORATION, a Delaware corporation, (the "Borrower") hereby promises to pay to ____________________ (the "Holder") or order, on November 27, 2000, the aggregate unpaid Revolving Loan made to the Borrower by the Holder, with daily interest from the date hereof, computed as provided in the Credit Agreement referred to below, on the principal amount of such Revolving Loan from time to time unpaid at a rate per annum on each portion of the principal amount which shall at all times equal the Applicable Rate (as defined in the Credit Agreement) applicable to such portion in accordance with the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

     Payments hereunder shall be made to Fleet Bank of Massachusetts, N.A., as Agent for the payee hereof, at 75 State Street, Boston, Massachusetts 02109.

     This Note is one of several Notes evidencing the Revolving Loan under and is entitled to the benefits and subject to the provisions of the Credit Agreement dated as of November 28, 1995, as from time to time in effect (the "Credit Agreement"), among Buckeye Cellulose Corporation, its Subsidiaries from time to time party thereto, and certain Lenders for which Fleet Bank of Massachusetts, N.A., is acting as agent, and SunTrust Bank, Central Florida N.A. is acting as co-agent. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to required prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement. Amounts so prepaid may be reborrowed by the Borrower in accordance with and subject to the terms of the Credit Agreement. This Note may not be assigned or otherwise transferred except in accordance with the Credit Agreement.

     In case an Event of Default (as defined in the Credit Agreement) shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

                                          BUCKEYE CELLULOSE CORPORATION


                                          By__________________________________
                                            Title:

                                                                 EXHIBIT 2.2.1
                                                                 -------------


                         MONEY MARKET LOAN BID REQUEST


                                Date:

To: Fleet Bank of Massachusetts, N.A., as Agent under the Credit Agreement (as defined below)

Re: Credit Agreement dated as of November 28, 1995, as from time to time in effect (the "Credit Agreement"), among Buckeye Cellulose Corporation, its Subsidiaries from time to time party thereto and certain Lenders for which Fleet Bank of Massachusetts, N.A, is acting as Agent and SunTrust Bank, Central Florida N.A. is acting as co-agent.

The undersigned hereby gives notice pursuant to Section 2.2.1 of the Credit Agreement that the undersigned requests bids from the Lenders with respect to the following Money Market Loan(s):

Money Market Loan Closing
  Date/1/ (Date of Borrowing):  ____________________

Principal Amount(s)/2/       Money Market Loan/3/
    of Requested             Interest Payment             Money Market Loan/4/
Money Market Loan(s)         Dates (if any)               Maturity Date(s)
- --------------------         -----------------------      -----------------


Such Money Market Loan bids should offer a Money Market Rate.

The sum of the aggregate principal amount of Money Market Loans outstanding, after giving effect to the Money Market Loans requested hereby, plus the Revolving Loan plus the

- ---------------

     (1)  Must be the Banking Day following the applicable Request Date.

     (2) Aggregate amount must be a minimum of $3,000,000, and if larger, in integral multiples of $500,000.

     (3) Must pay accrued and unpaid interest on the 90th day after the Money Market Loan Closing Date if the Money Market Loan Maturity Date is more than 90 days after the Money Market Loan Closing Date.


     (4)  day following the Money Market Loan Closing Date _________ and
          (ii) the Final Maturity Date.

Swingline Loan plus Letter of Credit Exposure will be $________.(5)

Aggregate number of LIBOR Pricing Options and Money Market Loans outstanding, after giving effect to the Money Market Loans requested hereby.(6) __________

Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.



                                    Very truly yours,

                                    BUCKEYE CELLULOSE CORPORATION


                                    By__________________________
                                      Title:


     ---------------

           (5) Must not exceed the Maximum Amount of Revolving Credit as determined by Section 2.1.2 of the Credit Agreement.


           (6)  Must not exceed 10.

                                                                 EXHIBIT 2.2.2
                                                                 -------------


                    INVITATION TO BID ON MONEY MARKET LOAN


                                 Date:


To: Lenders Participating in the Money Market Loan Bid Auction under the Credit Agreement

Re:  Invitation to Bid on Money Market Loan
     --------------------------------------

Pursuant to Section 2.2.2 of the Credit Agreement dated as of November 28, 1995, as from time to time in effect (the "Credit Agreement"), among Buckeye Cellulose Corporation, its Subsidiaries from time to time party thereto and certain Lenders for which Fleet Bank of Massachusetts, N.A., is acting as Agent and SunTrust Bank, Central Florida N.A. is acting as co-agent. We are pleased on behalf of Buckeye Cellulose Corporation to invite you to submit bids with respect to the following Money Market Loan(s):

Money Market Loan Closing
  Date (Date of Borrowing):  ____________________

Principal Amount(s)          Money Market Loan
    of Requested             Interest Payment             Money Market Loan
Money Market Loan(s)         Dates (if any)               Maturity Date(s)
- --------------------         -----------------------      ---------------------


Such Money Market Loan bids should offer a Money Market Rate.

Please respond to this invitation by no later than 10:00 a.m. (Boston time) on the Money Market Loan Closing Date.

Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

                                  Very truly yours,

                                  FLEET BANK OF MASSACHUSETTS, N.A.,
                                   as Agent under the Credit Agreement


                                  By
                                     -----------------------------------
                                     Title:

                                                                EXHIBIT 2.2.3A
                                                                --------------

                             MONEY MARKET LOAN BID


                                     Date:

Fleet Bank of Massachusetts, N.A.,
  as Agent under the Credit
  Agreement (as defined below)
75 State Street
Boston, Massachusetts  02109

Attention:  Structured Finance Group

Re:  Buckeye Cellulose Corporation

In response to your invitation on behalf of Buckeye Cellulose Corporation (the "Borrower") dated ____________________, the undersigned (the "Bidding Lender") hereby submits the following Money Market Loan bid(s) with respect to the following Money Market Loan(s):

1.   Bidding Lender:
                     ---------------------

2.   Person to contact at Bidding Lender:
                                          ---------------------

3.   Money Market Loan Closing
       Date (Date of Borrowing):
                                 ----------------------

4. The undersigned hereby offers to make to the Borrower, on the Money Market Loan Closing Date specified above, the following Money Market Loan(s):


Principal Amount(s)/1/    Money Market Loan   Money Market
    of Offered            Interest Payment    Loan Maturity     Money Market
Money Market Loan(s)      Dates (if any)      Date(s)            Rate(s)/2/
- --------------------      --------------      -------------     ------------



The undersigned understands and agrees that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of

- -----------------

     /1/ Principal amount of bids may not exceed principal amount requested. Bids must be for a minimum of $1,000,000, and if larger, in integral multiples of $1,000,000.

     /2/ Specify rate of interest per annum (each rounded to the nearest
1/100%).

November 28, 1995, as from time to time in effect (the "Credit Agreement"), among Buckeye Cellulose Corporation, its Subsidiaries from time to time party thereto and certain Lenders for which Fleet Bank of Massachusetts, N.A., is acting as Agent and SunTrust Bank, Central Florida N.A. is acting as co-agent, obligates the undersigned to make the Money Market Loan(s) for which any offer(s) are accepted in whole or in part by the Borrower.

Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

                                    Very truly yours,

                                    [NAME OF LENDER]


                                    By
                                       ------------------------
                                       Title:

                                                                EXHIBIT 2.2.3B
                                                                --------------


                        LIST OF MONEY MARKET LOAN BIDS


                                     Date:

Buckeye Cellulose Corporation
1001 Tillman Street
Memphis, Tennessee  38108-0407
Attention: Treasurer's Office

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of November 28, 1995, as from time to time in effect (the "Credit Agreement"), among Buckeye Cellulose Corporation, its Subsidiaries from time to time party thereto and certain Lenders for which Fleet Bank of Massachusetts, N.A., is acting as Agent and SunTrust Bank, Central Florida N.A. is acting as co-agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

Notice is hereby given that pursuant to Section 2.2.3 of the Credit Agreement, the following Lenders have offered to make to Buckeye Cellulose Corporation on ____________________, the following Money Market Loan(s) in the amount(s) and at the rate(s) specified below:

                     Principal     Money Market    Money Market
                    Amount(s) of   Loan Interest       Loan       Money
                   Offered Money   Payment Dates     Maturity     Market
Lender(s)          Market Loan(s)    (if any)        Date(s)      Rate(s)
- ---------          --------------  -------------   ------------   -------



                                  Very truly yours,

                                  FLEET BANK OF MASSACHUSETTS, N.A.,
                                   as Agent under the Credit Agreement


                                  By
                                     -----------------------------------
                                     Title:

                                                                 EXHIBIT 2.3.3
                                                                 -------------

                              SWINGLINE LOAN NOTE


No. ___                                                  _______________, 199_
$_______________                                         Boston, Massachusetts


     FOR VALUE RECEIVED, the undersigned BUCKEYE CELLULOSE CORPORATION, a Delaware corporation, (the "Borrower") hereby promises to pay to FLEET BANK OF MASSACHUSETTS, N.A., (the "Holder") or order, on November 28, 2000, ___________________________________ DOLLARS ($_______________) or, if less, the aggregate unpaid Swingline Loan made to the Borrower by the Holder, with daily interest from the date hereof, computed as provided in the Credit Agreement referred to below, on the principal amount of such Swingline Loan from time to time unpaid at a rate per annum on each portion of the principal amount which shall at all times equal the Swingline Rate (as defined in the Credit Agreement) applicable to such portion in accordance with the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

     Payments hereunder shall be made to Fleet Bank of Massachusetts, N.A., as Agent for the payee hereof, at 75 State Street, Boston, Massachusetts 02109.

     This Note is one of several Notes evidencing the Revolving Loan under and is entitled to the benefits and subject to the provisions of the Credit Agreement dated as of November 28, 1995, as from time to time in effect (the "Credit Agreement"), among Buckeye Cellulose Corporation, its Subsidiaries from time to time party thereto, and certain Lenders for which Fleet Bank of Massachusetts, N.A., is acting as Agent and SunTrust Bank, Central Florida N.A. is acting as co-agent. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to required prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement. Amounts so prepaid may be reborrowed by the Borrower in accordance with and subject to the terms of the Credit Agreement. This Note may not be assigned or otherwise transferred except in accordance with the Credit Agreement.

     In case an Event of Default (as defined in the Credit Agreement) shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.




                                  BUCKEYE CELLULOSE CORPORATION


                                  By
                                     --------------------------------
                                     Title:

                                                                EXHIBIT 2.2.4A
                                                                --------------


                    LIST OF ACCEPTANCES AND NON-ACCEPTANCES
                           OF MONEY MARKET LOAN BIDS



Fleet Bank of Massachusetts, N.A.,
  as Agent under the Credit
  Agreement (as defined below)
75 State Street
Boston, Massachusetts  02109
  Attention:  Structured Finance Group

Ladies and Gentlemen:

     Reference is made to (a) the Credit Agreement dated as of November 28, 1995, as from time to time in effect (the "Credit Agreement"), among Buckeye Cellulose Corporation (the "Company"), its Subsidiaries from time to time party thereto and certain Lenders for which you are acting as Agent and (b) the bid notices (the "Bid Notices") received from you on [insert applicable Money Market Loan Closing Date]. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     [Pursuant to Section 2.2.4 of the Credit Agreement, the Company hereby irrevocably accepts the offer(s) of the Lender(s) specified below to make the following Money Market Loans:

     Lender(s):
                            ----------------------

     Money Market Loan
       Closing Date:
                            ----------------------

     Principal amount(s)
       of offered Money
       Market Loan(s):      $
                             ---------------------

     Money Market Rate(s):                        %
                            ----------------------

     Money Market Loan
       Maturity Date(s):
                            ----------------------

     Money Market Loan
      Interest Payment
      Dates (if any):                             ]
                            ----------------------


                        [repeat for each accepted bid]

     [Except as provided above,] all offers to make Money Market Loans described in the Bid Notices are hereby rejected.


                                       Very truly yours,

                                       BUCKEYE CELLULOSE CORPORATION


                                       By
                                          -----------------------------
                                          Title:

                                                                EXHIBIT 2.2.4B
                                                                --------------


                     ACCEPTANCE OF MONEY MARKET LOAN BIDS


                                     Date:

To: Lenders Participating in the Money Market Loan Bid Auction under the Credit Agreement

Reference is made to the Credit Agreement dated as of November 28, 1995, as from time to time in effect (the "Credit Agreement"), among Buckeye Cellulose Corporation, its Subsidiaries from time to time party thereto and certain Lenders for which Fleet Bank of Massachusetts, N.A., is acting as Agent and SunTrust Bank, Central Florida N.A. is acting as co-agent.

Pursuant to Section 2.2.4 of the Credit Agreement, notification has been received from Buckeye Cellulose Corporation that it has accepted the following bids:

                Principal          Money Market      Money Market
               Amount(s) of       Loan Interest          Loan           Money
              Offered Money       Payment Dates        Maturity        Market
Lender(s)     Market Loan(s)        (if any)           Date(s)         Rate(s)
- ---------     --------------      --------------     ------------      -------



If your quote has been accepted, funds should be transferred to Fleet Bank of Massachusetts, N.A., [insert transfer instructions] and should be immediately available as of 2:30 p.m. (Boston time) on _________________.

Following are the Money Market Loan bids which were submitted by the Lenders in today's auction:

                 Principal          Money Market      Money Market
                Amount(s) of       Loan Interest          Loan           Money
               Offered Money       Payment Dates        Maturity        Market
Lender(s)      Market Loan(s)        (if any)           Date(s)         Rate(s)
- ---------      --------------      --------------     ------------      -------


                                     Very truly yours,

                                     FLEET BANK OF MASSACHUSETTS, N.A.,
                                      as Agent under the Credit Agreement


                                     By
                                        -----------------------------------
                                        Title:

                                                                EXHIBIT 2.2.4C
                                                                --------------


                   NON-ACCEPTANCE OF MONEY MARKET LOAN BIDS


                                     Date:

To: Lenders Participating in the Money Market Loan Bid Auction under the Credit Agreement


Reference is made to the Credit Agreement dated as of November 28, 1995, as from time to time in effect (the "Credit Agreement"), among Buckeye Cellulose Corporation, its Subsidiaries from time to time party thereto and certain Lenders for which Fleet Bank of Massachusetts, N.A., is acting as Agent and SunTrust Bank, Central Florida N.A. is acting as co-agent.

Pursuant to Section 2.2.4 of the Credit Agreement, notification has been received from the Company that it has not accepted any of the following bids:

                 Principal          Money Market      Money Market
                Amount(s) of       Loan Interest          Loan           Money
               Offered Money       Payment Dates        Maturity        Market
Lender(s)      Market Loan(s)        (if any)           Date(s)         Rate(s)
- ---------      --------------      --------------     ------------      -------



Following are the Money Market Loan bids which were submitted by the Lenders in today's auction:

                 Principal          Money Market      Money Market
                Amount(s) of       Loan Interest          Loan           Money
               Offered Money       Payment Dates        Maturity        Market
Lender(s)      Market Loan(s)        (if any)           Date(s)         Rate(s)
- ---------      --------------      --------------     ------------      -------


                                     Very truly yours,

                                     FLEET BANK OF MASSACHUSETTS, N.A.,
                                      as Agent under the Credit Agreement


                                     By
                                        -----------------------------------
                                        Title:

                                                                  EXHIBIT 2.2.4D
                                                                  --------------


                          NOTICE OF MONEY MARKET LOAN


                                                      Date:


Buckeye Cellulose Corporation
1001 Tillman Street
Memphis, Tennessee  38108-0407
  Attention:  Treasurer

[Each Lender]
[Address]
  Attention:

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of November 28, 1995, as from time to time in effect (the "Credit Agreement"), among Buckeye Cellulose Corporation, its Subsidiaries from time to time party thereto and certain Lenders for which the undersigned is acting as Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

Pursuant to Section 2.2.4 of the Credit Agreement, the undersigned hereby notifies you that the following Money Market Loan(s) became effective on the date hereof:

Principal Amount of                 Money Market Loan
Money Market Loan(s)                Maturity Date(s)
- --------------------                -----------------

                              Very truly yours,

                              FLEET BANK OF MASSACHUSETTS, N.A.,
                               as Agent under the Credit Agreement


                              By____________________________________
                                Title:

                                                                   EXHIBIT 2.2.5
                                                                   -------------

                               MONEY MARKET NOTE


No. ______                                                _______________, 199__
$_______________                                          Boston, Massachusetts


     FOR VALUE RECEIVED, the undersigned BUCKEYE CELLULOSE CORPORATION, a Delaware corporation, (the "Borrower") hereby promises to pay to ______________________ (the "Holder") or order, on [insert Money Market Loan Maturity Date], ___________________________________ DOLLARS ($_______________)
or, if less, the aggregate unpaid Money Market Loan made to the Borrower by the Holder, with daily interest from the date hereof, computed as provided in the Credit Agreement referred to below, on the principal amount of such Money Market Loan from time to time unpaid at a rate per annum of [insert Money Market Rate] plus an additional rate per annum on the occurrence and continuation of an Event of Default, as provided for in the Credit Agreement. Accrued interest shall be payable on [insert Money Market Loan Interest Payment Date, if any] [and on] [insert Money Market Loan Maturity Date] except that all accrued interest shall be paid at the accelerated maturity hereof or upon the prepayment in full hereof.

     Payments hereunder shall be made to Fleet Bank of Massachusetts, N.A., as Agent for the payee hereof, at 75 State Street, Boston, Massachusetts 02109.

     This Note evidences a Money Market Loan under and is entitled to the benefits and subject to the provisions of the Credit Agreement dated as of November 28, 1995, as from time to time in effect (the "Credit Agreement"), among Buckeye Cellulose Corporation, its Subsidiaries from time to time party thereto, and certain Lenders for which Fleet Bank of Massachusetts, N.A., is acting as Agent and SunTrust Bank, Central Florida N.A. is acting as co-agent. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to required prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement. This Note may not be assigned or otherwise transferred except in accordance with the Credit Agreement.

     In case an Event of Default (as defined in the Credit Agreement) shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

                                              BUCKEYE CELLULOSE CORPORATION


                                              By______________________________
                                                Title:

                                                            Exhibit 5.1.2
                                                            -------------

                       GUARANTORS CONTRIBUTION AGREEMENT

     This Agreement, dated as of November 28, 1995, is among Buckeye Cellulose Corporation, a Delaware corporation (the "Company"), and the other guarantors listed on Schedule A hereto (together with the Company, the "Guarantors"), in connection with the Credit Agreement dated as of November 28, 1995, as from time to time in effect (the "Credit Agreement"), among the Company, the other Guarantors, and the Lenders, including Fleet Bank of Massachusetts, N.A., as Agent for itself and the other Lenders and SunTrust Bank, Central Florida N.A. as co-agent for itself and the other Lenders. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     The Guarantors agree as follows:

     1. Inducement. In order to induce the Lenders to extend credit to the Company pursuant to the Credit Agreement, the Guarantors have guaranteed, to the extent provided in the Credit Documents, the payment and performance of all Credit Obligations. The extensions of credit by the Lenders to the Company under the Credit Agreement will directly or indirectly inure to the benefit of each Guarantor, and the guarantees referred to in the foregoing sentence are in pursuit of the business purposes of the Guarantor that has given such guarantee as an integral part of the business conducted and proposed to be conducted by it and are reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by it. By virtue of the foregoing and after giving effect to the probable liability of each Guarantor on its guarantee, each Guarantor is receiving at least fair consideration and reasonably equivalent value from the Lenders for such guarantee.

     2. Contribution. The Guarantors agree that, as among themselves in their capacity as guarantors under the Credit Agreement, the ultimate responsibility for repayment of the Credit Obligations, in the event that the Company fails to pay when due its Credit Obligations, shall be equitably apportioned, to the extent consistent with the Credit Documents, among the respective Guarantors in the proportion that each, in its capacity as a guarantor, has benefited from the extensions of credit to the Company by the Lenders under the Credit Agreement, or if such equitable apportionment cannot reasonably be determined or agreed upon among the affected Guarantors, in proportion to their respective net worths determined on or about the date hereof (or such later date as such Guarantor becomes party hereto). In the event that any Guarantor, in its capacity as a guarantor, pays an amount with respect to the Credit Obligations in excess of its proportionate share as set forth in this Section 2, each other Guarantor shall, to the extent consistent with the Credit Documents, make a contribution payment to such Guarantor in an amount such that the aggregate amount paid by each Guarantor reflects its proportionate share of the Credit Obligations. In the event of any default by any Guarantor under this Section 2, each other Guarantor will bear, to the extent consistent with the Credit Documents, its proportionate share of the defaulting Guarantor's obligation under this Section 2.

     3. Enforcement; Parties. This Agreement is intended to set forth only the rights and obligations of the Guarantors among themselves and shall not in any way affect the obligations of any Guarantor to the Lenders under the Credit Documents (which obligations shall at all times constitute the joint and several obligations of all the Guarantors) and, in furtherance of the foregoing, the provisions of this Agreement shall be carried out in a manner consistent with the requirements contained in Section 9 of the Credit Agreement. The parties agree that, from time to time, additional Subsidiaries which are included as Guarantors under the Credit Documents may be added as parties hereto (and will also then be added to Schedule A hereto) by executing a counterpart of this Agreement or an agreement by which such Subsidiary agrees to be bound hereby, and without further action by any party hereto or thereto.

     4. Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument.

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.


                         BUCKEYE CELLULOSE CORPORATION


                         By___________________________________
                           Title:


                         BUCKEYE FLORIDA CORPORATION
                         BUCKEYE FOLEY CORPORATION


                         By___________________________________
                           Title:


                         BUCKEYE FLORIDA, LIMITED PARTNERSHIP
                         By BUCKEYE FLORIDA CORPORATION,
                            general partner


                         By:____________________________________
                            Title:

                                                                SCHEDULE A
                                                                ----------

                                OTHER GUARANTORS

                                                            Exhibit 5.1.3
                                                            -------------


                         BUCKEYE CELLULOSE CORPORATION

                       SUBSIDIARY SUBORDINATION AGREEMENT


     This Agreement, dated as of November 28, 1995, is among Buckeye Cellulose Corporation, a Delaware corporation (the "Company"), Buckeye Florida Corporation, Buckeye Foley Corporation, Buckeye Florida, Limited Partnership and Fleet Bank of Massachusetts N.A., as agent (the "Agent") for itself and the other Lenders under the Credit Agreement (as defined below). The parties agree as follows:

     1. Reference to Credit Agreement; Certain Rules of Construction; Definitions. Reference is made to the Credit Agreement dated as of the date hereof, as from time to time in effect (the "Credit Agreement"), among the Company, its Subsidiaries from time to time party thereto, the Lenders, the Agent and SunTrust Bank, Central Florida N.A. as co-agent for itself and the other Lenders. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Agreement, (b) references to a particular Section shall include all subsections thereof and (c) the word "including" shall be construed as "including without limitation". Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined. Certain other capitalized terms are used in this Agreement as specifically defined in this Section 1 as follows:

     1.1. "Junior Creditor" means each of Buckeye Florida Corporation, Buckeye Foley Corporation, Buckeye Florida, Limited Partnership and each other Person becoming a party to this Agreement pursuant to Section 9.1.

     1.2. "Reorganization" means any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization or restructuring, whether by judicial proceedings or otherwise, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements, including any proceeding under the federal Bankruptcy Code or any similar law of any other jurisdiction, involving the Company or any guarantor of the Subordinated Indebtedness or any of their present or future Subsidiaries or any of their respective properties or the readjustment of the respective liabilities of the Company or any such other Person or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of the Company or any such other Person.

          1.3.  "Senior Indebtedness" means:
                -------------------

                (a)  all Credit Obligations, including:

                     (i) The obligation to pay the Indebtedness evidenced by the Notes;

                     (ii) Any contingent or matured obligations of the Company to the Agent or to any of the Lenders in respect of Letters of Credit or drafts accepted under Letters of Credit, including any obligation of the Company arising under the Credit Agreement or any other Credit Document to reimburse the Agent or any of the Lenders for payments made under Letters of Credit and to deposit with or to pay to the Agent cash in an amount equal to all or part of the Letter of Credit Exposure;

                     (iii) Obligations to pay interest owing under the Credit Agreement or any other Credit Document, whether such obligations arise before or after the institution of any Reorganization and whether or not such obligations are allowed claims in such Reorganization;

                     (iv) Any contingent or matured obligations of the Company to any Lender or any of its Affiliates with respect to Interest Rate Protection Agreements; and

                     (v) Obligations to pay commitment fees, Letter of Credit fees, Agent's fees and other fees, charges, indemnities and expenses from time to time owing under the Credit Agreement or any other Credit Document, whether such obligations arise before or after the institution of any Reorganization and whether or not such obligations are allowed claims in such Reorganization; and

                (b) All renewals, extensions and refinancings of the items described in clause (a) above.

          1.4.  "Subordinated Indebtedness" means:
                 -------------------------

                (a) The principal of and interest on any inter-company loans from any Junior Creditor to the Company and its Subsidiaries and all other Indebtedness of the Company and its Subsidiaries to the Junior Creditors permitted under Section 6.9.2 of the Credit Agreement; and

                (b) All other obligations of the Company and its Subsidiaries to the Junior Creditors with respect to the items in clause
          (a), whether now existing or hereafter
     arising, including intercompany advances and any claim against the Company and its Subsidiaries in respect of rescission, indemnification, expenses, damages or otherwise.

     2. Subordination Covenants. The Company and each of the Junior Creditors covenants that, so long as any part of the Senior Indebtedness is outstanding and until the Lenders' obligations to extend credit under each Credit Document shall have been irrevocably terminated, each of them will comply with the following provisions:

     2.1. Subordination. To the extent and in the manner provided in this Agreement, the payment of any Subordinated Indebtedness is and shall be expressly subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness, and the Subordinated Indebtedness is hereby subordinated as a claim against the Company, any of its Subsidiaries, any guarantor of the Senior Indebtedness or any of their respective assets to the prior payment in full of the Senior Indebtedness, in each case whether such claim be (a) in the ordinary course of business or (b) in the event of any Reorganization.

     2.2. Restricted Payments. The Company and its Subsidiaries will not make, and the Junior Creditors will not accept or receive, any payment of any Subordinated Indebtedness, whether in cash, securities or other property or by way of conversion, exchange or set-off or otherwise, and no such payment shall become due; provided, however, that the Company may make any Distribution permitted by Section 6.10 of the Credit Agreement, subject to the limitations set forth therein.

     2.3. Reorganization. In the event of any Reorganization, all Senior Indebtedness shall first be paid in full in cash before any payment is made on account of any Subordinated Indebtedness. In any proceedings seeking to effect a Reorganization any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in respect of any such Subordinated Indebtedness shall be paid or delivered directly to the Agent for application to payment of the Senior Indebtedness, unless and until all Senior Indebtedness shall have been paid in full.

     2.4. Specific Powers in Reorganization. In any proceedings with respect to any Reorganization, each Junior Creditor irrevocably authorizes the Agent (and such Junior Creditor shall have no liability for any of such actions taken by the Agent):

           (a) To prove and enforce any claims on the Subordinated Indebtedness owed by the Company and its Subsidiaries to such Junior Creditor either in the name of the Agent or in the name of such Junior Creditor as the attorney-in-fact of such Junior Creditor;

          (b) To vote claims comprising any such Subordinated Indebtedness and to accept or reject on behalf of such Junior Creditor any plan proposed in connection with any such Reorganization;

          (c) To accept and execute receipts for any payment or distribution made with respect to any such Subordinated Indebtedness and to apply such payment or distribution to the payment of the Senior Indebtedness; and

          (d) To take any action and to execute any instruments necessary to effectuate the foregoing, either in the name of the Agent or in the name of such Junior Creditor as the attorney-in-fact of such Junior Creditor.

     2.5. Payments Held in Trust. If, notwithstanding the foregoing, any payment or distribution of the assets of the Company or any of its present or future Subsidiaries of any kind or character (other than payments permitted by Section 2.2) shall be received, by way of set-off or otherwise, by any Junior Creditor before all Senior Indebtedness is paid in full and before the Lenders' obligations to extend credit under all Credit Documents shall have been irrevocably terminated, such payment or distribution and the amount of any such set-off shall be held in trust by the Junior Creditor and promptly paid over to the Agent (who shall have the right to convert any such assets into cash) for application (including the applications of such cash and cash proceeds) to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness, and the Lenders' obligations to extend credit under all Credit Documents shall have been irrevocably terminated.

     2.6. Restrictions on Acceleration. Notwithstanding any contrary provision of any Subordinated Indebtedness or of any agreement or instrument relating thereto, (a) no Subordinated Indebtedness (other than payments permitted by Section 2.2) shall become or be declared to be due and payable prior to the date on which the Senior Indebtedness becomes or is declared to be due and payable and (b) if any Senior Indebtedness shall have become or been declared to be due and payable prior to its stated maturity, the Subordinated Indebtedness shall become immediately due and payable.

     2.7. Restrictions on Remedies. No Junior Creditor shall, without the Agent's prior written consent, institute proceedings to enforce any Subordinated Indebtedness, notwithstanding any provision to the contrary contained in any Subordinated Indebtedness or in any agreement or instrument relating thereto. Without limiting the generality of the foregoing sentence, no Junior Creditor shall, without the Agent's prior written consent, commence or join with any other creditor of the Company and its Subsidiaries in commencing any proceeding against the Company and its Subsidiaries seeking to effect a Reorganization.

     2.8. No Collateral. The Company and its Subsidiaries shall not grant, and no Junior Creditor shall demand, accept or receive, any collateral, direct or indirect, for any Subordinated Indebtedness.

     2.9. No Other Subordination. Each Junior Creditor represents that the Subordinated Indebtedness is not subordinated to any obligations other than the Senior Indebtedness, the Senior Notes and the Approved Subordinated Debt and covenants that it will not subordinate the Subordinated Indebtedness to any other obligations except with the prior written consent of the Agent.

     2.10. Payment in Full. For the purposes of this Agreement, no Senior Indebtedness shall be deemed to have been paid in full unless the holder thereof shall have received and have been permitted to retain cash equal to the amount thereof then outstanding and such Senior Indebtedness shall have been fully and indefeasibly discharged.

     3.  Effect of Provisions; Subrogation.
         ---------------------------------

     3.1. Effect of Provisions; Relative Rights. The provisions hereof as to subordination are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on one hand and each Junior Creditor on the other hand, and such provisions shall not impair as between the Company and any Junior Creditor the obligation of the Company, which is unconditional and absolute, to pay to such Junior Creditor the principal of any Subordinated Indebtedness owed by the Company to such Junior Creditor and interest thereon, and all other amounts in respect thereof, nor shall any such provisions prevent any Junior Creditor from exercising all remedies otherwise permitted by applicable law or under the terms of such Subordinated Indebtedness upon a default thereunder, except to the extent prohibited by this Agreement.

     3.2. Subrogation. When all Senior Indebtedness then outstanding has been paid in full and the Lenders' obligations to extend credit under all Credit Documents have been irrevocably terminated, each Junior Creditor shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company or any of its Subsidiaries that would be deemed payable on the Senior Indebtedness until the Subordinated Indebtedness shall be paid in full. For the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any Junior Creditor would be entitled except for the provisions of this Agreement, and no payment over pursuant to the provisions of this Agreement to the holders of Senior Indebtedness by such Junior Creditor, shall, as between the Company or any of its Subsidiaries and their creditors other than the holders of Senior Indebtedness, on one hand, and such Junior Creditor, on the other hand, be deemed to be a payment by the Company or any of its Subsidiaries to or on account of Senior Indebtedness.

     4. Legend, etc. The Company and each of the Junior Creditors covenants to cause each instrument or certificate representing or evidencing any of the Subordinated Indebtedness to have affixed upon it a legend substantially as follows:

          "This instrument is subject to the Subsidiary Subordination Agreement dated as of November 28, 1995, as from time to time in effect, among the maker, the payee and Fleet Bank of Massachusetts, N.A., as Agent, which, among other things, subordinates the obligations of the obligor hereunder to the prior payment of certain obligations of the obligor to the holders of Senior Indebtedness as defined therein."

The Company shall cause any financial statement describing or listing or otherwise reflecting the existence of any Indebtedness included in the Subordinated Indebtedness to indicate clearly the subordinated character thereof.

     5. Further Assurances. The Company and each of the Junior Creditors covenants to execute and deliver to the Agent such further instruments and to take such further action as the Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

     6. Representations and Warranties. In order to induce the Lenders to extend credit under the Credit Agreement, each Junior Creditor represents and warrants that:

     6.1. Organization and Business. Such Junior Creditor is a duly organized and validly existing corporation, in good standing under the laws of the state of its incorporation, with all power and authority, corporate or otherwise, necessary (a) to enter into and perform this Agreement and each other Credit Document to which it is a party and (b) to own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of such Junior Creditor have been previously delivered to the Agent and are correct and complete.

     6.2. Authorization and Enforceability. Such Junior Creditor has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is a party. Each of this Agreement and each other Credit Document to which such Junior Creditor is party constitutes the legal, valid and binding obligation of such Junior Creditor, enforceable against such Junior Creditor in accordance with its terms except as the enforceability of such documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time in effect and affecting the rights of creditors generally and by general principles of equity, good faith and fair dealing.

     6.3.  No Legal Obstacle to Agreements.   Neither the execution and delivery
of this Agreement or any other Credit Document, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease referred to in this

Agreement or any other Credit Document, has constituted or resulted, or will constitute or result, in:

          (a) Any breach or termination of the provisions of any agreement, instrument, deed or lease to which any Junior Creditor is a party or by which it is bound, or of the Charter or By-laws of such Junior Creditor; or

          (b) The violation in any material respect of any law, statute, judgment, decree or governmental order, rule or regulation applicable to any Junior Creditor.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by any Junior Creditor in connection with the execution, delivery and performance of this Agreement or any other Credit Document to which it is party or the transactions contemplated hereby or thereby.

     6.4. Litigation. No litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of any Junior Creditor, threatened which may involve any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or is reasonably expected to create a material risk of resulting, in any material adverse change in such Junior Creditor's business, assets, financial condition or income or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds any Junior Creditor which has resulted, or is reasonably expected to create a material risk of resulting, in any material adverse change in such Junior Creditor's business, assets, financial condition or income.

     7. Information Regarding the Company. Each Junior Creditor expressly acknowledges and agrees that it has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks. Each Junior Creditor waives any obligation which may now or hereafter exist on the part of the Agent or any holder of any Senior Indebtedness to inform such Junior Creditor of the risks being undertaken by entering into this Agreement or of any changes in such risks and such Junior Creditor undertakes to keep itself informed of such risks and any changes therein. Each Junior Creditor expressly waives (except to the extent prohibited by applicable law which cannot be waived) any duty which may now or hereafter exist on the part of the Agent or any holder of any Senior Indebtedness to disclose to such Junior Creditor any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Company or its Affiliates, properties or management, whether now or hereafter known by any Lender. Each Junior Creditor represents, warrants and agrees that it assumes sole responsibility for obtaining from the Company and its Affiliates all information concerning the Credit Agreement and all other Credit Documents and all other information as to the Company and its Subsidiaries and their respective Affiliates, properties or management or anything relating to any of the above as it deems necessary or desirable.

     8.  Continuing Agreement; Lender Powers; etc.
         -----------------------------------------

     8.1. Continuing Agreement, etc. This Agreement shall be a continuing agreement, shall be irrevocable and shall remain in full force and effect until the payment in full of the Senior Indebtedness then outstanding in accordance with the terms thereof at a time when the Lenders' obligations to extend credit under all Credit Documents shall have been irrevocably terminated.

     8.2. Consent to Credit Agreement. Each Junior Creditor acknowledges receipt from the Company of a correct and complete copy of the Credit Agreement as in effect as of the date hereof, and consents to all of the provisions of the Credit Agreement as in effect as of such date.

     8.3. Power to Modify Credit Agreement, etc. To the extent permitted by applicable law that cannot be waived, each Junior Creditor grants the Agent and the Lenders full power, in their sole discretion, without notice to or consent by such Junior Creditor and without in any way affecting the subordination of the Subordinated Indebtedness provided in this Agreement:

          8.3.1. To waive compliance with any Default under, and to consent to any amendment or change of any terms of, the Credit Agreement, any other Credit Document, the Credit Obligations or any Guarantee thereof (each as from time to time in effect);

          8.3.2. To grant one or more extensions or renewals of the Credit Obligations (for any duration), and any other indulgence with respect thereto and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Company in respect of the Credit Obligations, whether or not rights against the Company under this Agreement are reserved in connection therewith;

          8.3.3. To take security in any form for the Credit Obligations and to consent to the addition to or the substitution, exchange, release, failure to perfect or any other disposition of, and to deal in any other manner with, any property which may from time to time secure the Credit Obligations whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future Guarantees of the Credit Obligations and to proceed against such Guarantees in any order;

          8.3.4. To extend credit under the Credit Agreement or any other Credit Document, or otherwise, in such amount as the Lenders may determine, whether for a greater or lesser amount than is presently in effect, even though the financial condition of the Company and its Subsidiaries may have deteriorated since the date hereof; and

          8.3.5. To collect or liquidate or realize upon any of the Credit Obligations in any manner or to refrain from collecting or liquidating or realizing upon any of the Credit Obligations.

     8.4. No Impairment by Company, Lenders, etc. No right of the Lenders or any present or future holder of any Senior Indebtedness shall at any time be prejudiced or impaired by any act or failure to act on the part of the Company, including any noncompliance by the Company with the terms of this Agreement, or by any act or failure to act, in good faith, by any Lender or any such holder, regardless of any knowledge thereof which any Lender or any such holder may have or otherwise be charged with.

     8.5. Specific Performance. The Agent is authorized to demand specific performance of this Agreement at any time when the Company or any Junior Creditor shall have failed to comply with any provision hereof applicable to it, and each of them irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Lenders.

     9.   Transfers; Successors and Assigns.

     9.1. Transfers. No Junior Creditor will sell, assign, transfer or otherwise dispose of any Subordinated Indebtedness except to another Person which shall have entered into this Agreement or another agreement with the Agent, in a form satisfactory to the Agent, providing for subordination of such Subordinated Indebtedness to the prior payment of the Credit Obligations on the terms provided in this Agreement.

     9.2. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of the Lenders and their successors and assigns and shall be binding upon each of the Company and each of the Junior Creditors and their respective successors and assigns. Neither the Company nor any Junior Creditor may assign its rights or obligations under this Agreement except to the extent provided in Section 9.1.

     10. Notices. Any notice or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback) or (b) in the case of a letter, five business days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

     If to the Company, to it at its address specified in or pursuant to Section 16 of the Credit Agreement, to the attention of its chief financial officer.

     If to any Junior Creditor, to it at its address specified in or pursuant to
Section 15 of the Credit Agreement, to the attention of its chief financial officer.

     If to the Agent, to it at its address specified in or pursuant to Section 15 of the Credit Agreement.

     11. Venue; Service of Process. Each of the Company and each Junior Creditor by its execution hereof:

          (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof; and

          (b) Waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of any such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

Each of the Company and each Junior Creditor consents to service of process in any such proceeding in any manner permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 10 is reasonably calculated to give actual notice.

     12. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE AGENT, THE COMPANY AND EACH JUNIOR CREDITOR WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND OR ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR

THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE AGENT, THE COMPANY OR SUCH JUNIOR CREDITOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the Company and each Junior Creditor acknowledges that it has been informed by the Lenders that the provisions of this Section 12 constitute a material inducement upon which each of the Lenders has relied, is relying and will rely in entering into the Credit Agreement and any other Credit Document, and that it has reviewed the provisions of this Section 12 with its counsel. The Agent, the Company or any Junior Creditor may file an original counterpart or a copy of this Section 12 with any court as written evidence of the consent of the Agent, the Company and such Junior Creditor to the waiver of the right to trial by jury.

     13. General. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by the Agent on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the dated first written above.

                         BUCKEYE CELLULOSE CORPORATION


                         By
                            ------------------------------
                           Title:


                         BUCKEYE FLORIDA CORPORATION
                         BUCKEYE FOLEY CORPORATION


                         By
                            ------------------------------
                           Title:


                         BUCKEYE FLORIDA, LIMITED PARTNERSHIP
                         By Buckeye Florida Corporation, General Partner


                         By
                            ------------------------------
                           Title:


                         FLEET BANK OF MASSACHUSETTS, N.A.
                           as Agent under the Credit Agreement


                         By
                            ------------------------------
                           Title:

                                                                   EXHIBIT 5.1.6
                                                                   -------------

                     FINANCIAL OFFICER'S CERTIFICATE AS TO
                            CONCURRENT TRANSACTIONS


Fleet Bank of Massachusetts, N.A.
  as Agent under the Credit
  Agreement (as defined below)
75 State Street
Boston, Massachusetts  02109

Dear Agent:

     Pursuant to Section 5.1.6(i) of the Credit Agreement dated as of November 28, 1995, as from time to time in effect (the "Credit Agreement"), among Buckeye Cellulose Corporation (the "Company"), its Subsidiaries from time to time party thereto, you and the other Lenders party thereto, including SunTrust Bank, Central Florida N.A. as co-agent, the Company represents and warrants as follows:

     (a) The Company's cotton linter plant in Memphis, Tennessee, its wood pulp plant in Foley, Florida and all related assets are owned by the Company and its Wholly Owned Subsidiaries.

     (b) The Company has issued the Approved Subordinated Debt in an aggregate principal amount of at least $150,000,000 (sold at 99.626% of face amount), the Approved Subordinated Debt is rated at least BB - by S&P and Ba3 by Moody's, and the proceeds of the Approved Subordinated Debt have been used solely to fund the acquisition of the 50% ownership interest of Procter & Gamble Cellulose in Buckeye Florida Partners and to repay the Indebtedness owing by the Company to Procter & Gamble Cellulose and MDCP contemplated under paragraph (e) below.

     (c) MDCP has offered and sold, in a transaction registered under the Securities Act, at least 4,000,000 shares of the Company's common stock.

     (d) The Company has exercised its option to acquire the 50% ownership interest of Procter & Gamble Cellulose in Buckeye Florida Partners with the proceeds of the Approved Subordinated Debt.

     (e) The Company has repaid in full all Indebtedness owing by the Company and its Subsidiaries to Procter & Gamble Cellulose, MDCP and their respective Affiliates with the proceeds of the Approved Subordinated Debt and cash and Cash Equivalents owned by the Company and its Subsidiaries immediately prior to date hereof.

     (f) The Company has repaid in full all Indebtedness owing by the Company and its Subsidiaries under the Heller Credit Agreement with the proceeds of the Loan. The Heller Credit Agreement has been terminated, and all guarantees and collateral relating thereto have been released.

     (g) The Company has accepted for purchase through a tender offer at least a majority in outstanding principal amount of the Senior Notes, and the indenture for such Senior Notes has been amended to permit the transactions contemplated under the Credit Agreement and to make other changes reasonably satisfactory to the Lenders.

     (h) All of the conditions to the obligations of the parties to the Concurrent Transactions have been satisfied in all material reflects. Any material consent, authorization, order or approval of any Person required in connection with the Concurrent Transactions has been obtained and are in full force and effect.

     Terms defined in the Credit Agreement and not otherwise defined are used herein with the meanings so defined.

     IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this ________ day of _______________, 199_.



                               BUCKEYE CELLULOSE CORPORATION

                               By:
                                  ------------------------------------
                                  Title:

                                                                  EXHIBIT 5.1.7.
                                                                  --------------

                          OFFICER'S CERTIFICATE AS TO
                             SOLVENCY AND NET WORTH


Fleet Bank of Massachusetts, N.A.
  as Agent under the Credit
  Agreement (as defined below)
75 State Street
Boston, Massachusetts  02109

Dear Agent:

     Pursuant to Section 5.1.7 of the Credit Agreement dated as of November 28, 1995, as from time to time in effect (the "Credit Agreement"), among Buckeye Cellulose Corporation (the "Company"), its Subsidiaries from time to time party thereto, you and the other Lenders party thereto, including SunTrust Bank, Central Florida N.A. as co-agent, the Company represents and warrants as follows:

     (a) The Company and its Subsidiaries, on a Consolidated basis, are not insolvent; and

     (b) The Consolidated Net Worth of the Company and its Subsidiaries exceeds $80,000,000,

in each case immediately after giving effect to the Concurrent Transactions and the transactions contemplated thereby and by the Credit Agreement.

     Terms defined in the Credit Agreement and not otherwise defined are used herein with the meanings so defined.

     IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this __________day of _______________, 199_.


                              BUCKEYE CELLULOSE CORPORATION


                              By: ______________________________
                                  Title:

                                                                   EXHIBIT 5.2.1
                                                                   -------------


                             OFFICER'S CERTIFICATE


Fleet Bank of Massachusetts, N.A.,
  as Agent under the Credit
  Agreement (as defined below)
75 State Street
Boston, Massachusetts  02109

Dear Agent:

     Pursuant to Section 5.2.1 of the Credit Agreement dated as of November 28, 1995, as from time to time in effect (the "Credit Agreement"), among Buckeye Cellulose Corporation, its Subsidiaries from time to time party thereto, you and the other Lenders party thereto, including SunTrust Bank, Central Florida N.A. as co-agent, Buckeye Cellulose Corporation (the "Company") has requested that an extension of credit be made to it on the date hereof in the principal amount of $__________________ in accordance with the [insert Revolving Loan facility, Money Market Loan facility, Swingline Loan facility, or Letters of Credit Facility] under the Credit Agreement.

     The Company represents and warrants as follows:

     (a) The representations and warranties contained in Sections 7 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as though made on and as of such date.

     (b) No Default under the Credit Agreement has occurred or shall exist after giving effect to the extension of credit.

     (c) Between June 30, 1995 and the date hereof, no Material Adverse Change has occurred.

     (d) Except as set forth in the certificate, if any, attached hereto, there has been no change in (i) the charters or by-laws of the Company and its Subsidiaries heretofore certified to you, or (ii) the incumbency of the officers of the Company and its Subsidiaries whose signatures have been heretofore certified to you.

     (e) After giving effect to the extension of credit requested hereby, the principal amount of all credit extended to the Company under the Credit Agreement shall not exceed an amount equal to the Maximum Amount of Revolving Credit set forth in the Credit Agreement.

     (f) The proceeds of the loan requested hereby will be dedicated to the following application in accordance with the designation previously made under
Section 2.5 of the Credit Agreement:

     Terms defined in the Credit Agreement and not otherwise defined are used herein with the meanings so defined.

     IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this ____ day of ________________, 199_.


                            BUCKEYE CELLULOSE CORPORATION

                            By:
                               --------------------------------------
                               Title:

                                                                EXHIBIT 6.8.14
                                                                --------------

                                     LIENS

     Certain assets of the Company and/or its Subsidiaries may be subject to Liens of the type described in Sections 6.8.1 through 6.8.8, inclusive, and 6.8.11.

     Buckeye Florida Partners has pledged certificates of deposits in the amounts of $2,300,000 and $900,000 to Union Planters National Bank, to secure payment by certain executive officers of the Company of loans, which are in the principal amounts equal to the denominations of the respective certificates of deposit, the proceeds of which were utilized to purchase stock in the Company.

     The Company granted a security interest in its inventory and accounts receivable to secure borrowings under the Heller Agreement, which security interest will be released on the Initial Closing Date.

     Buckeye Florida, Limited Partnership's indebtedness to Procter & Gamble Cellulose Company is secured by a security interest in its machinery and equipment and a mortgage on its land and buildings, both of which will be released on the Initial Closing Date.

     The Company is the lessee under the following, which have been capitalized:

           Capital Lease for SAP Software license with Winthrop Resources from March 1994 - February 1997

           Capital Lease for Disk Mirroring Software license with Winthrop Resources from June 1995 - March 1997

           Capital Lease for E-MaiL Software license with Winthrop Resources from January 1995 - March 1997

           Operating Lease for Computer Hardware with Winthrop Resources from March 1994 - April 1997

           Operating Lease for E-Mail Hardware witH Winthrop Resources from January 1995 - April 1997

           Operating Lease for Disk Mirroring System with Winthrop Resources from June 1995 - April 1997

In addition, the following Liens exist on the Initial Closing Date:

     Signode Corporation has filed a UCC-1 financing statement covering inventory of Signode on consignment to Buckeye Florida, Limited Partnership at its Perry, Florida plant.

                                                                   EXHIBIT 7.1
                                                                   -----------

                         COMPANY AND ITS SUBSIDIARIES
                         ----------------------------

COMPANY
- -------

     NAME:  Buckeye Cellulose Corporation
     -----

     STATE OF INCORPORATION:  Delaware
     -----------------------

     PRINCIPLE EXECUTIVE OFFICE
     --------------------------
     AND PLACE OF BUSINESS:  1001 Tillman Street
     ----------------------
                             Memphis, TN 38108

     OTHER NAMES USED:  None other than product trade names and trademarks.
     -----------------

     JURISDICTIONS WHERE TANGIBLE PERSONAL PROPERTY LOCATED:
     -------------------------------------------------------

           Tennessee
           Georgia
           Switzerland

SUBSIDIARIES
- ------------

CORPORATE SUBSIDIARIES (following Closing):
- ----------------------

1.   NAME:  Buckeye Florida Corporation
     -----

     STATE OF INCORPORATION:  Delaware
     -----------------------

     PRINCIPAL EXECUTIVE OFFICE:  1001 Tillman Street
     ---------------------------
                                  Memphis, TN 28108

     PRINCIPAL PLACE OF BUSINESS:  State Road 30
     ----------------------------
                                   Rt. 3, Box 260
                                   Foley, Florida  32347

     OTHER NAMES USED:  None other than produce trade names and trademarks.
     -----------------

     JURISDICTION WHERE TANGIBLE PERSONAL PROPERTY LOCATED:
     ------------------------------------------------------
     None

     CAPITAL STOCK: 200,000 shares of Class A Common Stock authorized, 112,500 outstanding, and 300,000 shares of Class B Common Stock authorized, 147,412 outstanding before the Initial Closing Date. Following the Initial Closing Date, 100 shares of Class A Common Stock will be outstanding, all of which will be held by the Company.

2.   NAME:  Buckeye Cellulose S.A.
     -----

     JURISDICTION OF INCORPORATION:  Switzerland
     ------------------------------

     PRINCIPAL EXECUTIVE OFFICE:  Route de Frontenex, 62
     ---------------------------
                                  1207 Geneva
                                  Switzerland

     PRINCIPAL PLACE OF BUSINESS:  Same as above.
     ----------------------------

     OTHER NAMES USED:  None.
     -----------------

     JURISDICTION WHERE TANGIBLE PERSONAL PROPERTY LOCATED:
     ------------------------------------------------------
     Switzerland.

     CAPITAL STOCK:  100 shares of common stock issued and outstanding.
     -------------

3.   NAME:  Buckeye Foley Corporation
     -----

     JURISDICTION OF INCORPORATION:  Delaware
     ------------------------------

     PRINCIPAL EXECUTIVE OFFICE:  1001 Tillman Street
     ---------------------------
                                  Memphis, Tennessee

     PRINCIPAL PLACE OF BUSINESS:  1001 Tillman Street
     ----------------------------
                                   Memphis, Tennessee

     OTHER NAMES USED:  None.
     -----------------

     JURISDICTION WHERE TANGIBLE PERSONAL PROPERTY LOCATED:
     ------------------------------------------------------
     None

     CAPITAL STOCK:  100 shares of common stock, all of which will be owned by
     --------------
the Company.

PARTNERSHIP SUBSIDIARY
- ----------------------

     NAME:  Buckeye Florida, Limited Partnership
     -----

     STATE OF ORGANIZATION:  Delaware
     ----------------------

     PRINCIPAL EXECUTIVE OFFICE:  1001 Tillman Street
     ---------------------------
                                  Memphis, TN  28108

     PRINCIPAL PLACE OF BUSINESS:  State Road 30
     ----------------------------

                                         Rt. 3, Box 260
                                         Foley, Florida  32347

     OTHER NAMES USED:  None other than product trade names and trademarks.
     -----------------

     JURISDICTION WHERE TANGIBLE PERSONAL PROPERTY LOCATED:
     ------------------------------------------------------

             Florida
             Georgia

     CAPITAL STRUCTURE: Buckeye Florida Corporation is the sole general partner, with a 50% partnership interest. The Procter & Gamble Cellulose Company is the sole limited partner, with a 50% partnership interest. Following the Initial Closing Date, Buckeye Florida Corporation will be the sole general partner with a 50.5% partnership interest, and Buckeye Foley Corporation will be the sole limited partner with a 49.5% partnership interest.

                                                                 EXHIBIT 7.2.2
                                                                 -------------

                              MATERIAL AGREEMENTS


1. International Purchase Agreement dated November 28, 1995 among the Company and the purchasers listed on the signature pages thereto for the purchase of 8,222,500 shares of common stock of the Company.

2. U.S. Purchase Agreement dated November 28, 1995 among the Company and the purchasers listed on the signature pages thereto for the purchase of 8,222,500 shares of common stock of the Company.

3. Purchase Agreement dated November 28, 1995 among the Company and the purchasers listed on the signature pages thereto for the purchase of $150,000,000 8 1/2% Senior Subordinated Notes due 2005.

4.   Trust Indenture dated as of May 27, 1993 (as supplemented on November 28,
1995) between the Company and Bankers Trust Company, as Trustee, respecting the 10.25% Senior Notes.

5. Financing Agreement dated March 16, 1993 between Buckeye Florida, Limited Partnership and The Procter & Gamble Cellulose Company, which will be terminated on the Initial Closing Date.

6. Class D Senior Secured Note Agreement dated March 16, 1993 between Buckeye Florida, Limited Partnership and The Procter & Gamble Cellulose Company, which will be terminated on the Initial Closing Date.

7. Indenture dated as of November 28, 1995 between the Company and Union Planters National Bank, as Trustee.

8. Pulp Supply Agreement dated as of March 16, 1993 between Buckeye Florida, Limited Partnership and The Procter & Gamble Cellulose Company.

9. Timberlands Agreement dated as of March 16, 1993 between Buckeye Florida, Limited Partnership and The Procter & Gamble Cellulose Company.

10. Timber Purchase Agreement dated as of March 16, 1993 between Buckeye Florida, Limited Partnership and The Procter & Gamble Cellulose Company.

11. Fenholloway River Agreement dated as of March 29, 1995 between the State of Florida Department of Environmental Protection and Buckeye Florida, Limited Partnership.

                                                                     EXHIBIT 7.3
                                                                     -----------

                   FINANCING DEBT, CERTAIN INVESTMENTS, ETC.

1. See Exhibit 6.8.15, which to the extent referred to herein is incorporated herein by reference, respecting Capitalized Leases and the Pledge Agreement for the certificates of deposit, which will remain following the Initial Closing Date.

2. Indebtedness under 10.25% Senior Notes, an undetermined amount of which will remain outstanding following the Initial Closing Date.

3. Indebtedness under the Heller Credit Agreement, none of which is outstanding or will be outstanding following the Initial Closing Date.

4. Indebtedness under the Class D Senior Secured Note Agreement dated March 16, 1992 between Buckeye Florida, Limited Partnership and The Procter & Gamble Cellulose Company, all of which has previously been repaid.

5. $150,000,000 aggregate principal amount Senior Subordinated Notes Due 2005, pursuant to Trust Indenture between the Company and Union Planters National Bank, as Trustee.

6. 10% Class A Secured Notes due March 16, 2000 owed to Procter & Gamble, which will be repaid at the Initial Closing Date.

7. 12% Subordinated Secured Notes due March 16, 2003 in the amount of $75,000,000 owed to Procter & Gamble, which will be repaid at the Initial Closing Date.

8. Three Standby Letters of Credit issued by Heller for workers' compensation, as follows (to be replaced on the Initial Closing Date):

     (a) #5170-01, dated June 25, 1994, in amount of $75,000 for benefit of The Home Insurance Company;
     (b) $5170-02, dated April 1, 1994, in amount of $415,000 for benefit of Home Insurance Company; and
     (c) #5170-03, dated March 20, 1995, in amount of $517,000 for benefit of The Zurich Insurance Company.

9. Stockholders Agreements among the Company and certain stockholders, and Buckeye Florida Corporation and certain of its stockholders, require repurchase of certain stockholders' shares upon death or permanent disability; the repurchase obligations will be terminated at the Initial Closing.

10.  Letter of Intent respecting acquisition of assets of Peter Temming AG.

                                                                    EXHIBIT 7.14
                                                                    ------------

                             ENVIRONMENTAL MATTERS

1. Although presently in compliance in material respects with Environmental Laws, the effectiveness of the proposed reclassification of the Fenholloway River, into which the Foley, Florida plant discharges waste water, will require significant expenditures in order for Buckeye Florida to remain in compliance. Additionally, the adoption by the United States Environmental Protection Agency of certain proposed rules addresses the emission of certain "hazardous air pollutants" and waste water discharges by the pulp and paper industry may require further expenditures in order for the Company and Subsidiaries to remain in compliance.

2. The Company is aware that The Procter & Gamble Cellulose Company has been named a potentially responsible party with respect to certain disposal sites associated with operations of the Foley, Florida plant, prior to its acquisition by Buckeye Florida, Limited Partnership. The Procter & Gamble Cellulose Company retained all liability and has agreed to indemnify the Company and Buckeye Florida, Limited Partnership, respecting such potential liability.

3. The Foley Plant has been the subject of certain additional environmental and public health assessments, including a study being conducted by the federal agency for Toxic Substance and Disease Registry ("ATSDR"). ATSDR advised the Company in early 1993 of its interest in conducting a public health assessment at the Foley Plant. In the Spring of 1994, ATSDR orally informed the Company that its investigation had not identified any significant concerns related to the Foley Plant or ground water conditions. To date, ATSDR has not issued any reports.

4. A number of lawsuits are currently pending alleging that historical hazardous substance releases associated with the Foley Plant have adversely affected ground water and property values and could adversely affect public health. The Company believes that these lawsuits are without merit.

5. The Foley Plant is on the EPA CERCLIS list of potential hazardous substance release sites prepared pursuant to CERCLA. The EPA conducted a site investigation in early 1995. The Company considers it unlikely that the Foley Plant will be listed on the CERCLA list.

                                                            EXHIBIT 7.15
                                                            ------------

                    MULTIEMPLOYER AND DEFINED BENEFIT PLANS

Neither the Company nor any Subsidiary maintains any multi-employer plan or defined benefit plan as such terms are defined in ERISA.

                                                                   EXHIBIT 9.9
                                                                   -----------



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------



                         [COMPANY OR SUBSIDIARY NAME]

                               PLEDGE AGREEMENT


                  Dated as of ___________________ ____, 1995



                      FLEET BANK OF MASSACHUSETTS, N.A.,
                                   as Agent



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                          Table of Contents                              PAGE
1.   Background; Definitions. .........................................................   -1-
        1.1.  Background...............................................................   -1-
        1.2.  Reference to Credit Agreement; Definitions...............................   -1-

2.   Pledge............................................................................   -1-
        2.1.  Credit Security..........................................................   -1-
        2.2.  Representations, Warranties and Covenants with Respect to Pledged Stock..   -2-
              2.2.1.    Pledged Stock..................................................   -2-
              2.2.2.    No Liens.......................................................   -2-
              2.2.3.    Perfection of Pledged Stock....................................   -2-
        2.3.  Administration of Pledged Stock..........................................   -2-
              2.3.1.    Distributions..................................................   -2-
              2.3.2.    Voting.........................................................   -3-
              2.3.3.    Custody of Pledged Stock.......................................   -3-
        2.4.  Modifications to Pledged Stock...........................................   -3-
        2.5.  Right to Realize upon Pledged Stock......................................   -3-
              2.5.1.    Marshaling.....................................................   -4-
              2.5.2.    Sales of Pledged Stock.........................................   -4-
              2.5.3.    Sale without Registration......................................   -4-
              2.5.4.    Application of Proceeds........................................   -5-
              2.5.5.    Contractual Restrictions.......................................   -6-

3.   Continuing Agreement, etc.........................................................   -6-

4.   Waivers; Powers, etc..............................................................   -6-
        4.1.  Specific Performance.....................................................   -6-
        4.2.  Power to Modify, etc.....................................................   -6-

5.   Successors and Assigns............................................................   -7-

6.   Notices...........................................................................   -7-

7.   Defeasance........................................................................   -7-

8.   Venue; Service of Process.........................................................   -8-

9.   WAIVER OF JURY TRIAL..............................................................   -8-

10.  General...........................................................................   -9-

                         [COMPANY OR SUBSIDIARY NAME]


                               PLEDGE AGREEMENT


     This Agreement, dated as of _____________ ___, 1995, is between [COMPANY OR SUBSIDIARY NAME], a [Jurisdiction of Organization] corporation, and FLEET BANK OF MASSACHUSETTS, N.A., as agent (the "Agent") for itself and the other Lenders under the Credit Agreement (as defined below). The parties agree as follows:

1.   Background; Definitions.

     1.1. Background. The Lenders (as defined in the Credit Agreement) are providing loans and letters of credit to Buckeye Cellulose Corporation (the "Company") under the Credit Agreement (as defined below). [(name of foreign subsidiary) is a Wholly Owned Subsidiary of the Company.] This Agreement creates the pledge by [the Company or the Subsidiary] of 66% of its stock of [name of Wholly Owned Subsidiary, the stock of which is being pledged] under the Laws of [Country] to secure the repayment of the Credit Obligations.

     1.2. Reference to Credit Agreement; Definitions. Reference is made to the Credit Agreement dated as of November 28, 1995, as amended and as from time to time in effect (the "Credit Agreement"), among Buckeye Cellulose Corporation, a Delaware corporation (the "Company"), certain of its subsidiaries from time to time party thereto, the Lenders (as defined therein) and the Agent. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Agreement, (b) references to a particular Section shall include all subsections thereof and (c) the word "including" shall be construed as "including without limitation". Capitalized terms defined in the Credit Agreement are used herein with the meanings so defined.

2.   Pledge.

     2.1. Credit Security. As security for the payment and performance of the Credit Obligations, the [Company or Subsidiary] mortgages, pledges and collaterally grants and assigns to the Agent for the benefit of the Lenders and the holders from time to time of any Credit Obligation, and creates a security interest in favor of the Agent for the benefit of the Lenders and such holders in, (a) 66% of its right, title and interest in and to (but none of its obligations or liabilities with respect to) the shares of capital stock of [name of subsidiary] and (b) all options, warrants and similar rights to acquire up to 66% of such capital stock, together with the proceeds thereof, dividends or distributions thereon (subject to Section 2.3.1); provided, however, that the aggregate amount of stock and other interests and rights pledged hereunder shall at no time exceed 66% of the aggregate outstanding capital stock, stock equivalents, and rights and interests to acquire, or convertible into, capital stock of [name of subsidiary]. All such capital stock, options, warrants and other rights are collectively referred to as the "Pledged Stock".

     2.2.  Representations, Warranties and Covenants with Respect to
Pledged Stock. The [Company or Subsidiary] represents, warrants and covenants that:

           2.2.1. Pledged Stock. All shares of capital stock and similar securities included in the Pledged Stock are and shall be at all times duly authorized, validly issued, fully paid and nonassessable. The [Company or Subsidiary] will deliver to the Agent certificates representing the Pledged Stock (to the extent it has not previously done so), registered, if the Agent so requests, in the name of the Agent or its nominee, as pledgee, or accompanied by a stock transfer power executed in blank and, if the Agent so requests, with the signature guaranteed, all in form and substance satisfactory to the Agent. Pledged Stock that is not evidenced by a certificate will be registered in the Agent's name as pledgee on the issuer's records, all in form and substance satisfactory to the Agent. The Agent may at any time transfer into its name or the name of its nominee, as pledgee, any Pledged Stock.

           2.2.2. No Liens. All Pledged Stock shall be free and clear of any Liens and restrictions on the transfer thereof except for (a) restrictions on transfer of the Pledged Stock imposed by state, federal or other applicable securities laws and (b) Liens created hereby. The [Company or Subsidiary] will not pledge or create or permit to exist any security interest in any Pledged Stock except for the Liens created hereby. None of the Pledged Stock is subject to any options to purchase or similar rights of any Person.

           2.2.3. Perfection of Pledged Stock. Upon the Agent's written request from time to time, the [Company or Subsidiary] will make, execute and deliver all such instruments and documents, including appropriate financing statements, transfer powers and notices, and take all such action as the Agent may deem necessary or advisable to carry out the intent and purposes of this Agreement and the Credit Documents or for assuring and confirming to the Lenders the pledge and security interests in the Pledged Stock created hereby.

     2.3. Administration of Pledged Stock. The Pledged Stock shall be administered as follows, and if an Event of Default shall have occurred, Section
2.5 shall also apply.

           2.3.1.  Distributions.

                   (a) To the extent permitted by the Credit Agreement, unless an Event of Default shall occur, the [Company or Subsidiary] shall be entitled to receive all Distributions paid on the Pledged Stock. All other Distributions made or paid on the Pledged Stock will be retained by the Agent (or if received by the [Company or Subsidiary] shall be held by the [Company or Subsidiary] and shall be forthwith paid by it to the Agent in the original form received, endorsed in blank) as a part of the Pledged Stock.

                   (b) If an Event of Default shall occur, all Distributions and other payments with respect to the Pledged Stock shall be retained by the Agent (or if received by the [Company or Subsidiary] shall be held by the [Company or Subsidiary] and shall be forthwith paid by it to the Agent in the original form received, endorsed in blank) as part of the Pledged Stock or applied by the Agent to the payment of the Credit Obligations in accordance with Section 2.5.4.

           2.3.2.  Voting.

                   (a) Until an Event of Default shall occur, the [Company or Subsidiary] shall be entitled to vote or consent with respect to the Pledged Stock in any manner that would not cause a violation of the terms of any Credit Document, and the Agent will, if so requested, execute appropriate revocable proxies therefor.

                   (b) If an Event of Default shall occur, and if and to the extent that the Agent shall so notify the [Company or Subsidiary] in writing, only the Agent shall be entitled to vote or consent or take any other action with respect to the Pledged Stock (and the [Company or Subsidiary] will, if so requested, execute or cause to be executed appropriate proxies therefor).

           2.3.3. Custody of Pledged Stock. The Agent will use reasonable care in the custody and physical preservation of any Pledged Stock in its possession. Except as set forth in the immediately preceding sentence, and except as provided by applicable law that cannot be waived, the Agent will have no duty with respect to the custody and protection of the Pledged Stock, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties. The Lenders will not be liable or responsible for any loss or damage to any Pledged Stock, or for any diminution in the value thereof, by reason of the act or omission of any agent selected by the Agent, except when the Agent has acted with gross negligence or willful misconduct in the selection of such agent.

     2.4. Modifications to Pledged Stock. Except with the prior written consent of the Agent, the [Company or Subsidiary] shall not amend or modify, or waive any of its rights under or with respect to the Pledged Stock (other than stock splits and stock dividends) if the effect of such amendment, modification or waiver would be materially to reduce the amount of such item, or to waive or impair any remedies of the [Company or Subsidiary] or the Lenders under or with respect to the Pledged Stock.

     2.5. Right to Realize upon Pledged Stock. Except to the extent prohibited by applicable law that cannot be waived, this Section 2.5 shall govern the Lenders' and the Agent's right to realize upon the Pledged Stock if any Event of Default shall have occurred. The provisions of this Section 2.5 are in addition to any rights and remedies available at law or in equity and in addition to the provisions of any other Credit Document. In the case of a conflict between this
Section 2.5 and any other Credit Document, this Section 2.5 shall govern.

           2.5.1. Marshaling. The Lenders and the Agent shall not be required to make any demand upon, accelerate, or pursue or exhaust any of their rights or remedies against the [Company or Subsidiary], any other Obligor or any other Person with respect to the payment of the Credit Obligations, or to pursue or exhaust any of its rights or remedies with respect to any of the collateral therefor or any direct or indirect guarantee thereof. The Lenders and the Agent shall not be required to marshal the Pledged Stock, or any guarantee of the Credit Obligations or to resort to the Pledged Stock, or any such guarantee in any particular order, and all of their rights hereunder shall be cumulative. Without limiting the generality of the foregoing, the [Company or Subsidiary] agrees that it will not invoke or raise as a defense to any enforcement by the Agent or any other Lender of its rights and remedies relating to the Credit Obligations any legal or contractual requirement with which the Agent or any other Lender may have in good faith failed to comply, the consequence of which defense would prevent or materially delay or otherwise impede the enforcement of the Agent's or the Lenders' rights under this Agreement and hereby waives the same. In addition, the [Company or Subsidiary] waives any right to prior notice (except to the extent expressly required by this Agreement) or judicial hearing in connection with foreclosure on or disposition of any Pledged Stock, including any such right which the [Company or Subsidiary] would otherwise have under the Constitution of the United States of America, any state or territory thereof or any other jurisdiction.

           2.5.2. Sales of Pledged Stock. Any Pledged Stock may be sold for cash or other value in any number of lots at any commercially reasonable public or private sale, without demand, advertisement or notice; provided, however, that the Agent shall give the [Company or Subsidiary] 10 days' prior written notice of the time and place of any public sale, or the time after which a private sale or a sale on a recognized market may be made, which notice the [Company or Subsidiary] and the Lenders agree to be reasonable. At any sale of Pledged Stock (except to the extent prohibited by applicable law that cannot be waived) the Agent or any of the Lenders or any of its or their respective officers acting on its or their behalf, or their assigns, may bid for and purchase all or any part of the property and rights so sold and upon compliance with the terms of such sale may hold and dispose of such property and rights without further accountability to the [Company or Subsidiary], except for the proceeds of such sale pursuant to Section 2.5.4. The [Company or Subsidiary] acknowledges that any such sale will be made by the Agent on an "as is" basis with disclaimers of all warranties, whether express or implied, to the extent permitted by applicable law. The Company will execute and deliver or cause to be executed and delivered such instruments, documents, assignments, waivers, certificates and affidavits, will supply or cause to be supplied such further information and will take such further action as the Agent shall require in connection with any such sale.

           2.5.3. Sale without Registration. If, at any time when the Agent shall determine to exercise its rights hereunder to sell all or part of the securities included in the Pledged Stock, the securities in question shall not be effectively registered under the Securities Act (or other applicable law), the Agent may, in its sole discretion, sell such securities by private or other sale not requiring such registration in such manner and in such circumstances as the Agent may deem necessary or advisable in order that such sale may be effected in a commercially reasonable manner in compliance with applicable securities laws without such registration and without the related delays, expense and uncertainty. Without limiting the generality of the foregoing, in any event the Agent may, in its sole discretion, (a) approach and negotiate with one or more possible purchasers to effect such sale, (b) restrict such sale to one or more purchasers each of whom will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such securities and (c) cause to be placed on certificates representing the securities in question a legend to the effect that such securities have not been registered under the Securities Act (or other applicable law) and may not be disposed of in violation of the provisions thereof. The [Company or Subsidiary] agrees that such manner of disposition is commercially reasonable, that it will upon the Agent's request give any such purchaser access to such information regarding the issuer of the securities in question as the Agent may reasonably request and that neither the Agent nor any of the Lenders shall incur any responsibility for selling all or part of the securities included in the Pledged Stock at any private or other sale not requiring such registration, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration under the Securities Act (or other applicable law) or until made in compliance with certain other rules or exemptions from the registration provisions under the Securities Act (or other applicable law). The [Company or Subsidiary] acknowledges that no adequate remedy at law exists for breach by it of this Section 2.5.3 and that such breach would not be adequately compensable in damages and therefore agrees that this
     Section 2.5.3 may be specifically enforced.

          2.5.4. Application of Proceeds. The proceeds of all sales and collections in respect of any Pledged Stock and all funds collected from the [Company or Subsidiary], the application of which is not otherwise specifically provided for herein, shall be applied as follows:

               First, to the payment of the costs and expenses of such sales and collections, the reasonable expenses of the Agent and the reasonable fees and expenses of its special counsel;

               Second, any surplus then remaining to the payment of the Credit Obligations in such order and manner as the Agent may in its sole discretion determine; provided, however, that any such payment shall be pro rata in accordance with (a) the relative Percentage Interests of the Lenders and (b) the relative amounts of the Loan and the payments due to the Lenders under Interest Rate Protection Agreements having an aggregate notional amount not exceeding the Maximum Amount of Revolving Credit and the Letter of Credit Exposure as from time to time in effect; and

               Third, any surplus then remaining shall be paid to the [Company or Subsidiary] subject, however, to the rights of the holder of any then existing Lien of which the Agent has actual notice.


          2.5.5. Contractual Restrictions. To the extent that the Pledged Stock includes investments in a party to an agreement, lease, franchise or other instrument which prohibits assignments by or changes in control of the parties thereto, then, notwithstanding anything else herein to the contrary, no action shall be taken by the Agent with respect to such items until the required consent to or approval of such action by the other parties thereto has been obtained. The [Company or Subsidiary] covenants that upon the Agent's request, it will file such applications and take such other action as the Agent may request to obtain consent or approval to any action contemplated by this Agreement and to give effect to the security interests created by the Credit Documents.

3. Continuing Agreement, etc. This Agreement shall be a continuing agreement, shall be irrevocable and shall remain in full force and effect until the indefeasible payment in full of the Credit Obligations then outstanding in accordance with the terms thereof at a time when the Lenders' obligations to extend credit under all Credit Documents shall have been irrevocably terminated (other than indemnity and similar provisions of the Credit Documents that expressly survive the termination of such documents). No action which the [Company or Subsidiary] may take or refrain from taking shall affect the provisions of this Agreement or the obligations of the [Company or Subsidiary] hereunder. No right of the Lenders or any present or future holder of any of the Credit Obligations shall at any time be prejudiced or impaired by any act or failure to act on the part of the [Company or Subsidiary], or by any noncompliance by the [Company or Subsidiary] with the terms of this Agreement, regardless of any knowledge thereof which any Lender, the Agent or any such holder may have or otherwise be charged with.

4. Waivers; Powers, etc.

     4.1. Specific Performance. The Agent is authorized to demand specific performance of this Agreement at any time when the [Company or Subsidiary] shall have failed to comply with any provision hereof, and it irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Lenders.

     4.2. Power to Modify, etc. Except to the extent prohibited by the provisions of applicable law that cannot be waived, the [Company or Subsidiary] grants the Agent and the Lenders full power, in their sole discretion:

          4.2.1. To waive compliance with any Default under, and to consent to any amendment or change or any terms of, the Credit Agreement, any other Credit Document, the Pledged Stock, the Credit Obligations or any Guarantee thereof (each as from time to time in effect);

          4.2.2. To grant one or more extensions or renewals of the Credit Obligations (for any period, no matter how long), and any other indulgence with respect thereto and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Company in respect of the Credit Obligations, whether or not rights against the [Company or Subsidiary] under this Agreement are reserved in connection therewith;

          4.2.3. To take security in any form for the Credit Obligations and to consent to the addition to or the substitution, exchange, release, failure to perfect or any other disposition of, and to deal in any other manner with, to the extent permitted by applicable law that cannot be waived, all or part of any property which may from time to time secure the Credit Obligations whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future Guarantees of the Credit Obligations and to proceed against any of the Pledged Stock or such Guarantees in any order;

          4.2.4. To extend credit under the Credit Agreement or any other Credit Document, or otherwise, in such amount as the Lenders may determine, whether for a greater or lesser amount than is presently in effect, even though the financial condition of the Company and its Subsidiaries may have deteriorated since the date hereof; and

          4.2.5. To collect or liquidate any of the Credit Obligations or the Pledged Stock in any manner or to refrain from collecting or liquidating any of the Credit Obligations or the Pledged Stock.

5. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of the Lenders and their successors and assigns and shall be binding upon the [Company or Subsidiary] and its respective successors and assigns.

6. Notices. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy (confirmed by telephone or writing) or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback) or (b) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

     If to the [Company or Subsidiary], to it at the address set forth on the signature page hereof.

     If to the Agent or any other Lender, to it at its address set forth on the signature page of the Credit Agreement, with a copy to the Agent.

7. Defeasance. When all Credit Obligations have been paid, performed and reasonably determined by the Lenders to have been indefeasibly discharged in full, and if at the time no Lender continues to be committed to extend any credit to the Company under the Credit Agreement or under any other Credit Document, this Agreement shall terminate and, at the written request of the [Company or Subsidiary] accompanied by such certificates and opinions as the Agent shall reasonably deem necessary, the Pledged Stock shall revert to the [Company or Subsidiary], and all right, title and interest of the Lenders therein shall terminate. Thereupon, on the [Company's or Subsidiary's] demand and at its cost and expense, the Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement, and shall redeliver to the [Company or Subsidiary], as the case may be, any Pledged Stock then in its possession; provided, however, that Sections 2.2.4, 9 and 10 shall survive the termination of this Agreement.

8. Venue; Service of Process. The [Company or Subsidiary], by its execution hereof:

                (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, the Credit Agreement, or any other Credit Document or the subject matter hereof or thereof brought by the Agent, or its successors or assigns; and

                (b) Waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement, the Credit Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

The [Company or Subsidiary] hereby consents to service of process in any such proceeding in any manner permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 6 is reasonably calculated to give actual notice.

9. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE [COMPANY OR SUBSIDIARY] AND THE AGENT HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND OR ACTION ARISING OUT OF THIS AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE AGENT OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. The [Company or Subsidiary] acknowledges that it has been informed by the Agent that the provisions of this Section 9 constitute a material inducement upon which each of the Lenders has relied, is relying and will rely in entering into this Agreement, the Credit Agreement and any other Credit Document, and that it has reviewed the provisions of this Section 9 with its counsel. The Agent or the [Company or Subsidiary] may file an original counterpart or a copy of this
Section 9 with any court as written evidence of the consent of the Agent or the Company to the waiver of their rights to trial by jury.

10. General. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This Agreement and the other Credit Documents referred to herein or in the Credit Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the Commonwealth of Massachusetts.

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.


                                  [COMPANY OR SUBSIDIARY]



                                  By
                                     -----------------------------------
                                     Title:




                                  [Address]
                                  Telecopy:




                                  FLEET BANK OF MASSACHUSETTS, N.A.,
                                   as Agent under the Credit Agreement



                                  By
                                     -----------------------------------
                                     Title:

                                                                  EXHIBIT 11.1
                                                                  ------------


                      REVOLVING LOAN PERCENTAGE INTERESTS



     The Percentage Interest of each Lender in the Loan and Letters of Credit, and the related Commitments, shall be computed based on the maximum principal amount for each Lender in the Maximum Amount of Credit set forth below.

     Lender                                    Maximum Principal Amount
     ------                                    ------------------------
Fleet Bank of Massachusetts, N.A.                    $ 35,000,000
SunTrust Bank, Central Florida N.A.                  $ 30,000,000
Dresdner Bank AG
  Chicago and Grand Cayman Branches                  $ 17,500,000
Wachovia Bank of Georgia, N.A.                       $ 17,500,000
First Union National Bank of North Carolina          $ 15,000,000
First Tennessee Bank National Association            $ 10,000,000
First American National Bank                         $ 10,000,000
                                                     ------------


     TOTAL                                           $135,000,000

                                EXHIBIT 12.1.1
                                --------------

                           ASSIGNMENT AND ACCEPTANCE

                            [Assignor's Letterhead]

     [Date]

[Name and Address of Assignee]

     Re:  Buckeye Cellulose Corporation
          -----------------------------

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of November 28, 1995, as in effect from time to time (the "Credit Agreement"), among Buckeye Cellulose Corporation (the "Company"), its Subsidiaries from time to time party thereto and certain lenders (the "Lenders"), including Fleet Bank of Massachusetts, N.A., as Agent for the Lenders (the "Agent") and SunTrust Bank, Central Florida N.A. as co-agent for itself and the other Lenders. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     For valuable consideration, the receipt of which is hereby acknowledged, the undersigned (the "Assignor") hereby agrees with you (the "Assignee") as follows:

     1. Assignment and Assumption. Pursuant to Section 12.1 of the Credit Agreement, as of ________________ (the "Effective Date"), the Assignor hereby assigns to the Assignee the following:

[All or a portion of the Assignor's interests, rights and obligations under the Credit Agreement and other Credit Documents, subject to the provisions and limitations set forth in the Credit Agreement.]

The foregoing assignment is made together with the concomitant proportionate amounts of the Assignor's other rights and obligations as a Lender under the Credit Agreement and the other Lender Agreements, and the Assignee hereby assumes such rights and obligations completely. As of the Effective Date, the Assignor shall have the interests in the Credit Obligations and under the Credit Agreement as set forth on Schedule A hereto.

     2. Representations and Warranties of the Assignor. The Assignor hereby represents and warrants that the Assignor owns that portion of the rights and obligations under the Credit Agreement assigned hereunder legally and beneficially, free and clear of any adverse claim.

Except as to the representations and warranties set forth in this Section 2, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto. The Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Subsidiaries or the performance or observance by the Company or any of its Subsidiaries of any of its obligations under the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto.

     3. Representations and Warranties of the Assignee. The Assignee hereby-represents and warrants that:

           3.1.  The Assignee is a commercial bank or financial institution.

           3.2. The Assignee has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.2 or Section 6.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance.

           3.3. The Assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this agreement.

           3.4. The Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

           3.5. The Assignee will perform in accordance with the terms of the Credit Agreement all the obligations which are required to be performed by it as a Lender.

     4. Party to the Credit Agreement, etc. Upon the execution and delivery of this Agreement by the parties hereto (including, without limitation, the Company and Agent), the Assignee shall become party to the Credit Agreement as a signatory thereto. Notwithstanding the five Banking Day execution and delivery requirement set forth in Section 12.1.4 of the Credit Agreement, the parties hereto (including, without limitation, the Company and Agent) agree that as of the Effective Date, the Assignee shall have all the rights and obligations of a Lender under the Credit Agreement and the other Lender Agreements, including without limitation, as set forth on Schedule B (including interest accrued thereon from and after the Effective Date). As of the Effective Date, the Assignor shall, to the extent provided in such assignment, be released from its obligations under the Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Credit Agreement, such Lender shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 3.2.4, 3.7, 3.8, 3.9, 3.10 and 10 of the Credit Agreement, as well as to any fees accrued for its account hereunder and not yet paid). Pursuant to Section 12.1 of the Credit Agreement, the Agent and the Company by their execution hereof waive compliance with the five Banking Day execution and delivery requirement described above.

     5. Notices. All notices and other communications required to be given or made to the Assignee under this Agreement or the Credit Agreement shall be given or made at the address of the Assignee set forth on the first page hereof or at such other address as the Assignee shall have specified to the Assignor, the Agent and the Company in writing.

     6. Expenses. The Assignee shall pay its own expenses but not the expenses of the Assignor in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby. The Assignee shall be responsible for paying to the Agent the fee called for pursuant to Sections 12.1.1 and 12.1.4 of the Credit Agreement.

     7. Further Assurances. The parties hereto hereby agree to execute and deliver such other instruments and documents and to take such other actions as any party hereto may reasonably request in connection with the transactions contemplated by this Agreement.

     8. General. This Agreement and the Credit Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE COMMONWEALTH OF MASSACHUSETTS.

      If the foregoing corresponds with your understanding of our agreement, please sign this letter and the accompanying copies thereof in the appropriate space below and return copies to the undersigned, the Company and the Agent, whereupon this letter shall become a binding agreement between you and the undersigned.

                                         [ASSIGNOR]

                                         By
                                           --------------------------
                                           Title:

The foregoing is hereby accepted:

[ASSIGNEE]

By
  --------------------------------
  Title:

The foregoing is hereby approved:

BUCKEYE CELLULOSE CORPORATION

By
  --------------------------------
  Title:

FLEET BANK OF MASSACHUSETTS, N.A.,
  as Agent

By
  --------------------------------
  Title:

                                                                      Schedule A
                                                                      ----------

     [Rights and obligations of Assignor on and after the Effective Date after giving effect to the other assignments being made on the Effective Date.]

                                                                      Schedule B
                                                                      ----------


     [Rights and obligations of Assignee on and after the Effective Date after giving effect to the other assignments being made on the Assignment Date.]